Filed Pursuant to Rule 424(b)(3)
Registration No.  333-138911

ITRONICS INC.

75,000,000 SHARES OF

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 75,000,000 shares of our common stock, par value $.001 per share, issuable upon conversion of secured convertible notes acquired by the selling stockholders in our July 15, 2005, our July 31, 2006, our November 3, 2006, our January 11, 2007, and our March 7, 2007 private offerings. The secured convertible notes are convertible into our common stock at the lower of $0.10 or at a discount of 45% to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed to be underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 15(d) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ITRO". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 25, 2007, was $0.0151.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2007.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Itronics Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements”. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

•	the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business;

•	economic and market conditions;

•	the performance of our targeted markets;

•	changes in business relationships with our major customers;

•	competitive product and pricing pressures; and

•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.

Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this will in fact transpire.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

In this prospectus, “we”, “us” and “our”, refer to Itronics Inc., unless the context otherwise requires. Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending December 31st.

ITRONICS INC.

We are the inventor and developer of the "Beneficial Use Photochemical, Silver, and Water Recycling" technology that produces environmentally beneficial GOLD'n GRO fertilizers and silver bullion.

We are a process technology company that has developed what we believe is a unique technology for photochemical recycling. We, through our subsidiary, Itronics Metallurgical, Inc., are able to extract more than 99% of the silver and virtually all of the other toxic heavy metals from used photoliquids. We then use this “Beneficial Use Photochemical, Silver and Water Recycling” technology to produce environmentally beneficial chelated multinutrient liquid fertilizer products sold under the trademark GOLD’n GRO, animal repellant/fertilizer products to be sold under the trademark GOLD’n GRO Guardian, and silver bullion. We also provide project planning and implementation services to the mining industry.

For the years ended December 31, 2006 and 2005, we generated net revenues in the amount of $1,884,412 and $1,360,987 and net losses of $3,809,885 and $4,906,612, respectively. For the three months ended March 31, 2007, we generated net revenues in the amount of $536,187 and a net loss of $468,365. As a result of recurring losses from operations and an accumulated deficit of $31,661,456 as of December 31, 2006, our Independent Registered Public Accounting Firm, in their report dated April 11, 2007, have expressed substantial doubt about our ability to continue as a going concern.

On July 15, 2005, we consummated a private offering of $3,250,000 principal amount of 3-year secured convertible notes (the “2005 Convertible Notes”). The 2005 Convertible Notes bear an interest rate of 8% at maturity and are convertible into shares of our common stock, at the holder' option, at the lower of (i) $0.10 or (ii) 55% of the average of the three (3) lowest intraday trading prices for the common stock on a principal market for the twenty (20) trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares of common stock into which the Convertible Notes may be converted.

In connection with the 2005 Convertible Notes offering, we issued to those participating institutional investors five (5) year warrants to purchase an additional 3,000,000 shares of our common stock (the “2005 Convertible Note Warrants”) at an exercise price of $0.15 per warrant share. The holders of the 2005 Convertible Note Warrants contractually agreed to restrict their ability to convert or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the offering, we issued 5-year warrants to the selling agent to acquire 240,000 shares of our common stock at $0.15 per share to which the selling agent received gross fees of $260,000, representing 8% of the total gross proceeds received by the Company.

We registered the resale of 50,000,000 common shares of the shares underlying the 2005 Convertible Notes on a registration statement on SEC Form SB-2, which was declared effective by the SEC on February 14, 2006.

On July 31, 2006 and on November 3, 2006, we consummated private offerings of $500,000 (each, for a total of $1,000,000) principal amount 3-year Convertible Notes (the “2006 Convertible Notes”), with the holders of our 2005 Convertible Notes. The 2006 Convertible Notes bear an interest rate of 6% at maturity and are convertible, at the holder’s option, into shares of our common stock at the lower of: (i) $0.10 or (ii) 55% of the average of the three (3) three lowest intraday trading prices for the common stock on a principal market for the twenty (20) trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted.

In connection with the “2006 Convertible Notes” offering, we issued to the participating institutional investors seven (7) year warrants to purchase an additional 20,000,000 shares of our common stock on July 31, 2006 and an additional 20,000,000 shares of our common stock on November 3, 2006 (the “2006 Convertible Note Warrants”) at an exercise price of $.05 per warrant share for the July 31, 2006 Convertible Notes and $0.04 per warrant share for the November 3, 2006 Convertible Notes. The holders of the 2006 Convertible Note Warrants contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On August 28, 2006, we entered into a letter agreement with the holders of the 2005 Convertible Notes amending their registration rights agreements, whereby the Company was not required to register any shares of common stock issuable upon exercise of any of the warrants.

In connection with the 2006 Convertible Notes offering, the selling agent received gross fees of $60,000, representing 6% of the total gross proceeds received by the Company, as consideration for services performed in connection with the issuance of the 2006 Convertible Notes.

We registered the resale of 75,000,000 common shares of the shares underlying the 2005 and 2006 Convertible Notes on a registration statement on SEC Form SB-2, which was declared effective by the SEC on October 25, 2006.

On January 11, 2007 and on March 7, 2007, we consummated private offerings of $500,000 (each, for a total of $1,000,000) principal amount 3-year Convertible Notes (the “2007 Convertible Notes”), with the holders of our 2005 and 2006 Convertible Notes. The 2007 Convertible Notes bear an interest rate of 6% at maturity and are convertible, at the holder’s option, into shares of our common stock at the lower of: (i) $0.10 or (ii) 55% of the average of the three (3) three lowest intraday trading prices for the common stock on a principal market for the twenty (20) trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted.

In connection with the “2007 Convertible Notes” offering, we issued to the participating institutional investors seven (7) year warrants to purchase an additional 20,000,000 of our common stock on January 11, 2007 and an additional 20,000,000 shares of our common stock on March 7, 2007 (the “2007 Convertible Note Warrants”) at an exercise price of $.01 per warrant share for the January 11, 2007 Convertible Notes and $0.01 per warrant share for the March 7, 2007 Convertible Notes. The holders of the 2007 Convertible Note Warrants contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the 2007 Convertible Notes offering, the selling agent received gross fees of $60,000, representing 6% of the total gross proceeds received by the Company, as consideration for services performed in connection with the issuance of the 2007 Convertible Notes.

As of May 30, 2007, the average of the three (3) lowest intraday trading prices for our common stock during the preceding twenty (20) trading days as reported on the OTC:BB was $0.017 and, therefore, the conversion price for the secured convertible notes would be $0.00935. Based on this conversion price, the balance of the 2005, 2006, and 2007 Convertible Notes in the principal amount of $3,874,809, excluding interest, was convertible into 414,418,070 shares of our common stock.

Our principal offices are located at 6490 S. McCarran Blvd., Bldg C-23, Reno, Nevada 89509, and our telephone number is (775) 689-7696. We are a Texas corporation.

THE OFFERING

Common stock offered by selling stockholders	Up to 75,000,000 shares (1)

Common stock to be outstanding after the offering	Up to 450,416,231 shares (2)

Use of proceeds
We will not receive any proceeds from the sale   of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. In addition, we have received gross   proceeds of $5,250,000 from the sale of the secured convertible notes. The proceeds received   from the sale of the secured convertible notes   will be used for business development   purposes, working capital needs, pre-payment   of interest, payment of consulting and legal fees   and purchasing inventory.

Over-The-Counter Bulletin Board Symbol	ITRO

(1) This prospectus covers the resale by the selling stockholders named in this prospectus of up to 75,000,000 shares of our common stock, par value $.001 per share, issuable upon conversion of secured convertible notes acquired by the selling stockholders in our July 15, 2005, our July 31, 2006, our November 3, 2006, our January 11, 2007, and our March 7, 2007 private offerings (including a good faith   estimate of the shares underlying secured   convertible notes to account for market   fluctuations and antidilution protection   adjustments, respectively). The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or a negotiated prices. Please see “Plan of Distribution” in the prospectus for a detailed explanation of how the shares of common stock may be sold.

(2) The above information regarding common stock to be outstanding after the offering is based on 375,416,231 shares of common stock outstanding as of May 30 ,2007 and assumes the subsequent conversion of our issued secured convertible notes by the selling stockholders but no exercise of an aggregate of 83,500,001 outstanding warrants.

This prospectus contains our trademarks, tradenames, and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business :

We Have a History Of Losses Which May Continue, and May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $3,809,885 and $4,906,612 for the years ended December 31, 2006 and 2005, respectively. For the three months ended March 31, 2007, we incurred a net loss of $468,365. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We Anticipate That the Proceeds From Our March 2007 Private Placement Could Be Spent By as Early as June 2007.  If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed. In Addition, Section 4e of the 2005, 2006, and 2007 Securities Purchase Agreements Contains Certain Restrictions and Limitations on Our Ability to Seek Additional Financing. If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution .

We anticipate that the proceeds from our March 2007 private placement will be spent by as early as June 2007. Accordingly, we will require additional funds to sustain and expand our sales and marketing activities. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Without the prior written consent of a majority-in-interest of the investors for a period ending on the later of (i) 270 days from the closing date, or (ii) 180 days from the date that this registration statement is declared effective by the SEC, Section 4e of our 2005, 2006, and 2007 Securities Purchase Agreements limits our ability to seek additional financing, including negotiating or contracting with any party to obtain additional equity financing (including debt financing with an equity component) which involves the following:

•	the issuance of shares of our common stock at a discount to the market price on the date of issuance;

•	the issuance of convertible securities that are convertible into an indeterminate number of shares of our common stock; or

•	the issuance of warrants to purchase shares of our common stock.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, or if a majority-in-interest of the investors under our 2005, 2006, and 2007 Securities Purchase Agreements will provide their prior written consent for us to engage in additional financing involving the issuance of our securities as set forth above. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Stated There is Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated April 11, 2007 on our financial statements as of and for the year ended December 31, 2006, our independent registered public accounting firm stated that our recurring losses from operations and our accumulated deficit as of December 31, 2006 raised substantial doubt about our ability to continue as a going concern. Since December 31, 2006, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Fertilizer Sales Are Dependent Upon Our Contract With Western Farm Service, Inc., Which Accounted for $1,239,354 or 95% of 2006 Fertilizer Sales. The Loss of This Contract Could Cause Us to Cease Operations.

In March 1998 we signed a definitive licensing, manufacturing, and distribution agreement with Western Farm Service, Inc. (WFS), a wholly owned subsidiary of Agrium, Inc. (a NYSE company) to market our GOLD’n GRO fertilizer products. The five-year agreement, with optional five-year renewal periods, was extended for another five years in March 2003. After the initial five year period, the contract may be terminated by either party in any subsequent year by giving the other party written notice 120 days prior to December 31 st of each year. Substantially all of our fertilizer sales (95%, or an aggregate of $1,239,354 during 2006; a similar percentage is expected for 2007) are to WFS and we would be materially adversely affected if the contract were terminated. Any such termination may cause us to curtail or cease operations.

If We are Unable to Balance Collection of Used Photochemical Raw Materials With Usage in Fertilizer Manufacturing, We May Be Unable to Meet Fertilizer Sales Demand from Our Fertilizer Customers

Due to the nature of our business, our photochemical recycling customers are also suppliers of our used photochemical raw material needed for fertilizer manufacturing. This raw material is the primary ingredient that distinguishes our GOLD’n GRO fertilizer products from competing fertilizer products. If we are unable to collect and store adequate supplies of this raw material, we might not be able to fulfill all sales orders for our fertilizer products, especially during the peak spring sales season. If this were to occur, fertilizer sales growth could be limited or we could lose business from our customers.

The EPA Registration Process for GOLD’n GRO Guardian Animal Repellent Will Be Lengthy and Expensive. There is No Guarantee That the Product Will Be Approved By the EPA and There Is No Guarantee That The Product Will Be Accepted In the Markets We Are Targeting. If Our Registration is Not Approved or if This Product is Not Accepted in the Markets Which We Are Targeting, Substantial Losses Could Occur.

Registration of GOLD'n GRO Guardian with the Federal EPA, followed by registration in each state in which it will be sold, is necessary before the product can be sold in any state. The product is an animal repellent fertilizer and represents a new category of fertilizer for us. Our main risk is that the registration may take longer than anticipated, and that the cost could be higher than presently budgeted. After registration is complete, normal market introduction timing of 2 to 3 years can be expected, and there is always the risk that another company with superior resources may develop a similar product The revenues to be generated by product sales, after the product is registered, are expected to be supplemental to the regular GOLD'n GRO fertilizer sales but could grow to become a significant part of total fertilizer sales within a few years after introduction.

There is no assurance that the registration of GOLD'n GRO Guardian will be approved or that even if approved, that this product will be accepted in the markets which we are targeting. If our registration is not approved or if GOLD'n GRO Guardian is not accepted in the marketplace, substantial losses could occur.

If We Are Unable to Retain the Services of Dr. John W. Whitney or If We Are Unable to Successfully Recruit Qualified Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Dr. John W. Whitney, our current President, Treasurer and Director. Loss of the services of Dr. Whitney could have a material adverse effect on our growth, revenues, and prospective business. However, Dr. Whitney is bound by several confidentiality agreements, which specifically include non-compete clauses. We maintain "key man" life insurance policies on the life of Dr. Whitney in the amount of $5,000,000. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

 We Are Subject to Judgments or Are in Default on Substantially All of Our Equipment Leases Which, if Not Settled, Could Result in the Repossession of Certain Equipment and Cause Us to Cease Operations

As discussed in the Legal Proceedings section, many of these leases are subject to a judgment or are subject to litigation . The creditors with judgments that are not subject to settlement agreements may seize the secured equipment and/or other assets at any time without notice. Also as discussed in the Legal Proceedings section, we have renegotiated some of the leases. These leases are subject to stipulated judgments that allow the lessor to repossess the secured equipment and/or seize other assets without further court action if we become delinquent on future payments. The loss of our equipment could cause us to cease operations.

If We Are Not Able to Successfully Market and Gain Public Awareness of Our Products and Services, We May Sustain Substantial Losses Which Could Require Us to Curtail or Cease Our Operations.

The production of photochemical fertilizer for commercial and consumer applications is a new business concept characterized by competition with established fertilizer manufacturers who have historically produced products that have heretofore fulfilled the market demand. Achieving market awareness and acceptance for products being introduced and under development requires substantial marketing efforts and expenditure of significant marketing and advertising funds. There is uncertainty as to the rate of sales expansion and the degree of market acceptance of our products. Because of this, we are currently developing and evaluating, and anticipate that we will continue to develop, marketing and advertising for such new products or services; we will devote resources, financial and otherwise to such efforts. The failure of these efforts could result in substantial losses.

Our Success is Dependant on The Ability of Our Products and Services to Compete in Our Various Industries.

We operate in three highly competitive industries which have been characterized by pricing pressures, business consolidations, and flat or low growth trends in revenues and sales. Each of the industries in which we are operating has its own competitive characteristics. The mining technical services segment is somewhat dependent on metals prices in relation to production costs; the industry is under price pressure and consolidations are occurring. The need for technical services in this environment is reduced for certain types of services, but increased for others. There is increased competition from foreign firms who have exchange rate differentials that provide them a competitive advantage in provision of certain services. Our photochemical recycling segment operates in the photowaste hauling and disposal industry. A few large service companies and a few smaller regional companies characterize this industry. Expansion into international markets will also bring direct competition from foreign firms. The photochemical recycling segment also operates in the fertilizer industry. The fertilizer market consists of “Specialty Agriculture Market”, the “Bulk Field Crop Market”, and the “Urban Fertilizer Market”. We are currently concentrating on increasing bulk GOLD’n GRO fertilizer sales, primarily in the Specialty Agriculture and the Bulk Field Crops markets. The fertilizer markets are mature and dominated by a few large manufacturers and distributors. The western U.S. distributor for the GOLD’n GRO fertilizers is one of these companies. Because the markets are mature, the rate of growth to be achieved when introducing new products is uncertain because of the need to displace existing products.

Our markets are not characterized by rapid technological change. These industries are characterized by the need to make large capital investments in order to be participants. This limits the rate of technological change and makes it more difficult for entry by new competitors. Prior to our photochemical recycling technology development, the recovery and disposal of hazardous photochemical waste was characterized by low or limited technology and consisted primarily of hauling and dumping the chemical for a fee. Most of the existing companies recover and sell a portion of the contained silver. The main risk is price fluctuations in the silver market.

The fertilizer industry is stable and new product development and introduction is a long-term process. The reason is that crops grow on seasonal cycles and crop nutrition is complex and affected by many factors. It takes years to develop a new fertilizer product due to the complexity of the plant nutrition process. Because of this, innovation in the fertilizer nutrient product market is low. Now that some of our products and nutrition programs are being introduced into the marketplace, there is no assurance that we will be able to maintain our product development lead if companies with larger resources decide to attempt to produce products that duplicate some of the characteristics of our products.

Our Success is Dependant Upon Regulatory Enforcement of the Waste Control Environment.

Regulatory enforcement of the waste control environment is critical to our competitive position by making it more difficult for service companies with minimal compliance to operate and offer lower pricing. Generally, all 50 states continue to strengthen their regulatory enforcement but our competitive position in obtaining liquid photowastes, the basic process raw material, is somewhat dependent on the continuation of regulations and regulatory enforcement. Similar regulatory enforcement may not be available to us to aid in establishing and developing our international operations.

Our Success is Dependant Upon Our Ability to Adequately Protect Our Trade Secrets, Know-How, and Trademarks.

We own the Itronics logo and name pursuant to common law and “ GOLD’n GRO” is a registered trademark. We rely for protection of our intellectual property on trade secret law and nondisclosure and confidentiality agreements with our employees and others. There can be no assurance that such agreements will provide meaningful protection for our trade secrets or proprietary know-how in the event of any unauthorized use or disclosure of such trade secrets or know-how. In addition, others may obtain access to or independently develop technologies or know-how similar to ours.

Our success will also depend on our ability to avoid infringement of patent or other proprietary rights of others. We are not aware that we are infringing any patent or other such rights, nor are we aware of proprietary rights of others for which we will be required to obtain a license in order to develop our products. However, there can be no assurance that we are not infringing proprietary rights of others, or that we will be able to obtain any technology licenses we may require in the future.

We Are Refocusing Our Technical Services Segment to Include an Internet Information Portal to Support That Division. We Do Not Know If, or How Long, It Will Be Before Revenue Will Sustain Current Spending Levels. Additional Substantial Losses Could Occur.

The redirection of Whitney & Whitney, Inc. to reduce emphasis on technical consulting services and to launch an Internet information portal was brought about by the fact that Dr. Whitney, our President, has often been the lead person in generating new consulting contracts. Our President’s increased responsibilities for managing the expanding photochemical recycling segment and overall corporate activities has reduced his time availability to actively participate in the consulting segment. The main risk in establishing the information portal is the length of time and the related support costs that will be expended during the time needed to get subscriptions to a break- even level.

We do not know if, or how long, it will be before revenue will sustain current spending levels. If it takes a long period of time to develop our Internet information portal and if we expend substantial support costs with respect to such reconfiguration without realizing any revenues related thereto, additional substantial losses could occur.

Any Future Acquisitions Could Disrupt Our Existing Business and Harm Our Financial Position.

An element of our growth strategy includes the acquisition of companies which we believe have synergistic business models. Acquisitions entail a number of risks that could materially and adversely affect business and operating results. Such risks would include problems integrating the acquired operations, technologies or products; diversion of management's time and attention from core businesses; difficulties in retaining business relations with suppliers and customers of the acquired company; risks associated with entering markets in which our management lacks prior experience, and potential loss of key employees from the acquired company.

A Substantial Portion of Our Accounts Receivables Are Due From Western Farm Service, Inc. (WFS)

As of March 31, 2007, $111,120, or 89% of our total accounts receivables were due to us from WFS. This percentage may fluctuate up or down depending on the time of year. For example, as of December 31, 2006, this percentage was 47%. If WFS became unable or unwilling to pay the amounts due, it would have a material negative effect on our liquidity.

There Are a Large Number of Shares Underlying Our Secured Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of May 30, 2007, we had 375,416,231 shares of common stock issued and outstanding, 18,749,661 common shares to be issued to management and other employees for unpaid salary and accrued interest in the amount of $790,230, outstanding warrants and options to purchase 98,772,001 shares of common stock at exercise prices ranging from $0.01 to $0.50 per share (including outstanding compensatory options to purchase 6,457,000 shares of common stock at exercise prices ranging from $0.15 to $0.50 per share). We also have callable secured convertible notes outstanding, with a principal balance of $3,874,809, that may be converted into an estimated 414,418,070 shares of common stock at current market prices on May 30, 2007. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes ($3,874,809 as of May 30, 2007), based on market prices 25%, 50% and 75% below the closing market price as of May 30, 2007 of $0.013.

			Number	% of
% Below	Price Per	With Discount	of Shares	Outstanding
Market	Share	at 45%	Issuable	Stock

25%	$0.00975	$0.0053625	722,575,105	65.8
50%	$0.00650	$0.0035750	1,083,862,657	74.3
75%	$0.00325	$0.0017875	2,167,725,315	85.2

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of our Secured Convertible Notes May Have a Depressive Effect on the Price of Our Common Stock.

Once this registration statement is declared effective, the secured convertible notes are convertible into shares of our common stock at a 45% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated 75,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In July 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,250,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

In July 2006, we entered into a Securities Purchase Agreement with the same Investors for the sale of an aggregate of $500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. These secured convertible notes are subject to the same terms, penalties and other provisions as those discussed above.

In November 2006, we entered into a Securities Purchase Agreement with the same Investors for the sale of an aggregate of $500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. These secured convertible notes are subject to the same terms, penalties and other provisions as those discussed above.

In January 2007, we entered into a Securities Purchase Agreement with the same Investors for the sale of an aggregate of $500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. These secured convertible notes are subject to the same terms, penalties and other provisions as those discussed above.

In March 2007, we entered into a Securities Purchase Agreement with the same Investors for the sale of an aggregate of $500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. These secured convertible notes are subject to the same terms, penalties and other provisions as those discussed above.

If an Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreement or Intellectual Property Security Agreement, the Investors Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the Securities Purchase Agreements we entered into in July 2005, July 2006, November 2006, January 2007, and March 2007 we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to Our Common Stock :

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. In addition, we have received gross proceeds $5,250,000 from the sale of the secured convertible notes. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of finder’s and legal fees and payment of indebtedness.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "ITRO."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High($)	Low ($)
Fiscal Year 2005
First Quarter	0.13	0.05
Second Quarter	0.08	0.05
Third Quarter	0.09	0.06
Fourth Quarter	0.07	0.04
Fiscal Year 2006
First Quarter	0.08	0.04
Second Quarter	0.05	0.02
Third Quarter	0.04	0.01
Fourth Quarter	0.02	0.01
Fiscal Year 2007
First quarter	0.03	0.01
Second quarter (1)	0.03	0.01

(1) Through May 30, 2007

HOLDERS

As of May 30, 2007 we had approximately 1,042 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

General Overview

We are the inventor and developer of the "Beneficial Use Photochemical, Silver, and Water Recycling" technology that produces environmentally beneficial GOLD'n GRO fertilizers and silver bullion.

We are a process technology company that has developed what we believe is a unique technology for photochemical recycling. We, through our subsidiary, Itronics Metallurgical, Inc., extract more than 99% of the silver and virtually all of the other toxic heavy metals from used photoliquids and use this “Beneficial Use Photochemical, Silver and Water Recycling” technology to produce environmentally beneficial chelated multinutrient liquid fertilizer products sold under the trademark GOLD’n GRO, animal repellent/fertilizer products to be sold under the trademark GOLD’n GRO Guardian, and silver bullion. We also provide project planning and implementation services to the mining industry and are operating and continuing to develop an internet website to provide gold mining company profiles to parties interested in the gold mining and precious metals industry.

Our fertilizer is sold primarily through Western Farm Service, Inc. (WFS), a wholly owned subsidiary of Agrium, Inc. (a NYSE company). Our distribution agreement with WFS gives them exclusive rights to sell our fertilizer products in Arizona, California, Hawaii, Idaho, Oregon, and Washington, which represented 95% of our fertilizer sales in 2006 and 96% of such sales in 2005. This agreement is discussed in more detail in the Business section. Our plans to increase GOLD’n GRO fertilizer sales, including plans to expand the product line, expand to more geographical regions in the U.S., enter new market segments, and add new distributors, are also discussed in more detail in the Business section.

We obtain a significant portion of our raw materials to manufacture fertilizer from used photoliquids. A byproduct of our fertilizer manufacturing process is silver. We sell three types of silver: silver bullion, 5 troy ounce 99.9% pure Silver Nevada Miner numismatic bars, and recycled film containing silver. Our processed silver bullion is sold to a commercial refiner under standard industry terms, which include pricing the silver based on published market quotes and applicable service fees. The Silver Nevada Miner bars sell to the consumer collectibles market. Recycled film is primarily X-ray film from hospitals that we sort and sell to a commercial film recycler; we are paid based on the value of contained silver, 45 to 60 days after shipment.

Our fertilizer manufacturing process uses several commodities. We separate silver from photochemicals, then we add zinc and other raw materials to the demetallized liquid to make our fertilizer formulations. Prices for fertilizer raw materials are generally increasing over time. We maintain limited quantities of these commodities and purchase them on a just in time basis. When prices of these commodities rise, we pass this cost on to our customers, so commodity price fluctuations have not had a significant impact on our results of operations.

The majority of our raw material inventory is comprised of silver in photochemical solutions. The table below indicates that silver prices were relatively stable in 2001 to 2003, then rose dramatically from 2004 into 2007. We regularly compare our weighted average cost of silver per ounce to current market prices; historically we have not had impairment losses. The average London spot price of silver is shown as follows:

	Year						Five Months
Year	2001	2002	2003	2004	2005	2006	2007

Silver	$4.36	$4.60	$4.88	$6.67	$7.32	$11.55	$13.35

We also provide consulting services to the mining industry. To supplement this business line, we launched an internet website which we plan to maintain with existing professional staff. Our plans with regard to the website are discussed more fully in the Growth Plan and Implementation section below.

Critical Accounting Policies and Estimates.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires that management make a number of assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements and accompanying notes. Management bases its estimates on historical information and assumptions believed to be reasonable. Although these estimates are based on management’s best knowledge of current events and circumstances that may impact the Company in the future, actual results may differ from these estimates.

Our critical accounting policies are those that affect our financial statements materially and involve a significant level of judgment by management.

Revenue Recognition.

We operate two divisions: Photochemical Fertilizer and Technical Services. Within the fertilizer division, revenue is derived from three sources (1) sales of fertilizer, (2) photochemical recycling including pick up and transportation of photochemical waste and sales of Photochemical Waste Water Treatment Units, and (3) sales of silver. Revenue from the sale of fertilizer, Photochemical Waste Water Treatment Units, and silver is recognized in income when the goods are shipped. Returns since inception have been nominal; therefore, the Company has not established a returns allowance. Photochemical recycling fees are recognized in income after the used photochemical solution is removed from our customer sites and transported to our manufacturing facility.

Within the technical services division, revenue is derived from consulting services and subscription revenue for the website. Revenue from consulting services is recognized in income as services are rendered. Revenue from subscriptions is recognized over the subscription period. When the Company is responsible for subcontractor services and related expenses, such pass-through costs are included in both revenue and cost of revenues. Markups, if any, are included in revenues.

Inventory.

Inventory is carried on the balance sheet at the lower of cost or market value using the average cost valuation method. Because a large part of our inventory is silver contained in used photochemical materials and the market value of silver changes daily on the commodities market, we regularly monitor the carrying value of our silver inventory to ensure it is carried at the lower of cost or its current market value. If silver on the open market were less than our carrying value, we would write down the carrying value of our inventory by reducing recorded inventory and increasing cost of sales. If the amount of the write down were material, we would separately include the item in our statement of operations.

Convertible Debt Derivative

We estimate the fair value of our convertible debt derivative and the related prepayment penalty using the Black-Scholes option pricing model and taking a weighted average value based on various probabilities that the debt would be paid off prior to maturity at specified dates and therefore incurring the prepayment penalty. We estimate the fair value of other related derivative instruments using the Black-Scholes option pricing model. This model requires management to use significant assumptions in applying the model to estimate the fair value. As our stock price is highly volatile, and the underlying debt amounts are relatively large, the valuation of the derivatives is subject to material gains and losses from period to period.

Recent Accounting Pronouncements

In June 2005 the Derivative Implementation Group issued DIG’s B38 and B39 to specify the accounting treatment of put or call options embedded in hybrid debt instruments. Both DIG’s became effective for the first fiscal quarter beginning after December 15, 2005. These new standards require us to treat the prepayment option included in the terms of our callable secured convertible debt financing (Notes) as an embedded derivative. Under the guidance of FAS 133 and EITF 00-19, if there is more than one embedded derivative in a hybrid debt instrument, the embedded derivatives must be valued as a whole. We adopted this new standard effective for the first fiscal quarter of 2006. The estimated fair value of the conversion feature and the prepayment penalty were estimated using the Black-Scholes option pricing model and taking a weighted average value based on various probabilities that the debt would be paid off prior to maturity at specified dates and therefore incurring the prepayment penalty. The effect on the estimated fair value of the combined derivatives, compared to the prior year valuation method, was a reduction of $301,511 as of December 31, 2006.

In December 2006 the FASB staff issued FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements” to specify the accounting treatment of contingent obligations to make future payments or otherwise transfer consideration under a registration payment arrangement. Our callable secured convertible debt includes an obligation for us to file registration statements with the Securities and Exchange Commission (SEC) to register sufficient common shares for the note holders to convert the debt into common stock frames and also obligates us to have the registration statements declared effective by the SEC. This new standard requires us to evaluate the contingent future payments under the criteria of a probable loss under FAS 5. The Company adopted this new standard effective for the first fiscal quarter of 2007. This new standard did not have any effect on our financial position or results of operations for the quarter ended March 31, 2007.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements," which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 with earlier adoption permitted. We are currently evaluating the impact of SFAS 157, but do not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"), which is a change in accounting for income taxes. FIN 48specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 ("SFAS 155"), "Accounting for Certain Hybrid Financial Instruments". SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company adopted SFAS 155 in the first quarter of 2007. This new standard did not have any effect on our financial position or results of operations for the quarter ended March 31, 2007.

Results of Operations

The primary factors affecting our revenue fluctuation between periods in fertilizer sales are seasonality and weather conditions. Sales are greater during the growing season, and are negatively affected by cold winter weather and rainy weather. In most of our markets there are two primary fertilization seasons, spring and fall, with spring being the stronger of the two. The spring season generally starts in March and goes through June and the fall season generally starts in September and runs into December. Adverse weather conditions delay the start of, or can significantly shorten, a growing season. Farmers do not fertilize their crops in rainy or cold weather; therefore they do not buy fertilizer; consequently, our distributor does not buy fertilizer from us. Additionally, we have experienced varying lengths of time for acceptance in the market of our new fertilizer products; farmers are inherently very slow to accept new products so market penetration time can be lengthy. Our short history in the fertilizer market demonstrates that new products, if successful, obtain meaningful sales typically between two and five years after product launch.

The primary factors affecting the revenue fluctuation between periods in photochemical recycling revenue are our need to acquire this material for use in fertilizer production and our ability to store this material until it is needed. We have an unusual business model in that we need to sell our photowaste management services in order to acquire a raw material necessary for the production of our fertilizer products, as opposed to purchasing it from suppliers as most businesses do. Our management goal is to combine the incoming volume of photowastes with existing stored photowastes to meet the peaks in demand for fertilizer products. In the liquid fertilizer industry, the practice of both our distributor and the ultimate consumer, the farmer, is to purchase fertilizer on a just in time basis, to minimize their storage requirements and related costs. For this same reason, we process our photowastes as needed for fertilizer production. Because of this, the need to seek new customers to expand the service side of our business is driven by fertilizer sales. There is also a seasonal factor in the consumer photography portion of our photowaste management services business, with the Christmas holiday season being the busiest, followed by the early summer school graduation period. At present volumes of photowaste, this is not a significant factor, but it could become one as we grow.

The primary factor affecting the revenue fluctuation between periods in sales of silver bullion is our dependence on the timing of processing used photochemical wastes, which is primarily dependent on fertilizer manufacturing and related sales. Our silver in solution is separated from the photowaste materials during processing of the photowastes for use in fertilizer manufacturing. As described above, the timing of processing of photowastes is dependent on fertilizer sales, therefore sales of silver bullion is also dependent on the level of fertilizer sales. Market price changes will also contribute to silver revenue fluctuations by increasing or decreasing revenues depending on whether the silver price increases or decreases.

Comparison of the Year Ended December 31, 2006 with the Year Ended December 31, 2005.

We reported consolidated revenues of $1,884,412 for the year ended December 31, 2006, compared to $1,360,987 for the prior year, an increase of 38%. Revenues for the GOLD’n GRO Fertilizer segment increased by $550,900, or 42%. Revenues from the Mining Technical Services segment declined $27,500, or 49%. We reported a gross profit of $87,700 for the year ended December 31, 2006 compared to a gross loss of $130,000 for the year ended December 31, 2005, an improvement of $217,700. The consolidated net loss for 2006 was $3,809,900 or $0.016 per share compared to a 2005 consolidated net loss of $4,906,600 or $0.026 per share, an improvement of $1,096,700, or 22%.

To provide a more complete understanding of the factors contributing to the changes in revenues, operating expenses and the resultant operating loss and net loss, the discussion presented below is separated into our two operating segments.

PHOTOCHEMICAL FERTILIZER

	Year Ended December 31,
	2006	2005
Revenue
Fertilizer	$1,309,776	$1,034,515
Photochemical recycling	$128,033	$123,657
Silver	$418,265	$146,972
Total Segment Revenue	$1,856,074	$1,305,144
Gross profit (loss)	$95,956	$(116,682)
Operating income (loss)	$(1,669,970)	$(2,107,863)
Net income (loss) before taxes	$(3,370,803)	$(4,389,168)

Revenues for the Photochemical Fertilizer segment totaled $1,856,100 in 2006, compared to $1,305,100 in 2005, an increase of $550,900, or 42%.

Fertilizer sales were $1,309,800 (1,746 tons) and $1,034,500 (1,749 tons) for 2006 and 2005, respectively. This represents an increase of 27% in dollars and a nominal decline in tonnage. Our fertilizer product sales are presently grouped into three primary categories, Chelated Liquid Micro-nutrients, Chelated Liquid Multi-nutrients, and Chelated Secondary Nutrients. The Micro-nutrient category includes five products, which includes the two zinc products, GOLD’n GRO 9-0-1+7% Zn and GOLD’n GRO 9-0-2+3% Zn. These zinc products were introduced in 2001 and 2004, respectively. The Multi-nutrient category has a total of six products, which includes the GOLD’n GRO 4-0-9+6.6% S Base Liquid, which was introduced in 2003. The Secondary Nutrient category includes GOLD’n GRO 11-0-0+5% Ca which was introduced in 2006 and GOLD’n GRO 8-0-0+3% Mg which is being registered and introduced in 2007. Sales of bulk Micro-nutrients were $1,076,000 (1,259 tons) and $863,400 (1,245 tons) for 2006 and 2005, respectively, an increase of 25% in dollars and 1% in tonnage. Sales of bulk Multi-nutrients were $170,600 (479 tons) and $156,800 (504 tons) for 2006 and 2005, respectively, an increase of 9% in dollars and a decrease of 5% in tonnage. The dollar increase in bulk Multi-nutrients are primarily attributable to increased bulk sales of the GOLD’n GRO 4-0-9+6.6% Sulphur. Sales of bulk Secondary Nutrients were $10,800 (9 tons) for 2006. The increase in total sales dollars, despite nearly identical volume, was achieved by sales price increases during 2006.

Photochemical recycling revenue was $128,000 and $123,700 in 2006 and 2005, respectively, an increase of 4%. Excluding the prior year sale of a Photochemical Silver Concentrator for $42,000, photochemical recycling revenue increased 57% on increased volume of 53%. In October and November 2006 we obtained two new large scale customers. The addition of these two customers is expected to increase photochemical raw material (on an unconcentrated basis) to a level about 50% greater than the volume at the end of 2004 when our contract with Shutterfly was ended (Shutterfly supplied 65% of our 2004 photochemical raw materials).

We previously developed statistical information that more than 100 million gallons of used liquid silver-bearing photochemicals are generated in the United States annually. Using conversion ratios developed for the GOLD'n GRO fertilizers, this is enough volume to support manufacture and sale of more than 200 million gallons of liquid fertilizer products, or about 1 million tons, so we believe the raw material is available in the market to meet future manufacturing needs. Based on 2006 production usage, we estimate that current supplies of photochemical raw material in storage at our manufacturing plant, combined with ongoing receipts of material from other existing customers, is sufficient to meet fertilizer production needs through 2007, depending on fertilizer sales volumes. We anticipate that with continuing sales growth, we will need to obtain new large scale photochemical recycling customers to meet the demand.

We are in contact with both small and large photochemical generators, and are actively marketing Photochemical Silver Concentrators. The concentrators allow us to receive the raw materials needed to manufacture our fertilizer in much smaller volume, resulting in a higher content of chemicals desirable for fertilizer manufacturing, reducing the storage problems we were facing. The Photochemical Silver Concentrators are manufactured under contract by a third party to meet the specifications of each customer. Concentrators typically sell for $20,000 to $200,000. By using a third party manufacturer to produce the Concentrators, we are outsourcing the fixed and variable costs that are associated with assembling them. Primarily, these are the facilities space needed to assemble the various parts and the specialized equipment and labor required for the assembly. Generally, we have self financed the production of Concentrators sold in the past. In the future, we anticipate that non-governmental customers will advance the funds necessary to acquire the parts and labor needed to produce the Concentrators. For our most recent governmental customer, we borrowed the funds needed to fulfill the contract from an unrelated individual. We anticipate using similar arrangements for future Concentrators sold to governmental customers.

Silver revenue was $418,300 and $147,000 for 2006 and 2005, respectively, an increase of $271,300, or 185%. Sales of all silver or silver bearing products were $399,200 (33,690 ounces) for 2006, compared to $141,700 (18,149 ounces) for 2005. This is an increase of 182% in dollars and 86% in ounces. The increase is primarily from increased sales of processed silver bullion due to progress in making adjustments to our refining process needed to accommodate changing conditions in the recycling process.

Combined cost of sales and operating expenses for the segment amounted to $3,526,000 in 2006, compared to $3,413,000 in 2005, an increase of 3%. Cost of sales increased approximately $338,300, primarily due to an increase of raw material costs of $193,700 from increased sales, $104,200 for silver inventory reserves, and $27,100 in increased payroll and related costs. The changes in revenues and cost of sales resulted in a 2006 gross profit of $96,000 compared to a gross loss of $116,700 in 2005, an improvement of $212,600. Operating costs decreased $225,300 due primarily to decreases of $211,000 in sales and marketing and $36,700 in general and administrative costs. Sales and marketing expenses decreased primarily due to reduced corporate marketing. General and administrative expenses decreased primarily due to a $35,800 reduction in stock option compensation.

A significant portion of our silver inventory is contained in byproducts from our refining process. We have developed new procedures to more cost effectively obtain this silver and initial plans were to install the necessary equipment in 2006 and recover the majority of it during 2006. The project was delayed by the necessity of installing air purification equipment in the refinery. The air purification system was substantially completed in March 2007 and plans are now underway to determine the specifications of the equipment needed to process the byproducts and obtain the silver. We estimate there will be a two stage process of equipment installation, with the first stage to be completed in the third quarter of 2007 and the second stage to be completed in the fourth quarter of 2007. In order to determine the amount of the silver contained in these materials, we developed an estimate of recoverable silver ounces. Accordingly, we recorded a recoverability reserve of $70,200 based on our estimate of recoverable silver at December 31, 2006. The portion of silver that we estimate will be recovered in 2008 was deemed to be slow moving inventory, and accordingly, we recorded a reserve of $34,000.

These changes in revenues and operating expenses resulted in a segment operating loss of $1,670,000 in 2006, compared to $2,107,900 in 2005, a decreased loss of $437,900 or 21%.

Other income (expense) decreased to a net expense of $1,700,800 for 2006, compared to a net expense of $2,281,300 in 2005, a decreased net expense of $580,500. The primary reason for the decreased expense is a reduction of the loss on derivatives of $908,500, which is related to the callable secured convertible debt financing obtained in July 2005 and subsequent dates. This decrease was partially offset by an increase in interest expense of $332,100 related to the convertible debt financing.

The changes in operating loss and other expenses resulted in a segment net loss before taxes of $3,370,800 for 2006 compared to $4,389,200 for 2005, a decreased loss of $1,018,400 or 23%.

MINING TECHNICAL SERVICES

	Year Ended December 31,
	2006	2005
Revenue	$28,338	$55,843
Gross profit (loss)	$(8,269)	$(13,324)
Operating income (Loss)	$(542,042)	$(507,831)
Net income (loss) before taxes	$(439,082)	$(517,444)

Mining technical services revenue totaled $28,300 for 2006 compared to $55,800 for 2005, a decrease of 49%. Included in these revenue figures are pass-through expenses of $2,500 and $4,900 for 2006 and 2005, respectively. Excluding these amounts, revenues amounted to $25,800 and $50,900 for 2006 and 2005, respectively, a decrease of 49%. The number of clients we serve and the amount of work needed by those clients varies from period to period.

On March 1, 2005 the technical services contract with Golden Phoenix Minerals, Inc.(GPXM) expired and was not renewed. Revenue from this client was $15,000 for the two months ended February 2005.

Combined cost of sales and operating expenses totaled $570,400 for 2006 compared to $563,700 for 2005, a nominal increase. Research and development expense increased $20,700. This expense is related to the development of the insidemetals.com website. The majority of this expense is an allocation of personnel costs.

In early May 2005 the technical services satellite office was closed due to the winding down of most of the technical service contracts and completion of the majority of the data gathering for the insidemetals.com project, but certain key staff members have been retained. Programming is continuing for insidemetals.com and launch of the website Information Portal occurred in August 2005. Revenues from the website have been nominal to date.

The redirection of Whitney & Whitney, Inc. to reduce emphasis on technical consulting services and to launch an internet information portal is brought about by the fact that Dr. Whitney, our President, has often been the lead person in generating new consulting contracts. Our President’s increased responsibilities for managing the expanding photochemical recycling segment and overall corporate activities has reduced his time availability to actively participate in the consulting segment. Part of our objective in shifting the focus of the technical services segment is to retain our core professional staff that can provide assistance on possible future technical service contracts as well as perform administrative duties for the photochemical recycling segment, while at the same time adding a potential source of revenue that is not dependent upon labor sales and which can be managed by a professional staff. The information portal also better utilizes the Whitney & Whitney, Inc. library and information resources that are already in existence. For the years ended December 31, 2006 and 2005 we allocated costs of approximately $206,900 and $186,100, respectively, to the development of the web site. The site was launched in mid-August 2005 and we are now fine-tuning the general presentation and functionality of the site, as well as improving the profiled mining company information. We expect this level of spending to continue at least through the second quarter of 2007. As improvements to the site are completed and information maintenance becomes routine, we will adjust or redirect staff resources as needed. A program to solicit advertising customers is being developed and is being offered to gold exploration companies in the first quarter of 2007. We hired a manager of marketing and sales in October 2006. He is responsible for marketing efforts for both the insidemetals.com website and for technical consulting services to the mining industry.

The above changes in revenues and operating expenses resulted in a segment operating loss of $542,000 for 2006, compared to $507,800 for 2005, an increased operating loss of $34,200 or 7%.

Other income (expense) is a net gain of $103,000 for 2006, compared to a net expense of $9,600 in 2005, an improvement of $112,600. The improvement is due to an increased gain on sale of GPXM shares.

The changes in operating loss and other income resulted in a segment net loss before taxes of $439,100 for 2006, compared to $517,400 for 2005, a reduced loss of $78,400, or 15%.

Changes in Financial Condition; Capitalization

We had a cash overdraft of $13,800 as of December 31, 2006 compared to a cash balance of $24,300 as of December 31, 2005. Net cash used by operations was $1,698,200 in 2006 compared to $2,148,500 in 2005. Operating resources utilized to finance the 2006 loss of $3,809,900 include approximately $185,300 in expenses paid with our common stock, $147,700 in increased accounts payable, and $200,000 in deferred management salaries. Cash amounting to approximately $29,800 was invested in property and equipment in 2006, primarily for equipment in the manufacturing plant. Sales of Golden Phoenix Minerals, Inc. stock provided $229,400 in cash from investing activities. The primary financing source of cash in 2006 was $1,941,200 in proceeds from convertible debt, less $247,600 in debt issuance costs.

Total assets increased from $4,229,600 at December 31, 2005 to $4,265,500 at December 31, 2006. Current assets increased $78,000. The primary changes in current assets were increases in accounts receivable of $15,300 and $222,400 in prepaid expenses due to a $250,000 2007 corporate marketing program paid in common stock at the end of 2006. These increases were partially offset by decreases in cash of $24,300, marketable securities of $91,800 due to sale of the remaining GPXM stock during 2006, and $43,700 in inventory.

Property and equipment decreased by $66,400 due to investment in equipment totaling $161,600, which was offset by an increase in accumulated depreciation and amortization of $228,000. Other assets increased $24,300 due to an increase in deferred loan fees related to the callable secured convertible debt financing.

Total liabilities increased from $9,703,200 at December 31, 2005 to $11,695,000 at December 31, 2006, an increase of $1,991,800. Of this amount, current liabilities increased $1,876,100 and long term liabilities increased $115,700. Due to certain terms of the Notes, the loans must be accounted for as derivative liabilities and recorded at estimated fair value at each reporting date, which was $4,876,200 at December 31, 2006 and $3,621,200 at December 31, 2005. The increase in the fair value of convertible debt derivatives of $1,255,000 in 2006 was primarily due to the addition of $2 million in Notes, offset by the conversion of $1,266,400 in notes and certain changes in the assumptions used in our Black-Scholes valuation model. In addition, all outstanding non-employee warrants and options are required to be recorded as derivative liabilities at estimated fair value, which was $380,100 at December 31, 2006 and $134,200 at December 31, 2005. Current liabilities increased due to increases in accounts payable of $84,100, accrued management salaries of $200,000, interest payable to management of $73,900, current maturities of convertible notes and accrued interest of $385,500, and the Notes and outstanding warrants discussed above of $1,500,800. These increases in current liabilities were partially offset by decreases in accrued expenses of $32,300 and current maturities of capital lease obligations of $341,400.

In connection with the callable secured convertible debt discussed above, we registered 50 million shares in February 2006 and increased the authorized shares in March 2006 to 1 billion shares. We also completed a registration of 75 million shares in October 2006 and currently have a registration pending for 75 million shares.

Working Capital/Liquidity

During the year ended December 31, 2006, the working capital deficit was increased by $1,798,100 to a deficit balance of $10,139,600. The primary changes in working capital are the increase in callable secured convertible debt financing as discussed above. The Company has had limited cash liquidity since the third quarter of 2000. The Company has sought and obtained the funding described above, which has not been sufficient to maintain all obligations on a current basis. The cash shortage is primarily because fertilizer sales in 2006 and prior years did not expand to the extent anticipated, so operating losses were not reduced as expected. Second, the $15 million equity line of credit agreement with Swartz Private Equities, LLC (Swartz) was not able to function to meet the Company’s ongoing working capital needs and was allowed to expire on February 27, 2004. As a result, various private placements of stock with attached three year warrants were undertaken beginning in the fourth quarter of 2002. $-0- and $570,000 was raised from private placements during 2006 and 2005, respectively. In addition, the Company sold GPXM and other shares for net proceeds of $229,400 and $10,200 during the years ended December 31, 2006 and 2005, respectively, advances from an officer/stockholder were $-0- and $95,000 in 2006 and 2005, respectively. We obtained callable secured convertible debt financing and received proceeds of $1,807,300 net of debt issuance costs of $217,700 in 2005 and proceeds of $1,693,600 net of debt issuance costs of $247,600 in 2006. Subsequent to December 31, 2006, we received net proceeds of $990,000 in additional callable secured convertible debt financing. We anticipate these proceeds will provide for the Company’s working capital needs to May or June 2007.

We are actively working to establish a longer term financing plan that will identify capital sources for the Company’s financing needs over a three to five year period. Once this plan is established, needs for financing will be adjusted and the plan will be extended annually.

Comparison of the Three Months Ended March 31, 2007 with the Three Months Ended March 31, 2006

Results of Operations

We reported consolidated revenues of $536,187 for the quarter ended March 31, 2007, compared to $352,262 for the prior year quarter, an increase of 52%. The increase was due to an increase in GOLD’n GRO Fertilizer segment revenue of $199,400, or 60%, which was partially offset by a decrease of $15,500 in Mining Technical Services segment revenues, a decrease of 76%. The consolidated net loss was $468,365, or $0.001 per share, for the quarter ended March 31, 2007, compared to a net loss of $279,196 or $0.001 per share for the comparable 2006 period, an increased loss of $189,200.

To provide a more complete understanding of the factors contributing to the changes in revenues, operating expenses, other income (expense) and the resultant operating income (loss) and net income (loss) before taxes, the discussion presented below is separated into our two operating segments.

GOLD’n GRO FERTILIZER

	Three months Ended March 31,
	2007	2006
Revenues
Fertilizer	$417,055	$240,069
Photochemical recycling	45,332	19,397
Silver	68,847	72,345
Total Revenue	531,234	331,811
Gross profit (loss)	19,363	(11,407)
Operating income (loss)	(490,069)	(443,638)
Other income (loss)	63,319	224,970
Net income (loss) before taxes	(426,750)	(218,668)

Total segment revenues for the first quarter of 2007 were approximately $531,200, an increase of 60% from the prior year first quarter. Total fertilizer sales for the quarter were $417,100 (480 tons), compared to $240,100 (330 tons) for the 2006 first quarter, an increase of 74% in dollars and an increase of 46% in tonnage. Sales of bulk Chelated Liquid Micro-nutrients were $357,500 (374 tons) and $202,800 (246 tons) for the first quarter of 2007 and 2006, respectively, an increase of 76% in dollars and an increase of 52% in tonnage. Sales of bulk Chelated Liquid Multi-nutrients were $43,800 (107 tons) and $32,300 (84 tons) for the first quarter of 2007 and 2006, respectively, an increase of 35% in dollars and 27% in tonnage. The overall increase was due to a combination of price increases of the GOLD’n GRO fertilizers, sale of a greater volume of products in all categories, and a shift in sales efforts toward higher value products. Total photochemical recycling revenue for the quarter increased $25,900, or 134%, on an increased volume of 385% due to the addition of two new wholesale customers in the fourth quarter of 2006. Silver sales were $68,800 (5,022 ounces) for the quarter, compared to $72,300 (6,789 ounces) for the prior year first quarter, a decrease of 5% in dollars and 26% in ounces. The decrease is due to a shutdown of the refinery for more than one month while installation of an air purification system was completed. The refinery was operational again in mid-March 2007.

Cost of sales increased $168,700 due primarily to increases in raw material costs of $126,400 related to increased sales and payroll and related benefits of $21,300 related to the increase in photochemical recycling volume and fertilizer sales. The segment recorded a gross profit of $19,400 for the quarter, compared to a gross loss of $11,400 for the first quarter of 2006, an improvement of $30,800.

We are continuing our efforts on sales of Photochemical Silver Concentrators in order to provide a long term base of used photochemical supply. In March 2007 we received a deposit on a Photochemical Silver Concentrator and expect to deliver it late second quarter or early third quarter 2007. We also are now aggressively seeking new large scale photochemical recycling customers, and between August 2006 and April 2007, we obtained three new significant wholesale customers. As a result of these new customers, we expect the rate of growth in sales volume will be significantly greater than the rate of growth in sales dollars. The addition of these customers is expected to increase photochemical raw material (on an unconcentrated basis) up to 400% greater than the volume in 2006.

We have also initiated discussions with other large scale potential customers. We anticipate that the new customers, along with our existing suppliers, will provide sufficient raw material for fertilizer production into the spring 2008 fertilizer season. If we are successful in gaining some of the other potential customers, we expect raw material needs to be met well into the future.

Segment operating expenses increased $77,200 from the first quarter of 2006. This was primarily from increases in research and development costs of $13,800 related to EPA registration of the GOLD’n GRO Guardian and research on application of GOLD’n GRO fertilizers on corn, and $55,500 in sales and marketing expenses related to increased corporate marketing and the addition of a part time agronomist to the staff in May 2006.

These factors resulted in a 2007 first quarter segment operating loss of $490,100 compared to a loss of $443,600 for the first quarter of 2006, an increased operating loss of $46,400, or 10%.

Other income was $63,300 for the quarter, compared to $225,000 for the 2006 first quarter, a decreased other income of $161,700. The decrease in other income is due to a reduction in gain on derivative instruments of $363,900, which was partially offset by a gain of $205,900 from the sale of a membership interest in the Company’s worker’s compensation mutual insurance company. The gain or loss on derivatives is calculated each quarter and is subject to material changes, either up or down, based on changes in our stock price, which is highly volatile.

The changes in operating loss and other income resulted in a segment net loss before taxes of $426,800 for the quarter ended March 31, 2007, compared to a loss of $218,700 for the prior year quarter, an increased loss of $208,100, or 95%.

MINING TECHNICAL SERVICES

	Three Months Ended March 31,
	2007	2006
Revenues	$4,953	$20,451
Gross profit (loss)	(3,110)	4,642
Operating income (loss)	(179,968)	(114,759)
Other income (expense)	138,353	54,231
Net income (loss) before taxes	(41,615)	(60,528)

Mining technical services revenue was $5,000 for the quarter ended March 31, 2007, compared to $20,500 for the comparable quarter of 2006, a decrease of 76%. Cost of sales decreased by $7,700, due primarily to decreases of payroll and related costs due to reduced technical services consulting. These factors resulted in a third quarter gross loss for the segment of $3,100 compared to a gross profit of $4,600 for the prior year first quarter, a reduction of $7,800.

In early May 2005 the technical services satellite office was closed due to the winding down of most of the technical service contracts and completion of the majority of the data gathering for the insidemetals.com project, but certain key staff members have been retained. Programming is continuing for insidemetals.com and launch of the website Information Portal occurred in August 2005. Revenues from the website have been nominal to date.

The redirection of Whitney & Whitney, Inc. to reduce emphasis on technical consulting services and to launch an internet information portal is brought about by the fact that Dr. Whitney, our President, has often been the lead person in generating new consulting contracts. Our President’s increased responsibilities for managing the expanding GOLD’n GRO fertilizer segment and overall corporate activities has reduced his time availability to actively participate in the consulting segment. Part of our objective in shifting the focus of the technical services segment is to retain our core professional staff that can provide assistance on possible future technical service contracts as well as perform administrative duties for the GOLD’n GRO fertilizer segment, while at the same time added a potential source of revenue that is not dependent upon labor sales and which can be managed by a professional staff. The information portal also better utilizes the Whitney & Whitney, Inc. library and information resources that are already in existence. For the three months ended March 31, 2007 and 2006 we allocated costs of approximately $61,900 and $50,800, respectively, to the development of the web site. The site was launched in mid-August 2005 and we are now fine-tuning the general presentation of the site, as well as improving the profiled mining company information and adding new profiled companies. We expect this level of development spending to continue into at least the third quarter of 2007. In recent months traffic volume has expanded to a level that we believe makes it worthwhile for gold exploration companies to begin paid advertising on the website. A program to solicit advertising customers is being developed and is being offered to gold exploration companies. We hired a manager of marketing and sales in October 2006. He is responsible for marketing efforts for both the insidemetals.com website and for technical consulting services to the mining industry.

Total segment operating expenses for the first quarter of 2007 increased $57,500 due primarily to increased research and development costs related to the insidemetals.com website discussed above and to $35,700 in increased sales and marketing related to the insidemetals.com website, including the new marketing person discussed above.

The combination of these factors resulted in a 2007 first quarter segment operating loss of $180,000, compared to an operating loss of $114,800 for the first quarter of 2006, an increased operating loss of $65,200, or 57%.

Other income (loss) for the first quarter of 2007 was $138,400 compared to $54,200 for the prior year first quarter, an increase of $84,100. The increase was due to the sale of a membership interest in the Company’s worker’s compensation mutual insurance company.

The changes in operating loss and other income resulted in a segment net loss before taxes of $41,600 for the quarter ended March 31, 2007, compared to a loss of $60,500 for the prior year quarter, a decreased loss of $18,900, an improvement of 31%.

SUMMARY

On a consolidated basis the various changes in revenues and cost of revenues resulted in a gross profit of $16,300 for the three months ended March 31, 2007, compared to a gross loss of $6,800 for the prior year first quarter, an improvement of $23,000. Operating loss for the first quarter 2007 was $670,000, compared to $558,400 for the first quarter of 2006, an increased operating loss of $111,600, or 20%. Net loss before taxes for the first quarter 2007 was $468,400 compared to a loss of $279,200 for the prior year first quarter, an increased loss of $189,200, or 68%.

Changes in Financial Condition; Capitalization

Cash amounted to $406,800 as of March 31, 2007, compared to $171,700 as of March 31, 2006. Net cash used for operating activities was approximately $632,100 for the first three months of 2007. The cash used for operating activities during the period was financed primarily by gross proceeds of $1,000,000 from the issuance of callable secured convertible notes, less $70,000 in debt issuance costs, and sale of investments of $206,000.

Total assets increased $742,900 during the three months ended March 31, 2007 to $5,008,400. Current assets increased $695,900 due to increases in cash of $406,800, accounts receivable of $83,200, marketable securities of $140,600, and inventory of $90,100. Net property and equipment increased $22,300 due to costs related to an air purification system in the refinery, which was partially offset by current period depreciation and amortization. Other assets increased $24,700 due to an increase in net deferred loan fees related to the callable secured convertible note financing.

Current liabilities increased during the three months ended March 31, 2007 by $965,900 and total liabilities increased by $947,100. The increase is primarily due to an increase of $816,100 in the estimated fair value of derivative instruments. The major components of this increase include $1,000,000 in new convertible debt borrowing and an increase in the estimated fair value of warrants and options of $1,084,100, which were partially offset by the conversion of $108,800 of convertible debt into common stock and a decrease in the estimated fair value of convertible debt derivatives of $1,226,500. Other changes in current liabilities include increases of $62,200 in accrued management salaries, $36,500 in interest payable to officer/stockholders, $95,900 in current maturities of convertible notes and accrued interest, and $63,700 in other liabilities. These increases were partially offset by decreases of $71,100 in accounts payable and $36,000 in current maturities of capital lease obligations.

Liquidity and Capital Resources

During the three months ended March 31, 2007, working capital decreased by $270,000 to a deficit balance of $10,409,600. The decline is due primarily to the increase in warrant and option liabilities discussed above.

In order to solve the Company's liquidity problems, management has implemented a plan of financing its operations through the private placements of common shares, convertible debt, conversion of debt to common shares, and payment of consulting and other labor services with common shares. The Company obtained financing of $2 million and $2.25 million in 2006 and 2005, respectively, through the issuance of callable secured convertible debt. During the first quarter of 2007, the Company obtained $1 million from the issuance of callable secured convertible debt. For the immediate future, the Company plans to obtain additional debt financing from this investor group.

We are actively working to establish a longer term financing plan that will identify capital sources for the Company’s financing needs over a three to five year period. Once this plan is established, needs for financing will be adjusted and the plan will be extended annually.

In addition to continuing the above described efforts, development of the technology necessary to manufacture fertilizer from photochemicals has been completed. In March 1998 the Company’s subsidiary, Itronics Metallurgical, Inc., signed a definitive manufacturing and distribution agreement with Western Farm Services, Inc. (WFS). The agreement gives WFS the exclusive license and right to manufacture and market the GOLD’n GRO line of fertilizer products in the states of Arizona, California, Hawaii, Idaho, Oregon and Washington. The agreement is for five years, with five year renewal options. In March 2003, the companies entered the second five year term of the agreement.

In addition, to meet short term cash needs, we have negotiated a 10 day payment period on invoices to our primary distributor, at a cost of 1% of the invoice amount. We also periodically factor certain inventory items and receivables to help with short term cash needs. These arrangements are with unrelated individuals, carry interest at 2% to 3% per month, and the lenders are secured by a blanket UCC on specified inventory items and on specified invoices. As of March 31, 2007, no factored inventory and receivables were outstanding.

The Company is focusing on expanding GOLD’n GRO fertilizer sales and the related photochemical and silver sales necessary to achieve profitability, but this growth is subject to a number of uncertainties, including the annual seasonal nature of fertilizer sales related to crop cycles, short term weather patterns in specific markets, the rate of GOLD’n GRO fertilizer adoption in existing and new markets, and the availability of funding to support sales growth.

BUSINESS
INTRODUCTION

We are the inventor and developer of the "Beneficial Use Photochemical, Silver, and Water Recycling" technology that produces environmentally beneficial GOLD'n GRO fertilizers and silver bullion.

We are an environmental process technology company that has developed what we believe is a unique technology for photochemical recycling. We, through our subsidiary, Itronics Metallurgical, Inc., extract more than 99% of the silver and virtually all of the other toxic heavy metals from used photoliquids and use this “Beneficial Use Photochemical, Silver and Water Recycling” technology to produce environmentally beneficial chelated liquid fertilizer sold under the trademark GOLD’n GRO, animal repellant/fertilizer to be sold under the trademark GOLD’n GRO Guardian, and silver bullion. We also provide development planning and technical services to the mining industry.

OUR PRODUCTS AND SERVICES

We currently operate the following two business segments under separate wholly owned subsidiaries:

 GOLD’n GRO Fertilizer: This segment, known as Itronics Metallurgical, Inc., operates a fertilizer manufacturing, photochemical recycling, and silver refining facility. Revenues are generated by photochemical management services, sales of photochemical concentrators, sales of silver, and sales of GOLD’n GRO liquid fertilizer products.

Mining Technical Services: This segment, known as Whitney & Whitney, Inc. (WWI), provides mineral project planning and technical services to the mining industry. It has specialized knowledge in all aspects of mineral project development and has been deeply involved in gold mine development for more than 25 years. It employs technical specialists with expertise in the areas of mining, geology, mining engineering, mineral economics, material processing, and technology development. Technical services have been provided to many of the leading U.S. and foreign mining companies, several public utilities with mineral interests, to various state agencies, the U.S. and foreign governments, and the United Nations and the World Bank. WWI was under contract with the Country of Bolivia from 1986 through early 1992 to assist it in developing its mining industry. In 2005 WWI launched an internet website to provide gold mining company profiles to the interested public.

We have three wholly owned subsidiaries, Whitney & Whitney, Inc. ("WWI"), Itronics Metallurgical, Inc. ("IMI"), and Itronics California, Inc. (ICI), a 92.5% owned partnership, Nevada Hydrometallurgical Project ("NHP"), and an 82.53% owned joint venture, American Hydromet. A brief description of each organization follows:

Itronics Metallurgical, Inc.:

IMI was established in 1981 to manage the metallurgical and materials processing operations being developed under WWI and American Hydromet research and development programs. IMI has been the main provider of management services to American Hydromet since 1986. IMI is now managing the photochemical/GOLD'n GRO fertilizer segment as discussed below.

Nevada Hydrometallurgical Project:

Nevada Hydrometallurgical Project ("NHP") is a research and development partnership formed in 1981 to fund research into potential commercial applications for certain hydrometallurgical process techniques developed by the U.S. Bureau of Mines Research Center in Reno, Nevada between 1970 and 1979. A number of potential commercial applications were defined by NHP, one of which is the American Hydromet silver/gold refining technique. In late 1985, NHP assigned its interest in the silver/gold refining technique to American Hydromet. NHP retained its proprietary interest in the other potential commercial applications for future developments. NHP continues as a financing and technology owning partnership. We own 92.5% of NHP.

American Hydromet:

American Hydromet is a Nevada joint venture that was formed in 1985 to develop certain silver and gold refining/recovery technology and to create business based upon such technology. The GOLD’n GRO fertilizer segment now being managed by IMI is owned by American Hydromet. The ownership interests in American Hydromet are: NHP for 76.5%, IMI for 1%, and American Gold & Silver Limited Partnership ("AG&S") for 22.5%. AG&S is a Nevada limited partnership, for which WWI serves as the general partner and owns a general and limited partnership interest totaling 11%. We own a 37% limited partnership interest in AG&S. In total, we own approximately 83% of American Hydromet.

Itronics California, Inc.:

Itronics California, Inc. (ICI) was acquired in March 1999 by Itronics Metallurgical, Inc. ICI, originally named PD West, Inc., was acquired for its phosphoric acid recycling technology. ICI has no business operations but plans are to utilize the phosphoric acid technology and may eventually operate IMI's photochemical services and GOLD'n GRO fertilizer business in California.

Whitney & Whitney, Inc.:

WWI was incorporated in 1977. WWI was primarily a mineral consulting firm that provided planning and technical services to the mining industry. WWI is now further developing an internet website originally launched in 2005 to provide gold mining industry data to the investing public, while maintaining a presence in the technical consulting field.

SUMMARY HISTORY OF OPERATIONS

Whitney & Whitney, Inc. was established to provide a wide range of technical services to the mining industry. During the 1980's, WWI completed several multi-client fertilizer marketing studies. Also during this time period, WWI was contacted by state and local environmental officials concerning the problem of photographic wastes, laden with silver and other toxic heavy metals, being dumped in local sewer systems.

Over the years, the mining technical services business was highly cyclical, closely following the base and precious metals industries, and specifically, the price of copper, other base metals and gold. This condition pointed out the necessity of expanding our business into new industries. When considering the fertilizer marketing studies previously performed, along with the growing national issue of sewer system contamination from toxic photowastes and silver toxicity to fish, it seemed to be a natural extension of WWI's existing expertise to expand into the photowaste recycling business. In 1987 the decision was made to move forward with research and development of a process to extract silver from photographic liquid wastes. It took until 1997 to develop and demonstrate a satisfactory fertilizer and to complete university testing to demonstrate its agronomic viability.

In March 1998 IMI signed a five year definitive licensing, manufacturing, and distribution agreement with Western Farm Service, Inc. (WFS), one of the largest liquid fertilizer bulk retailers in the western United States. The agreement was renewed in March 2003 for another five years, subject to annual cancellation provisions. The agreement grants WFS an exclusive license and right to manufacture and market IMI's GOLD'n GRO line of bulk liquid fertilizer products for the Turf & Ornamental and Specialty Agricultural markets in the states of Arizona, California, Hawaii, Idaho, Oregon, and Washington. WFS has approximately 90 agricultural retail outlets in these states. In the discussion below, and elsewhere in this report, we refer to this group of retail outlets as our licensed distributor network.

A 35,000 square foot manufacturing plant in Reno/Stead, Nevada was purchased in 1999. Construction of the liquid processing area was completed in early 2000, and a "shake-out" period was completed in which small batches of photochemicals were processed and small batches of fertilizer were manufactured. By late 2000 the new facility had demonstrated the ability to "demetallize" the received photo liquids to required EPA levels, thereby proving the technical viability of the new technology on a commercial scale. By the first quarter of 2001 we were positioned to develop sales for more than a dozen liquid fertilizer products.

In 2001, at the request of our licensed distributor, we developed a chelated liquid micronutrient zinc fertilizer with the objective of selling the product in truckload quantities. This fertilizer development was successful and provided the basis for the first tank truck load sales in the fourth quarter of 2001. During 2002 this new bulk liquid fertilizer was successfully introduced into the distributor network. During 2002 work on a bulk liquid GOLD'n GRO fertilizer that could be used as a "base liquid" in the distributor's proprietary field blends was commenced. In 2003 development work on a second chelated liquid micronutrient zinc product for bulk sale was initiated. Field testing of both new bulk liquid fertilizers was conducted during 2003 and in late 2003 they were approved for introduction into the distributor sales network for 2004.

During the same 2001 to 2003 period, more than two dozen liquid fertilizer formulations were evaluated for suitability and market potential. By the end of 2003, product line development had been completed, and 13 fertilizers covering two categories had been established: chelated liquid multinutrient fertilizers and chelated liquid micronutrient fertilizers. The fertilizers are sold both to the general public and through licensed and non-licensed distributors. Product improvement and new product development will continue, but our focus since 2005 is primarily on GOLD'n GRO Liquid Fertilizer sales expansion and on expansion of the services business as needed to support increasing GOLD'n GRO fertilizer sales.

We are developing an animal repellent/fertilizer that will be sold under the trademark GOLD'n GRO Guardian. This product will use one of the GOLD'n GRO multi-nutrient liquid fertilizers as a base liquid, which has the property of being taken into the plant as a fertilizer and imparting odor and taste characteristics that are offensive to deer and other animals, such as rabbits, that eat plants. The GOLD'n GRO Guardian product was field tested during 2003 and was subsequently approved for use by the North American Deer Management Network. GOLD'n GRO Guardian is a repellent fertilizer product and must be registered under both the pesticide regulations and the fertilizer regulations for each state in which it will be sold. The product must also be registered with the Federal EPA as a biopesticide. Introduction of this product for commercial sales will be delayed until the registrations are completed. In 2005 we acquired the interest in the GOLD’n GRO Guardian trademark, product rights, and the repelling product formula owned by Mr. Howland Green. We now own 100% of all rights related to GOLD’n GRO Guardian. Mr. Green has become one of our directors and is Northeast Manager for GOLD’n GRO Sales Development. Substantial funding over the next twelve months will be required to complete the EPA and California registration process.

During the period 1999 through 2003 we developed a "low temperature vacuum distillation" machine that operates at room temperature and is able to remove up to 80% of the water from photochemical solutions without damaging the chemicals, producing a high silver content concentrate that can be shipped as a commercial product in inter-state commerce. The distilled water is clean enough for re-use on site and the reduction in volume of material needing to be shipped produces an 80 percent reduction in transportation cost making shipment possible anywhere in the United States. These machines are being sold under the trademark "Itronics Metallurgical Photochemical Silver Concentrators".

After we began producing fertilizer, we noted that the by products of the process were the main materials needed to manufacture glass and ceramic. Therefore we began research and development of glass and tile formulations. During 2003, the first pieces of glass/ceramic tile were produced. With the successful development of a glass/ceramic tile product, we achieve the ability to recycle 100 percent of the materials received from customers, including waste that is generated internally during processing. The silver refining technology and the glass/ceramic tile products development efforts are being expanded in parallel with expansion of GOLD'n GRO fertilizer sales..

GOLD’n GRO FERTILIZER

A. Operations

We operate a commercial scale plant to receive used photochemical liquids, recover the silver and other metals, and convert the demetallized solutions to liquid GOLD'n GRO fertilizer products. A critical component of this integrated manufacturing system is to match, within a reasonable range, the incoming volume of photochemical liquids with the utilization of those liquids in fertilizer or other manufactured products.

Photochemical services operates as a regional business in northern Nevada, serving more than 200 customers in the northern Nevada market. A satellite service operation has been established in the San Francisco Bay Area which is a large market with at least three strong competitors. We believe we are able to compete effectively based upon pricing and service quality. In October 2006 we began servicing a large company in northern Nevada and in November 2006 we began servicing a large company in the San Francisco Bay Area.

Growth of silver bullion output is driven by photochemical processing to support GOLD'n GRO fertilizer sales. There are some opportunities to expand silver output separate from photochemical recycling, but profit margins for the refining services are very small when compared to the inventory requirements and the security risk. Because of these factors, gold and silver refining services are limited to categories of materials where our proprietary technology can be used and that offer better profit margins than conventional precious metal refining. We will be actively looking at opportunities to expand this segment in future years.

Spent photochemical liquids received from customers are logged and recorded, then tested for silver content and contaminants. We achieve high contaminant control standards by working proactively with our regular customers. Once testing is completed, the photographic solutions are available for processing.

B. Growth Plans and Implementation

With the successful completion of the initial pioneering development work by the GOLD’n GRO Fertilizer Division, we are implementing growth plans that are expected to drive expansion well into the future. The status of these plans and their implementation is described below.

Our manufacturing plant is presently configured to produce 2.4 million gallons of GOLD’n GRO fertilizer annually (about 11,400 tons) and can be expanded to produce 7.2 million gallons of GOLD'n GRO per year, or about 36,000 tons. GOLD'n GRO fertilizer production in 2006 utilized about 5 percent of planned capacity. Planned expansions to achieve the 36,000 ton volume include increasing both dry raw material and liquid storage, increasing tank truck loading capacity, and automation of certain manufacturing functions. Expansion can be achieved incrementally as fertilizer sales continue to grow.

We have developed the following eight-part approach to growth:

1.	Increase sales in the established market segments.

2.	Develop GOLD'n GRO fertilizer applications for more crops.

3.	Expand sales to new territories.

4.	Expand the GOLD'n GRO specialty fertilizer product line.

5.	Complete development of and commercialize the new glass/tile products.

6.	Develop and commercialize environmentally friendly metal leaching reagents for recovery of silver, gold, and other metals.

7.	Continue facilities expansion and technology development.

8.	Acquire established companies and/or their technologies.

   Plans and status of implementing each of the growth categories is explained in more detail in the following sections.

1. Increase sales in established market segments.

We are selling into or developing applications for the three major segments. These are:

a.	Specialty Agriculture which includes Avocados, Citrus, Grapes, Fruit and Nut Trees, and Vegetables.

b.	Bulk Field Crops which include alfalfa, cereal grains, corn, cotton, and soybeans.

c.	The Urban Market, which includes Home Lawn and Garden, Landscape Construction and Maintenance, and Nursery and Greenhouse markets, and Golf Courses.

Our primary focus is to increase bulk GOLD’n GRO liquid fertilizer sales as rapidly as possible. This is being achieved by expanding sales in the Specialty Agriculture segment and in the Bulk Field Crops segment. There are on-going small package sales in the Urban Market, but these are small relative to the other two segments.

2. Develop GOLD'n GRO fertilizer applications for more crops.

Based on our experience to date, it takes approximately two to five years to develop a new fertilizer product, which includes regulatory approval. It typically takes another two to four years to achieve market acceptance of successful products, which includes field trials to demonstrate product effectiveness.

We are performing field trials in Idaho, Oregon, and Washington for applications on onions, potatoes, and winter wheat. We also have begun field trials in Rhode Island for lawn, landscape, and nursery application and have started several new trials in California for silage corn applications.

A GOLD'n GRO base liquid nutrition program is being marketed. The program is called the "Gallon and a Quart" or "4 to 1" program. It calls for one gallon of GOLD’n GRO base liquid for each quart of GOLD'n GRO chelated micro-nutrient used in soil applications. Field demonstrations have shown improved nutrition uptake and crop output under this cost effective program. Marketing of this program is expected to produce substantial increases in the tonnage of GOLD'n GRO fertilizer sales.

In 2006 we began contributing to an ongoing Zinc Nutrition Research Program at Utah State University in Logan, Utah. To date, the research has demonstrated the effectiveness of GOLD’n GRO 9-0-1+7% Zinc as a chelated liquid zinc micronutrient fertilizer for zinc deficient corn. Results include preventing visual symptoms of zinc deficiency, significantly increased tissue concentration of zinc compared to untreated plants, and doubled dry mass.

3. Expand sales to new territories.

The GOLD'n GRO products are being sold in Arizona, California, Colorado, Idaho, Nevada, Oregon, Rhode Island, Washington, and Utah, with the majority of our sales in central California. We completed registration of select GOLD’n GRO fertilizers in Idaho, Oregon and Washington in 2005 and in Utah in 2006; sales development is now underway. Two GOLD'n GRO products are registered in seven northeastern states and all of the products are registered in New York and in New Jersey. Based on our experience, commercial sales can be generated approximately one to two years after introductory sales activities are initiated. We are in the process of identifying distributors for New York and the other seven northeastern states. Each new geographic area developed will require the same procedural approach.

The expansion into the Northwest states of Idaho, Oregon, Washington, and Utah is being managed by one field agronomist. The cost of maintaining that position ranges from $120,000 to $150,000 per year. The expansion into the Northeast states is being managed by one part time person at an annual cost of approximately $30,000. That person is also the lead person in seeking customers for our Photochemical Silver Concentrators. We plan to increase these spending levels in 2007, depending on sales support requirements.

In general, expansion to new regions of the country will require at least one field agronomist for each new region at a cost similar to that for the Northwest region. In addition, each state has varying registration requirements for product labels and costs of registration. Development of product labels is done internally using existing staff. Registration fees for each state vary widely, ranging from $25 to $600 per year, largely depending on how many products are registered in the particular state. For the near term, we anticipate utilizing present staff and management for corporate support of the sales efforts for both existing regions and for the new regions. For the longer term, as we expand we will need to add corporate support personnel. In 2006 we added a Ph.D. agronomist, to support GOLD’n GRO sales efforts.

Our plan to expand sales in Urban Markets requires the consumer to utilize fertilizer injection equipment. This equipment provides economical, easy use of liquid fertilizers for consumer lawns and gardens. We added two types of fertilizer injectors to our “e” store, which is the first step into this market. Additionally, other fertilizer injectors are already available to consumers through irrigation supply stores.

4. Expand the GOLD'n GRO specialty fertilizer product line.

We are developing two new specialty products, a calcium plus magnesium fertilizer named GOLD’n GRO 11-0-0+5% Ca (Calcium) and a high magnesium content fertilizer named GOLD’n GRO 8-0-0+3% Mg (Magnesium), both targeting foliar and soil application. We have registered GOLD’n GRO 11-0-0+5% Ca in Nevada and California. Sales development started in the second quarter of 2006. The registration of GOLD’n GRO 8-0-0+3% Mg is planned for the second quarter of 2007 at which time sales development will be started. [quarter largely finished what is status?]

We are developing a new category of repellent fertilizers that are expected to be sold at higher profit margins than our other products. The GOLD’n GRO Guardian deer repellent fertilizer is an example of this type of specialty fertilizer. The U.S. market for deer repellents is believed to exceed $50 million in annual sales. Products currently in the market have limited effectiveness so we believe that there is a real opportunity for a line of systemic products that are effective for several weeks after each application. GOLD'n GRO Guardian small plot tests have shown effectiveness for 8 to 12 weeks as well as excellent wintertime effectiveness.

We acquired ownership interest in the GOLD’n GRO Guardian trademark, product rights, and the repelling product in 2005. We now own 100% of all rights related to GOLD’n GRO Guardian. Results of the research of the GOLD’n GRO Guardian deer repellent fertilizer has provided a basis for a bird (goose) repellent fertilizer that will be perfected for small plot field trials and registration after the registration of GOLD’n GRO Guardian is underway. Currently, this product line is strictly for non-food plant applications. We have engaged consultants experienced in the EPA registration process. We are presently working with them to plan the process and lab work needed to complete the registration.

We believe the users of the GOLD’n GRO deer repellent fertilizer will be upscale homeowners, commercial landscapers, and municipal facilities, and wholesale and retail nurseries. The initial sales center will be in Rhode Island.

5. Complete development of and commercialize glass/tile products.

In 2003, we developed and produced glass /tile products proving that the product concept is technically viable. When the development of the glass/ceramic tile product is completed, we will achieve the ability to recycle 100 percent of the photoliquid materials received from customers, including waste that is generated internally during fertilizer production. We have completed preliminary market research for the tile markets, but expect to do much more work to develop a plan to enter this market.

6. Develop and commercialize metal leaching reagents for recovery of silver, gold, and other metals.

We are developing applications of our technology to extract silver from photoliquids to the mining sector. This work is being expanded and a small pilot circuit will be established to chemically process certain categories of silver-bearing solid wastes. The gold mining sector currently uses cyanide and other toxic chemicals in their leaching process. We believe it may be possible to create and adapt new non-toxic leaching reagents and leaching procedures for processing other secondary materials and certain types of mine generated products. The specific markets for leaching reagents in gold and silver mining is large and world wide, but has not yet been studied in detail for market development. Our Technical Services Division maintains an extensive library and database of mines and mining activities worldwide, which provides us ready access to market information as we need it. Much pilot plant work, including one or more field pilot operations, must be completed before quantitative market studies can be completed.

7. Continue facilities expansion and technology development.

As fertilizer sales volume increases, we will need to increase tank truck loading capacity. With the introduction of additional bulk products and increased demand for our products, load out capacity for shipment of three more bulk products is needed. The first phase, construction of a containment area, was substantially completed in late 2006. While we believe that we can handle expected growth in 2007 with the existing load-out module, we hope to complete construction on the new load out equipment during the second half of 2007, subject to the availability of financing.

In the first quarter of 2006 the Company tripled silver recovery capacity. With this expansion, the refinery operations became large enough to require the installation of an air purification system so that emissions from the expanded operation could be completely controlled. Planning and permitting for this installation were undertaken in the second and third quarters of 2006. Installation began in the fourth quarter of 2006 and operation start up was completed in mid-March 2007.

During the first quarter 2007 GOLD’n GRO fertilizer manufacturing expanded to a level that requires an air purification system so that emissions can be completely controlled. Work to design and permit this system is underway and is targeted for completion in the third quarter. The schedule for installation has not yet been established.

Both the refinery air purification system and the fertilizer manufacturing air purification system perform the purification by wet scrubbing which produces water containing fertilizer ingredients. Part of the expansion planning that is now underway includes developing and implementing methods to utilize the water generated by air purification in fertilizer manufacturing. Normal industrial air purification systems generally produce waste which must be disposed off-site and requires payment of disposal fees. The Company’s technology is being integrated so that the scrubbing water becomes a viable raw material for use in fertilizer manufacturing. The Company’s air purification technology has the advantage of being “zero discharge” and is expected to be lower cost by producing a fertilizer raw material and by not having off-site waste disposal costs.

The Company reduced work on implementing its new iron and sulfur leach process while the refinery air purification system was being developed, installed, and started up. The work level required to complete development, specify, and size the equipment required for the new leach circuit was expanded early in the second quarter 2007, but with other higher priority planning and expansion activities that are underway, the Company has revised its plan for starting up this operation and now expects to have the leaching circuit completed to where intermittent operations can begin in the first quarter of 2008.

The refinery currently produces three products; silver bullion, silver-bearing iron matte, and glass which contains a small amount of silver. The refinery currently has solids drying capabilities, but the iron matte and the glass, which were formerly produced in relatively small amounts have been stored for future processing. This year’s projected increase in silver output and the next refinery expansion will increase production of iron matte and glass to levels that require expanded solids handling capabilities which include crushing, grinding, screening, one or more solids separation processes, liquid-solids separation, drying, and expanded storage capabilities. In addition, the stored matte and glass when combined with on-going production have now reached a volume that is sufficient to justify processing.

Because the solids handling requirements are not fully known at this time, the Company is utilizing modular development to create the individual process systems with the objective that when the actual larger scale requirements are better known it can integrate the individual processing systems into a viable solids processing flow sheet. The individual process systems for crushing and screening are in final stages of specification and sizing. The Company plans to install and start up the solids screening system during the second and third quarter of 2007 [status?]. This system will be used initially to process silver-bearing iron matte and is expected to generate an increase in silver sales in the third and fourth quarters of 2007. The crushing system will be installed after the screening system is operational and is expected to produce further increases in silver output. Additional solids processing modules are being developed and will be discussed in more detail in the second quarter report.

8. Acquire established companies and/or their technologies.

To enhance our operations and market presence, we intend to acquire small established companies or their technologies. In 2005, we completed our acquisition of the GOLD’n GRO Guardian technology. Further acquisitions will depend on the potential benefits and suitable financing.

C. Competition

Our GOLD’n GRO fertilizer products compete with well established fertilizer companies that have significantly more capital with which to market their products. Our competitors include large companies such as Scotts Miracle-GRO, Dow AgroSciences Company, Uniroyal Chemical Corporation, and smaller companies such as Pursell Technologies, Inc. We believe that our fertilizers compete primarily on the basis of product quality and performance.

Our photochemical recycling fees are generated primarily from removing used photochemicals from our customer’s sites. We compete for these customers with large national firms like Safety Kleen and Philips Environmental but our primary competitors are smaller regional firms. In 2006 we made a decision to offer wholesale processing services to these established service companies in order to more rapidly expand photochemical supplies.

We sell our silver bullion to a commercial refiner under standard industry terms. We are a very small producer of silver; consequently the refiner will purchase all the silver we can presently produce. For several years, there has been a global shortage in the supply side of the silver market. Our ability to sell our silver bullion could only be impacted if there were a dramatic contraction in the demand for silver, and only then if we grow to be a much larger silver producer than we are now.

D. Markets

Fertilizer

The total fertilizer market consists of the "Agricultural Market" and the "Urban Market". The Urban Market accounts for at least $9 billion in annual sales in the United States. The "Specialty Ag" segment of the Agricultural Market is a $5 billion segment making the total a $14 billion market. Substantially all of our present GOLD’n GRO fertilizer sales are in the “Specialty Ag” segment.

More than 50 million tons of fertilizer products are sold annually in the United States. This includes almost 20 million tons of multi-nutrient fertilizers and almost 3.5 million tons of secondary nutrient and micro-nutrient products. About 38 percent of the total usage is as fluid fertilizers. Our 2006 sales represent less than 0.04 percent of the specialty ag segment of the fertilizer market.

Our GOLD'n GRO fertilizers are all liquid. There are major differences in manufacturing, distribution, and sale of liquid fertilizers as compared to dry fertilizers. Basic differences are described here so that the investor can better understand the technology, logistics, and application of liquid fertilizers and thereby gain a better understanding for the market niche that we are entering.

Liquid fertilizer technology is more complex than dry technology. Typically dry solids can be readily blended into dry mixtures that can then be bagged, or transported as dry bulk powders. In contrast, liquid fertilizers are reacted products and must be manufactured using precise recipes so that the final product will remain stable. Dry products can be stored for years without degradation, whereas liquid products typically have a limited storage life ranging from a few days for proprietary field blends, up to 4 years or longer for certain types. Liquid fertilizers can also freeze over a rather wide range of temperatures, a problem not encountered with dry fertilizers. Because of these technical factors, bringing a line of liquid fertilizers to market is much more complex than bringing a line of dry products to market.

Dry fertilizers are typically applied with dry spreaders. Liquids are sprayed on with tank sprayers or aircraft, injected into the soil using special applicators, or applied through irrigation systems using sprinklers, micro-sprinklers, or drip irrigation. Liquid fertilizers can also be applied with ditch irrigation by running the fertilizer into the water at controlled rates. The use of irrigation water to apply the liquid fertilizers is called fertigation.

Dry fertilizer packaging and transport is typically simpler and less costly than liquid fertilizer packaging and transport. Bulk liquids must be moved in tank trucks or tank rail cars and stored in large bulk tanks at distribution points. The distributors who sell the liquids to farmers must install and operate tank farms and maintain a fleet of specialized applicators. Distribution and application of liquid fertilizers typically requires specialized technical knowledge related to mixing and handling as compared to the use of dry fertilizers. Liquid fertilizers are typically easier and less costly to apply when irrigation is available, and availability of the fertilizer nutrients in the soil for uptake by crops is greater when liquid fertilizers are used. Use of fertigation to apply liquid fertilizers can reduce tractor trips through the fields, reducing cost and also reducing soil compaction. Because of less cost for application and improved availability of the liquid nutrients to the plants, liquid fertilizers in the United States are continuing to gain market share. Use of liquid starter mixes for dry land crops is also expanding, especially for planting field crops such as cotton, corn, soybeans, and wheat.

Only certain fertilizer distribution companies have specialized in marketing liquid fertilizers and have the facilities and equipment required to sell, deliver, and apply the liquid fertilizers. Our licensed distributor is such a company.

The GOLD'n GRO fertilizers are complex and represent a new category of liquid nutrition technology. The GOLD'n GRO fertilizers contain bulk chelating agents that conventional liquid fertilizers do not contain. The chelating agents, which are normally quite costly, are supplied as components of the starting photographic liquids. The chelating agents improve the availability of micronutrient metals such as zinc, iron, manganese, and the secondary nutrients calcium, and magnesium. The photoliquids also have a natural content of sulfur, the other important secondary nutrient. These chelate enriched multinutrient characteristics distinguish the GOLD'n GRO liquids from other liquid fertilizers and are the main reason why the GOLD'n GRO liquid fertilizers represent a new type of nutrient technology.

The animal repellent/fertilizer market is a new market for us. The users of this product will be upscale homeowners and commercial and municipal facilities, and commercial nurseries. The deer population is growing rapidly in the northeastern U.S. and so the center of gravity for this product is the northeastern seaboard states. The initial sales center will be in Rhode Island. The markets being served are the Commercial Landscape and wholesale and retail Nursery segments. The GOLD'n GRO Guardian line of products is strictly for non-food plant applications so the distribution channels are different from the channels being developed for GOLD'n GRO fertilizers.

The U.S. market for deer repellents is believed to be well in excess of $50 million per year. Products currently in the market are believed to have limited effectiveness so we believe that an opportunity exists for a line of systemic products that are effective for several weeks after each application. The GOLD'n GRO Guardian is demonstrating effectiveness for periods of 8 to 12 weeks, and may be able to provide "year round" protection. We are pursuing development of this line of products as rapidly as possible.

Photochemical Recycling

We estimate that there are more than 1,500 generators of photographic hazardous waste in the State of Nevada and more than 500,000 throughout the United States. This includes printed circuit board manufacturers, photo off-set printers, photographic developers, lithographers, photographers, micro-filming (banks, companies, etc.) and x-ray users (dentists, doctors, hospitals, podiatrists, orthopedic surgeons, veterinarians, radiologists and industrial x-ray users). We estimate the total annual market for recycling this category of waste to be in the range of $400 to $500 million.

We are aware of digital imaging and its impact on usage of conventional photography. The impact is different for each of the major segments; medical, color photography, and printing/microfiche. Digital imaging has made significant inroads into printing/microfiche processing with an almost 85% reduction in volume of photographic liquids over the past ten years. Over the last several years, it became clear to us that contrary to popular belief, digital photography is creating a new source of photowastes from Internet companies that combine digital imaging services with the ability to print high quality photographs for their customers. Digital methods are being adopted in the medical industry, and although the medical sector is relatively high growth with the aging U.S. population, digital imaging has had the effect of slowing the growth of waste photo liquids being generated and may lead to a decline in future years.

A larger impact on photo waste generation has been the pressure for companies to reduce the amount of waste generated at the operating sites. In photography, water was used in copious quantities for film rinsing and large quantities of low chemical content waste liquids were generated. With the tightening of regulation of discharge of contaminated waters the equipment manufacturers have focused on reducing water usage. This attention to reduction of waste water has contributed to a reduction in the quantities of waste liquids being generated. It is expected that efficiency of use and associated waste reduction will continue, driven by increasing waste disposal costs. On-site photochemical recovery using a Photochemical Silver Concentrator and re-using the recovered water is expected to continue to become more and more attractive to photochemical waste generators.

Environmental restrictions on disposal of chemicals are continuing to tighten throughout the United States with the result that now the rate of growth for our photochemical recycling business is dependent upon the rate and vigor of fertilizer sales growth.

Silver

Nationally, more than 50 million ounces of silver are consumed in photomaterials annually. Approximately 30% of this is lost through disposal. The Silver Institute indicates that silver usage in photography declined in 2005.

E. Seasonality and Working Capital

In analyzing the market and industry competitors, it is apparent that two factors significantly impact our ability to penetrate these markets in a meaningful way. First, the seasonal aspect of fertilizer sales, which directly results in the second factor, the need for a much higher level of working capital when compared to other industries. Based on experience, we expect fertilizer sales to continue to have a strong seasonal component, with the primary sales season running from April through November each year, with an in-season low in July and August. In addition to the general seasonal nature of sales caused by normal weather patterns, unusual weather can further affect fertilizer sales, especially in winter and spring. For example, unusually cold or wet spring seasons may delay the growing cycle of various crops for which our fertilizer products are utilized. To overcome weather related effects on fertilizer sales, we are evaluating markets in the southern areas of the United States where growing seasons are longer and, in some cases, year round.

Due to the seasonal nature of GOLD'n GRO fertilizer sales, we must increase our net working capital to a level higher than that of non-seasonal industries. For example, some of our competitors have working capital equal to their annual sales. Consequently, ongoing debt and equity funding will be required for us to grow, even after a profitable level of operations is achieved.

F. Research, Development, and Technology

The majority of our research and technology is proprietary, which means it has not been patented, but is protected with strict confidentiality agreements and limited access to our research and production facilities. A U.S. patent on the silver separation process was issued in 1987 and is now expired. We made a corporate decision to not patent our research results as the cost of obtaining and defending patents is prohibitive.

We conduct field trials to gather agronomic data and to develop knowledge of how the GOLD'n GRO products work on different crops. This field testing will continue as it is the most effective method for developing the field data needed to support claims of product effectiveness for specific crops. On-going field trials of GOLD’n GRO fertilizer products continue to show significant improvements in crop production and quality. The trials are providing agronomic data that is being used to develop GOLD’n GRO nutrition programs for the crops being tested.

The field trials are demonstrating that the GOLD’n GRO products provide both agronomic and economic benefits in the "specialty agricultural" markets. Specialty agriculture includes vegetables, cut flowers, herbs and spices, and fruits and nuts of all types. These crops are relatively high value compared to field grains such as corn, wheat, and soybeans. Field trials in 2002 on cotton and on silage corn produced positive results, opening two new large acreage crops for GOLD'n GRO application development. Alfalfa is typically considered as a "hay" or "forage" crop and is generally of low to intermediate value when compared to specialty agricultural crops, however, high nutrient content alfalfa for the dairy market often commands a significant price premium which puts it at the low end of specialty agricultural crop values.

A 3 year field trial on Valencia orange trees was carried out with oversight from a major university in southern California was completed in 2004. Three year cumulative results were analyzed and positive results were obtained. Fruit output per tree and fruit quality were both increased.

During 2003, we completed a key phase of the research project to produce formulated glass products. The research has identified three product categories: (1) a glass ceramic mixture that can be used to produce tile and other shapes suitable for glazing and commercial use; (2) glass formulations that can be used as "lead free" low and intermediate temperature glazes for decorative tile and the craft pottery trade; and (3) specialty boro-silicate glass formulations. The next phase of the research will focus on production of small quantities of products for evaluation and market studies and is expected to be completed over the next two to three years.

We continue to be offered the opportunity to explore the feasibility of recycling other non-photographic materials into fertilizer. We have concluded that certain acid waste streams generated by aerospace and electronics manufacturers may be able to be converted to a form that will fit "Beneficial Use" recycling into fertilizer in association with the processed photochemical materials.

G. Environment and Regulation

All chemistry has a "cradle to grave" regulatory life span. This term means under Federal law, the prime generator has the ultimate liability for all generated waste as long as it exists. For example, conventional services, through storing and hauling, relocate the waste to a legal landfill or dispose it to sewer. Liability then remains for the cost of cleanup if the landfill has to be reclaimed or the contamination of groundwater develops.

However, once the spent chemistry reaches our facility and has been processed, the generator's hazardous waste liability is eliminated. Using our process, virtually all metals, including most of the iron, are removed. The end result leaves us with a non-hazardous "toxic-metal-free" liquid which is legal for use in high quality GOLD’n GRO liquid fertilizers.

While in general our business has benefited substantially from increased governmental regulation of hazardous disposal by private industry, the waste management and recycling industry itself has become subject to extensive, costly and evolving regulation by federal, state and local authorities. We make a continuing effort to anticipate regulatory, political and legal developments that might affect our operations, but may not always be able to do so. We cannot predict the extent to which any legislation or regulation may affect future operations.

In particular, the regulatory process requires firms in our industry to obtain and retain numerous governmental permits to conduct various aspects of their operations, any of which permits may be subject to revocation, modification or denial. We are not in a position at the present time to assess the extent of the impact of such potential changes in governmental policies and attitudes on the permitting process.

For several years we have been studying the various regulatory requirements under RCRA and have been working with state and local environmental officials regarding the extent to which hazardous waste regulations apply to our operations. Through this process, we reached the conclusion that due to use of photochemicals as a beneficial ingredient in our fertilizer products, the photochemicals are not "hazardous waste" as defined in the regulations, and therefore, beneficial materials that are otherwise regulated as hazardous waste, are exempt from most of such regulations. In early 1996 we received concurrence from State of Nevada environmental officials that our photochemical fertilizer process meets the existing RCRA requirements for exemption from all environmental regulation with the exception that certain presently conducted lab analyses of the photochemicals will continue to be required. Certain of our large scale customers presently meet the exemption requirements. Present levels of fertilizer sales utilize all the photochemicals received. Once sales of all the photochemical materials are well established in the fertilizer or other commercial products, all our Nevada customers will be exempt from the regulations, including hazardous material transport/manifest rules. We believe that this exemption applies nationwide. Therefore, we intend to pursue similar concurrence from environmental officials in all applicable states, so that all our customers will be recognized as exempt from the RCRA regulations.

Environmental regulation of photowaste generators has strengthened over the last several years, and that trend is expected to continue. In the past year, heavy metal contamination of fertilizers has become a significant issue in California and other parts of the country. Public concern over this issue is expected to intensify. We believe that the GOLD’n GRO line of fertilizer products is uniquely suited to alleviating this environmental concern and that we are well positioned to meet future environmental needs.

H. Permits and Inspections

To the best of our knowledge, we have obtained permits from all governmental agencies having jurisdiction, such as the U.S. EPA, Nevada Department of Environmental Protection, Washoe County Health Department and the City of Reno, Nevada. We are not required to obtain federal permits, but are required to have, and have obtained, local permits for our photochemical recycling facility under the provisions of the U.S. EPA. Similar permits will be required of all facilities that we may construct. Our recycling facility is subject to frequent inspections and to regulations (including certain requirements pursuant to federal statutes) which may govern operating procedures for land, water and air pollution, among other matters. In particular, our operations are subject to the Safe Drinking Water Act, TSCA (Toxic Substances Control Act-pursuant to which the EPA has promulgated regulations concerning the disposal of PCBs), the Clean Water Act (which regulates the discharge of pollutants into surface waters and sewers by municipal, industrial and other sources) and the Clean Air Act (which regulates emissions into the air of certain potentially harmful substances). Employee safety and health standards under the Occupational Safety and Health Act are also applicable to our employees.

MINING TECHNICAL SERVICES

A. Services offered

Our Mining Technical Services segment offers a wide range of technical services to the mining industry, including management support, mineral project development, ore reserve and material balance reviews, expert assistance in contract dispute or litigation, and mineral economics and cost studies.

B. Operations

The Mining Technical Services Division originally provided typical consulting services to the mining industry which required high level technical personnel, including our President, devoted to each project. To reduce our dependence on our President to generate new consulting contracts, while better utilizing our core professional staff, the division is being reconfigured to focus most of its efforts on a global Internet Information Portal - "insidemetals.com". The information portal operates 24 hours per day 7 days per week anywhere in the world where computers and the Internet are available. Anyone with access to the Internet anywhere in the world can subscribe to the service at any time using their credit card to pay the subscription fee.

We launched the insidemetals.com website in 2005, targeting the companies and individuals interested in the mining and precious metals industry. The website will generate revenue by charging a subscription fee for monthly access to the site. Currently, the site contains an array of information about gold mining and companies in the gold industry. We intend to add information on other mineral sectors gradually over time. A program to solicit advertising customers is being developed and is being offered to gold exploration companies. To assist with the sales development program of the website, we hired a manager of marketing and sales in October 2006. He is responsible for marketing efforts for both the insidemetals.com website and for technical consulting services to the mining industry.

C. Expansion Plans

In 1999 WWI initiated a long term R&D project to replace the use of cyanide in the extraction of metals from silver/gold and gold/copper ores. The new thiosulfate leaching technology being developed under this program utilizes the same technology as our proprietary photochemical recycling process. The project, called Itronics Thiomet, may seek to establish operating joint ventures at specific mine sites to apply the thiosulfate leaching technology. This project is on hold pending further commercial development of fertilizer sales.

In August 2005, we launched the website "insidemetals.com," an Information Portal targeting the companies and individuals interested in the mining and precious metals industry. The website is beginning to generate revenue by charging a subscription fee for monthly access to the site and by selling advertising to gold exploration companies. Currently, the site contains an array of information about gold and companies in the gold industry. We intend to add information on other mineral sectors gradually.

We anticipate that mining company professionals, all government agencies with minerals related responsibilities, financial industry investment professionals, and individual investors who have an interest in investing in mining companies but who have limited mineral industry knowledge will benefit from this Information Portal. The market scope for this service is global and is accessible with a “click of a mouse” in all countries of the world through the Internet. Whitney & Whitney, Inc. has contacts throughout the world and expects that the good will generated over a period of more than 25 years will provide market support for this service.

In recent months, traffic volume on the website has expanded to a level that we believe is sufficient to make it worthwhile for gold exploration companies to begin paid advertising on the website. A program to solicit advertising customers is being developed and is being offered to gold exploration companies beginning in the first quarter of 2007. To assist with the sales development program of the website, we hired a manager of marketing and sales in October 2006. He is responsible for marketing efforts for both the insidemetals.com website and for technical consulting services to the mining industry.

D. Competition

Our consulting services are generally in the area of management support and mineral economics. Management support projects include advice on mineral development strategies, audits of ore reserves and appraisals on mineral properties primarily to mining companies. Our projects tend to be short term, generally less than one year, and are typically sole sourced to us based on the reputation of our president. Other companies that provide similar services include local and regional mineral consulting firms.

Our competition for the Internet Information Portal is other websites that provide gold and other precious metal information to the interested public.

DESCRIPTION OF PROPERTIES

I. FACILITIES.

Itronics leases approximately 3,000 square feet of office space at 6490 South McCarran Blvd., Building C-23, Reno, Nevada at an annual cost of $62,664. The current lease expires on June 30, 2007, but was extended for three years, with annual 2% cost increases, in April 2007. IMI leases approximately 2,000 square feet of warehouse space in Reno, Nevada on a month to month basis at an annual cost of $12,600. This space is being used for supply storage.

IMI owns a 35,000 square foot manufacturing facility in Reno-Stead, Nevada. The building contains all the equipment used for treating the used photochemicals, preparing the recovered silver for sale, and manufacturing the GOLD’n GRO fertilizer products.

II. EQUIPMENT.

The equipment being used in the recycling and fertilizer manufacturing process is proprietary information. However, the plant for recycling liquid photochemicals into fertilizer is a fairly typical chemical process facility consisting of appropriate arrangement of tanks and pumps. Solids produced by processing are recovered by filtration.

The refining operation consists of a material handling section, solids roasting, and a melting section. The equipment arrangements are proprietary, but the main items are pumps, tanks, filtration equipment, drying ovens, and the melting furnaces.

LEGAL PROCEEDINGS

As of March 31, 2007 we have accrued for liabilities, including interest, of $543,125 which relate to various lawsuits and claims for the collection of the funds due. These include eight leases totaling $381,858 (reflected in Capital Lease Obligations) plus $51,035 in additional interest (reflected in Accrued Interest) and one trade payable totaling $85,801 (reflected in Accounts Payable) plus $24,431 in additional interest (reflected in Accrued Interest). The leases are individually secured by specified equipment.

The accrued interest noted above was recorded based on our assessment of three cases that are seeking $251,522, which we believe are probable. The creditors have received judgments in these cases, but have taken no further collection action. We will continue to accrue interest until these cases are settled or paid in full.

We have a total of two cases, that originally sought $171,853, that we deem to have a remote possibility of incurring an additional unrecorded loss. We have negotiated payment agreements on these cases and, as of March 31, 2007, the recorded liability for these cases was $178,628. We are current in our payments under the respective settlement agreements.

In addition to the above leases that are subject to litigation, there are four leases, with a recorded liability of $198,620, that are in default. As required by U.S. Generally Accepted Accounting Principles, the principal balance of the leases that are in default have been classified as current liabilities.

Successful settlement of the above claims is dependent on future financing.

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. Certain lawsuits have been filed against us for collection of funds due that are delinquent, as described above. We are not aware of any additional legal proceeding or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following are our directors and executive officers:

Name	Age	Position	Position Held Since
Dr. John W. Whitney	60	President/Treasurer	May 1988
		Director
Howland S. Green	53	Northeast Manager	April 2005
		of GOLD’n GRO sales
		Director
Gregory S. Skinner	52	Secretary	December 1990
Duane H. Rasmussen	76	Vice President;	November 1997
		Vice President and	May 1994
		General Manager-IMI

1) For directors, the term of office is until the next annual meeting of shareholders. For officers, the term of office is until the next annual meeting of the Board of Directors, presently scheduled to be held immediately following the annual meeting of the shareholders.

John W. Whitney:

In addition to being our President and a Director from 1988 to present, Dr. Whitney is the President and a Director of each of the operating subsidiaries, Itronics Metallurgical, Inc. and Whitney & Whitney, Inc. Dr. Whitney also serves as the General Manager of American Hydromet, a joint venture.

He received his Ph.D. in Mineral Economics from Pennsylvania State University in 1976, his M.S. in Mineralogy from the University of Nebraska in 1971, and his B.S. in Geology from the University of Nebraska in 1970. Dr. Whitney has served as President of Whitney & Whitney, Inc. since its formation in 1977.

Prior to his serving as W&W full-time president, Dr. Whitney worked as a consultant for the Office of Technology Assessment, U.S. Congress, doing analysis of various Alaskan mineral issues (1977-1978), a consultant for various government agencies, including the office of Mineral Policy Analysis in the U.S. Department of Interior, and the Washington office of the U.S. Bureau of Mines, consulting firms, law firms and mining companies on a variety of mineral planning issues (1976-1977), as a consultant for BKW Associates, Inc. evaluating mining investment opportunities in Mexico and the Philippines (1973-1975), and as a geologist-mineralogist for Humble Oil & Refining Company and GeoTerrex Ltd. (1971-1972).

Dr. Whitney is an internationally recognized consultant in the field of Metal and Material Resource Economics. Dr. Whitney has presented seminars for various clients on Mining Economics, and has taught a three-credit graduate course on International Metal Economics for the University of Arizona's College of Mines. Dr. Whitney is an Honorary Faculty Member of the Academy for Metals and Materials under the seal of the American Society for Metals. Dr. Whitney has made numerous presentations and written a number of publications on various technical subjects within his broad area of expertise. Dr. Whitney is coinventor of the American Hydromet process technology and holds four patents. Dr Whitney was selected as Nevada’s Inventor of the Year for 2000 and became a member of the Inventor’s Hall of Fame at the University of Nevada, Reno.

 Howland S. Green

 Mr. Green was appointed as our director and as the Northeast Manager of GOLD’n GRO Sales in April 2005. He received a B.Sc. degree in plant science and landscape architecture from the University of Rhode Island in 1981. He founded the Holly Ridge Nursery in Kingston, Rhode Island in 1989 and was its owner and President until the business was sold in September 2005. He is the concept creator and a founder of the North American Deer Management Network. Mr. Green researched and developed the Mirrepel and subsequently co-developed the GOLD’n GRO Guardian systemic deer and rabbit repellents. Through his ownership of the Holly Ridge Nursery he has gained extensive knowledge of the landscape construction and maintenance and wholesale and retail nursery markets. He has also served as consultant to "Ask This Old House".

 Gregory S. Skinner, Esq.

 Mr. Skinner has served as our secretary and general counsel since December 1990. He obtained his B.A. degree in Economics from the University of California at Berkeley in 1976. He obtained his J.D. degree from Hastings College of the Law, University of California at San Francisco in 1979. He is licensed to practice law in the states of California and Nevada. He retired from the practice of law on January 1, 2003 and is "of counsel" to the law office of Watson & Rounds, a Professional Corporation (WR). Prior to December 31, 2002 he was a shareholder in Skinner, Watson & Rounds, which had offices located in Reno, Las Vegas, and Incline Village, Nevada. Prior to becoming Secretary of Itronics Inc., Mr. Skinner has provided legal services and advice to Whitney & Whitney, Inc. since 1980.

 Duane H. Rasmussen:

Mr. Rasmussen has served as Vice President and General Manager of IMI since May 1994. He became our Vice President in November 1997. He initially joined us in 1991 as Assistant Manager and Business Consultant for W&W. He received his B.S. degree in Chemical Engineering from the University of Wisconsin in 1953 and his M.B.A. in Industrial Management in 1955 from the same University. He served as President of Screen Printing Systems, Inc. from 1987 to 1990 and from 1995 to October 1998. Other business experience includes approximately 20 years with Jacobs Engineering Group, Inc. in varying capacities, including Project Manager, Regional Sales Manager, Regional Vice President, and Group Vice President.

AUDIT COMMITTEE

At present we do not have an audit committee and consequently the entire Board serves as the audit committee. The Board presently consists of three members, one of whom is independent. We have interviewed several qualified individuals for the position of Audit Committee Financial Expert on the Board of Directors. All have declined to serve, with the primary reason being personal liability issues, especially the perceived view that being the "financial expert" increases the individual’s personal exposure over that of being a regular Board member.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics (Code) that is applicable to our directors, principal executive and financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the Code is included in this report as Exhibit 14. A copy of the Code may be obtained by anyone, without charge, by requesting a copy either by telephoning (775) 689-7696 and asking for investor relations or by e-mailing us at www.itronics.com. If requesting by e-mail, please indicate a preference of a reply by e-mail or by physical mail.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth information as to the compensation of the Chief Executive Officer and the four most highly compensated officers whose compensation for the year ended December 31, 2006 exceeded $100,000:

Summary Compensation Table:

			Nonqualified
			Deferred
	Calendar		Compensation	All Other
Name and Principal Position	Year	Salary	Earnings	Compensation	Total
Dr. John W. Whitney:	2006	$126,788	$28,310	$3,138	$158,236
President, Treasurer	2005	$125,700	$24,716	$3,138	$153,554
and Director (1) (2)

Duane H. Rasmussen	2006	$132,000	$21,731	-	$153,731
Vice President, VP	2005	$132,000	$18,376	-	$150,376
and General Manager
IMI (3)

(1) The 2006 and 2005 salary amounts include $74,600 and $91,400, respectively, that were not paid currently.

Dr Whitney has $611,000 in unpaid salary as of December 31, 2006, of which $260,000 is committed to be converted into 3,250,000 common shares. The shares will be issued when sufficient cash is available to pay required payroll tax withholdings. This unpaid salary has accumulated since July 2001 and interest at 12% per annum accrues on the unpaid balance. The interest rate is based on the rate accruing to investors on convertible debt private placements in effect in 2001. Interest earned was $68,080 and $59,436 for 2006 and 2005, respectively. Of the 2006 amount, $29,464 remained unpaid at December 31, 2006. The Nonqualified Deferred Compensation Earnings amounts in the above table represent accrued interest in excess of a defined interest rate using 120% of the July 2001 federal long term applicable rate.

(2) The salary amounts listed above include $1,788 and $700 for 2006 and 2005, respectively, that represent compensation paid in common stock for service as a director of the Company.

(3) The 2006 and 2005 salary amounts include $72,500 and $90,000 that were not paid currently.

Mr. Rasmussen has $484,000 in unpaid salary as of December 31, 2006, of which $168,000 is committed to be converted into 2,100,000 common shares. The shares will be issued when sufficient cash is available to pay required payroll tax withholdings. This unpaid salary has accumulated since July 2001 and interest at 12% per annum accrues on the unpaid balance. The interest rate is based on the rate accruing to investors on convertible debt private placements in effect in 2001. Interest earned was $52,260 and $44,190 for 2006 and 2005, respectively. Of the 2006 amount, $31,385 remained unpaid at December 31, 2006. An additional total of $37,430 in interest earned from July 2004 to June 2005 remains unpaid and will be paid by issuing 500,703 restricted common shares. The Nonqualified Deferred Compensation Earnings amounts in the above table represent accrued interest in excess of a defined interest rate using 120% of the July 2001 federal long term applicable rate.

Outstanding Equity Awards at Fiscal Year-End:

	Number of Securities
	Underlying Unexercised
	Options at	Option	Option
	12/31/06	Exercise	Expiration
Name	Exercisable	Price	Date
Dr. John W. Whitney	1,000,000	$0.25	One year after employment ends
	3,000,000	$0.30	One year after employment ends
	250,000	$0.20	October 2007
	550,000	$0.15	One year after employment ends
Total	4,800,000

Duane H. Rasmussen	425,000	$0.15	One year after employment ends

Director Compensation:
	Stock
Name	Awards	Total
Dr. John W. Whitney	$1,788	$1,788
Paul H. Durckel (1)	$4,788	$4,788
Howland S. Green	$1,788	$1,788

(1) Mr. Durckel retired from the Board in November 2006 and was granted a $3,000 stock bonus at that time.

The compensation plan for all directors was $1,500 in common stock beginning with the fourth quarter of 2006 and 2,500 common shares per quarter for the quarter ending September 30, 2006 and prior quarters.

Equity Compensation Plan Information - December 31, 2006

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	$-0-	-0-
Equity compensation plans not approved by security holders	6,322,000	$0.241	2,864,917

Total	6,322,000	$0.241	2,864,917

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Advances from an officer/stockholder totaled $161,525 at December 31, 2006 and 2005.

$796,200 and $594,900 of the accrued management salaries as of December 31, 2006 and 2005, respectively, is for salary in arrears due to several officer/stockholders and employee/stockholders. In addition, salary in arrears of $514,800 and $534,800 for 2006 and 2005, respectively, are included in stock to be issued at the respective year ends. These amounts represent the portion of salaries earned but unpaid that the officers/employees/stockholders have agreed to accept in the Company’s common stock. The number of shares to be issued is 6,348,958 and 6,620,900 for 2006 and 2005, respectively. Issuance of the stock is pending sufficient cash available to pay the related federal withholding taxes. Interest expense at 12% per annum on salaries due officer and employee/stockholders amounted to $143,478 and $123,345, respectively, in 2006 and 2005. Of these amounts, $-0- and $58,272 for 2006 and 2005, respectively, were paid (or will be paid) by issuance of -0- and 765,857 shares of restricted common stock.

Interest expense on related party loans amounted to $19,383 and $23,948 for the years ended December 31, 2006 and 2005, respectively. Accrued interest on related party loans and accrued salaries totaled $87,211 and $13,276 at December 31, 2006 and 2005, respectively.

In March 1999 Dr. Whitney personally agreed to acquire up to 10,000,000 common shares of GPXM at $0.10 per share, making him beneficial owner of more than ten percent of GPXM at that time. In March 1999, the Company’s Board of Directors approved a consulting project for WWI to provide technical services to GPXM; payment was to be made in common stock, and cash. WWI completed the project in early 2005. The Company owned 556,107 shares with a market value of $91,758 at December 31, 2005. Total revenue from GPXM for 2005 was $15,000. The Company sold the remaining GPXM shares in 2006 and had no other transactions with GPXM during 2006.

During 2003, WWI’s lease of a vehicle utilized by Dr. Whitney was completed. Dr. Whitney purchased the vehicle by financing it through a commercial lender. The purchase price was $21,741 and the monthly payment for four years is $531. WWI is leasing the vehicle from Dr. Whitney by making the monthly payments to the commercial lender and will acquire ownership of the vehicle when the loan is paid in full.

Director Independence

The Company had three directors who served on the Board during 2006. Dr. John W. Whitney is the President and Treasurer, and as such he is not independent. Howland S. Green serves as the Northeast Manager of GOLD’n GRO sales, and as such he is not independent. Paul H. Durckel served on the Board until November 14, 2006 when he retired. Mr. Durckel had no other affiliation with the Company other than as director and consequently, he was independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain data with respect to those persons known to us, as of May 30, 2007, to be the beneficial owners of more than 5% of the outstanding shares of our common stock:

Amount and Nature of Beneficial Ownership
Common Shares
Name and		Which May Be		Percent
Address of	Common Shares	Acquired Within		of
Beneficial Owner	Presently Held	60 days	Total	Class
John W. Whitney
P.O. Box 10725
Reno, NV 89510
(1)(2)(3)(4)	27,788,080	20,050,000	47,838,080	12.1

(1) Director

(2) Officer

(3) Includes 72,768 shares owned by Maureen E. Whitney, Dr. Whitney's wife.

(4) Dr. Whitney’s options include compensatory options of 1,000,000 shares at $0.25 per share, 3,000,000 shares at $0.30 per share, 250,000 shares at $0.20 per share, and 550,000 shares at $0.15 per share. The Common Shares Which May Be Acquired Within 60 Days also includes 15,250,000 shares that are to be issued to Dr. Whitney when sufficient cash is available to pay payroll tax withholdings.

The following table sets forth as of May 30, 2007, certain information, with respect to director and executive officer ownership of our common stock:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Shares Presently Held	Common Shares Which May Be Acquired Within 60 days(1)	Total	Percent of Class (2)
Dr. John W. Whitney
P.O. Box 10725
Reno, NV 89510 (3)(4)(5)	27,788,080	20,050,000	47,838,080	12.1
Howland S. Green
P.O. Box 10725
Reno, NV 89510 (3)	1,606,250	-	1,606,250	*
Duane H. Rasmussen
P.O. Box 10725
Reno, NV 89510 (4)	2,127,973	2,925,703	5,053,676	1.3
All directors and
Executive officers as
a group (4 persons)	32,174,622	22,975,703	55,150,325	13.8

*Less than 1%

(1) Dr. Whitney’s options include compensatory options of 1,000,000 shares at $0.25 per share, 3,000,000 shares at $0.30 per share, 250,000 shares at $0.20 per share, and 550,000 shares at $0.15 per share. The Common Shares Which May Be Acquired Within 60 Days also includes 15,250,000 shares that are to be issued to Dr. Whitney when sufficient cash is available to pay payroll tax withholdings.

In April 2005 Mr. Green was granted a compensatory option to acquire 1,000,000 of the Company’s restricted common shares at $0.10 per share. The first 500,000 shares of the option will become exercisable when the Federal EPA accepts the registration application for the GOLD’n GRO Guardian and the second 500,000 shares of the option will become exercisable when the Federal EPA issues the registration for the GOLD’n GRO Guardian. The entire option is exercisable for two years after the EPA registration is received. This option is not included in the above table as it is not exercisable within 60 days.

Mr. Rasmussen was granted a compensatory option to acquire 425,000 shares of our common stock at $0.15 per share. This option is exercisable at any time until one year after Mr. Rasmussen leaves our employment. The Common Shares Which May Be Acquired Within 60 Days also includes 2,500,703 shares that are to be issued to Mr. Rasmussen when sufficient cash is available to pay payroll tax withholdings.

(2) The percent of class is based on the sum of 375,416,231 shares outstanding as of May 30, 2007, plus, for each individual, the number of common shares as to which the named individual has the right to acquire beneficial ownership within 60 days of May 30, 2007.

(3) Director

(4) Officer

(5) Includes 72,768 shares owned by Maureen E. Whitney, Dr. Whitney's wife.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $.001. As of May 30, 2007, there were 375,416,231 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

 We have engaged Securities Transfer Corporation, located in Frisco, Texas, as independent transfer agent or registrar.

PREFERRED STOCK

We are authorized to issue up to 999,500 shares of preferred stock, par value $.001. As of May 30, 2007, there were no shares of preferred stock issued.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

 Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Texas law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;
privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

 The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

 The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering (3)	Percentage of Common Stock Owned After Offering (3)
AJW Offshore, Ltd. (2)	Up to 45,000,000 shares of common stock	19,717,000	4.99%	***	***

AJW Qualified Partners, LLC (2)	Up to 22,500,000 shares of common stock	19,717,000	4.99%	***	***

AJW Partners, LLC (2)	Up to 6,750,000 shares of common stock	6,750,000	1.8%	***	***

New Millennium Capital Partners II, LLC (2)	Up to 750,000 shares of common stock	750,000	***	***	***

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

*** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on May 30, 2007, the secured convertible notes would have had a conversion price of $0.00935. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on July 15, 2005 for the sale of (i) $3,250,000 in secured convertible notes and (ii) warrants to buy 3,500,000 shares of our common stock. In July 2006, we entered into a new Securities Purchase Agreement with such entities for an additional $500,000 of secured convertible notes and granted them 20,000,000 warrants to purchase common stock. In November 2006, we entered into a new Securities Purchase Agreement with such entities for an additional $500,000 of secured convertible notes and granted them 20,000,000 warrants to purchase common stock. In January 2007, we entered into a new Securities Purchase Agreement with such entities for an additional $500,000 of secured convertible notes and granted them 20,000,000 warrants to purchase common stock. In March 2007, we entered into a new Securities Purchase Agreement with such entities for an additional $500,000 of secured convertible notes and granted them 20,000,000 warrants to purchase common stock

The secured convertible notes bear interest at 8% per annum (6% for the July 2006 through March 2007 secured convertible notes) , mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.10; or

•	a 45% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

  Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

  We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.065. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, plus one month’s interest.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the proceeds from the most recent closing. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

  In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

•	Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

•
The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;

•	Do not issue shares of common stock upon receipt of a conversion notice;

•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

•
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries’ property or business, or such a receiver or trustee shall otherwise be appointed;

•
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

•
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•
Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, including:

•	Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

•
Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit

The warrants related to the July 15, 2005 Securities Purchase Agreement are exercisable until five years from the date of issuance at a purchase price of $0.15 per share. The warrants related to the July 31, 2006 and November 3, 2006 Securities Purchase Agreements are exercisable until seven years from the date of issuance at a purchase price of $0.05 and $0.04, respectively, per share. The warrants related to the January 11, 2007 and March 7, 2007 Securities Purchase Agreements are exercisable until seven years from the date of issuance at a purchase price of $0.01 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated July 15, 2005. On August 28, 2006 the Company entered into a Letter Agreement with the selling stockholders amending the Registration Rights Agreements dated July 15, 2005, August 29, 2005, January 26, 2006, February 17, 2006, and July 31, 2006 respectively, whereby the Company is not required to register any shares of Common Stock issuable upon exercise of the warrants.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Confin International Investments (the "Selling Agent") acted as selling agent in connection with the offering. We have issued five year warrants to acquire 240,000 common shares at $0.15 per share to the Selling Agent and the Selling Agent received gross fees of $260,000, representing 8% of the total gross proceeds received by us, as consideration for services performed in connection with the issuance of the secured convertible notes and warrants to the investors pursuant to the July 2005 Securities Purchase Agreement. The Selling Agent received gross fees of $120,000, representing 6% of the total gross proceeds received by us, as consideration for services performed in connection with the issuance of the secured convertible notes and warrants to the investors pursuant to the July 2006, November 2006, January 2007, and March 2007 Securities Purchase Agreements.

  On January 26, 2006, we received a $500,000 advance on the final traunche of the Securities Purchase Agreement pursuant to which we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 461,539 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC. The remaining $500,000 pursuant to the Securities Purchase Agreement was funded upon the effectiveness of the registration statement on February 14, 2006 and we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 461,539 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

On July 31, 2006 we received gross proceeds of $500,000 pursuant to the Securities Purchase Agreement and we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 20,000,000 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

On November 3, 2006 we received gross proceeds of $500,000 pursuant to the Securities Purchase Agreement and we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 20,000,000 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

On January 11, 2007 we received gross proceeds of $500,000 pursuant to the Securities Purchase Agreement and we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 20,000,000 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

On March 7, 2007 we received gross proceeds of $500,000 pursuant to the Securities Purchase Agreement and we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 20,000,000 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

  Sample Conversion Calculation

  The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $3,874,809 of the principal amount of secured convertible notes on May 30, 2007, at a conversion price of $0.00935, the number of shares issuable upon conversion would be:

  $3,874,809/$0.00935 = 414,418,070 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of May 30, 2007 of $0.013.

% Below Market	Price Per Share	With Discount at 45%	Number of Shares Issuable	% of Outstanding Stock

25%	$0.00975	$0.0053625	722,575,105	65.8
50%	$0.00650	$0.0035750	1,083,862,657	74.3
75%	$0.00325	$0.0017875	2,167,725,315	85.2

LEGAL MATTERS

Gersten Savage, LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

  Cacciamatta Accountancy Corporation, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2006 and for the two years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on its expertise in accounting and auditing.

AVAILABLE INFORMATION

  We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

ITRONICS INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Itronics, Inc.

We have audited the accompanying consolidated balance sheets of Itronics, Inc. and subsidiaries (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two year period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006 and 2005, and the results of its consolidated operations and cash flows for each of the years in the two year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2006, the Company has an accumulated deficit of $31,661,456, a negative working capital of $10,139,616, and a stockholders’ deficit balance of $7,429,505, and is in default on various leases and loans. The Company’s ability to continue as a going concern is contingent upon (a) future profitable operations and (b) the ability to generate sufficient cash to meet obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans regarding this matter are described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
April 11, 2007

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005
CURRENT ASSETS
Cash	$-	$24,260
Accounts receivable, less allowance for
doubtful accounts, 2006, $4,600; 2005, $7,600	36,493	21,164
Marketable securities, available for sale	-	91,758
Inventories	548,399	592,098
Prepaid expenses	316,872	94,447

Total Current Assets	901,764	823,727

PROPERTY AND EQUIPMENT
Land	215,000	215,000
Building and improvements	1,167,315	1,167,315
Design and construction in progress,
manufacturing facility	234,347	153,896
Equipment and furniture	2,543,682	2,302,984
Vehicles	200,557	200,557
Equipment under capital lease-equipment and furniture	692,438	851,952
Equipment under capital lease-vehicles	21,741	21,741

	5,075,080	4,913,445
Less: Accumulated depreciation and amortization	2,131,542	1,903,525

Total Property and Equipment	2,943,538	3,009,920

OTHER ASSETS
Intangibles	76,500	76,500
Deferred loan fees, less accumulated amortization 2006,
$328,120; 2005, $210,357	335,629	311,362
Deposits	8,108	8,108

Total Other Assets	420,237	395,970

	$4,265,539	$4,229,617

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	2006	2005
CURRENT LIABILITIES
Bank overdraft	$13,834	$-
Accounts payable	521,188	437,113
Accrued management salaries	799,948	599,900
Accrued expenses	206,830	239,130
Insurance contracts payable	12,597	13,738
Interest payable to officer/stockholders	87,211	13,276
Interest payable, long-term debt and lease obligations	202,366	197,708
Current maturities of long-term debt	45,065	57,414
Current maturities of capital lease obligations	389,032	730,403
Advances from stockholder	161,525	161,525
Current maturities of capital lease due stockholder	3,333	5,858
Current maturities of convertible notes and accrued interest	3,304,027	2,918,559
Convertible debt derivatives	4,876,175	3,621,220
Warrant and option liability	380,083	134,212
Other	38,166	35,234

Total Current Liabilities	11,041,380	9,165,290

LONG-TERM LIABILITIES
Long-term debt, less current maturities	504,131	534,607
Capital lease obligations, less current maturities	149,533	-
Capital lease due stockholder, less current maturities	-	3,319

Total Long-Term Liabilities	653,664	537,926

Commitments and Contingencies	-	-

Total Liabilities	11,695,044	9,703,216

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share;
authorized 999,500 shares; issued and outstanding
2006, 0 shares; 2005, 0 shares	-	-
Common stock, par value $0.001 per share;
authorized 1,000,000,000 shares; issued and
outstanding 2006, 337,581,957; 2005, 197,148,179	337,582	197,148
Additional paid-in capital	23,305,788	21,646,307
Accumulated deficit	(31,661,456)	(27,851,571)
Common stock to be issued	583,868	573,993
Accumulated other comprehensive income	-	(39,889)
Common stock options outstanding, net	4,713	413

Total Stockholders’ Equity (Deficit)	(7,429,505)	(5,473,599)

	$4,265,539	$4,229,617

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES
Photochemical fertilizer	$1,856,074	$1,305,144
Mining technical services	28,338	55,843

Total Revenues	1,884,412	1,360,987

COST OF REVENUES (exclusive of depreciation and
amortization shown separately below)
Photochemical fertilizer	1,760,118	1,421,826
Mining technical services	36,607	69,167

Total Cost of Revenues	1,796,725	1,490,993

Gross Profit (Loss) (exclusive of
depreciation and amortization shown
separately below)	87,687	(130,006)

OPERATING EXPENSES
Depreciation and amortization	228,017	249,125
Research and development	293,934	258,711
Sales and marketing	725,165	939,720
Delivery and warehousing	108,116	85,963
General and administrative	944,467	952,169

Total Operating Expenses	2,299,699	2,485,688

Operating Loss	(2,212,012)	(2,615,694)

OTHER INCOME (EXPENSE)
Interest	(1,189,101)	(857,035)
Loss on derivative instruments	(541,474)	(1,450,011)
Gain (loss) on sale of investments	97,728	(10,116)
Other	34,974	26,244

Total Other Income (Expense)	(1,597,873)	(2,290,918)

(Loss) before provision for income tax	(3,809,885)	(4,906,612)
Provision for income tax	-	-

Net Loss	(3,809,885)	(4,906,612)

Other comprehensive income
Unrealized gains (losses) on securities	39,889	(30,321)

Comprehensive Loss	$(3,769,996)	$(4,936,933)

Weighted average number of shares outstanding,
basic and diluted	235,294,220	190,031,634

Loss per share, basic and diluted	$(0.016)	$(0.026)

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	COMMON STOCK					ACCUMULATED	COMMON
	NUMBER		ADDITIONAL		COMMON	OTHER	STOCK
	OF SHARES		PAID-IN	ACCUMULATED	STOCK TO	COMPREHENSIVE	OPTIONS,
	(1,000’s)	AMOUNT	CAPITAL	DEFICIT	BE ISSUED	INCOME	NET	TOTAL
Balance, Dec. 31, 2004	164,864	$164,864	$19,438,213	$(22,944,959)	$786,426	$(9,568)	$754	$(2,564,270)
Issue of common stock:
For cash	12,050	12,050	590,450	(32,500)	-	-	570,000
For services	6,003	6,003	406,323	(9,933)	-	-	402,393
For debt conversion	12,893	12,893	1,114,209	(170,000)	-	-	957,102
For asset acquisition	1,338	1,338	97,112	-	-	-	98,450
Net (loss) for the year ended Dec. 31, 2005	-	-	-	(4,906,612)	-	-	-	(4,906,612)
Other comprehensive income for the year ended Dec. 31, 2005	-	-	-	-	-	(30,321)	-	(30,321)
Common stock options outstanding	-	-	-	-	-	-	(341)	(341)

Balance, Dec. 31, 2005	197,148	$197,148	$21,646,307	$(27,851,571)	$573,993	$(39,889)	$413	$(5,473,599)
Issue of common stock
For cash	100	100	7,400	-	-	-	7,500
For services	24,350	24,350	412,703	-	(3,725)	-	-	433,328
For debt conversion	108,723	108,723	1,114,839	-	13,600	-	-	1,237,162
For asset acquisition	7,261	7,261	124,539	-	-	-	-	131,800
Net (loss) for the year ended Dec. 31, 2006	-	-	-	(3,809,885)	-	-	-	(3,809,885)
Other comprehensive income for the year ended Dec. 31, 2006	-	-	-	-	-	39,889	-	39,889
Common stock options outstanding	-	-	-	-	-	-	4,300	4,300

Balance, Dec. 31, 2006	337,582	$337,582	$23,305,788	$(31,661,456)	$583,868	$-	$4,713	$(7,429,505)

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Cash flows from operating activities
Net loss	$(3,809,885)	$(4,906,612)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation and amortization	498,947	306,148
Interest on convertible notes	581,889	410,593
Loss on change in derivative instruments	541,474	1,450,011
Inventory reserve	104,161	-
Marketable securities received for services	-	(116,193)
(Gain) loss on sale of marketable securities	(97,728)	10,116
Addition of silver in solution inventory by
offsetting photochemical processing fees	(198,841)	(25,005)
Gain on debt forgiveness	(34,833)	(24,832)
Other	52	4,713
Stock option compensation	4,300	43,379
Expenses paid with issuance of common stock:
Interest expense	7,483	58,272
Consulting expenses	27,840	282,145
Director fees	3,976	1,850
Salaries	145,992	143,673
Expenses paid with issuance of debt	-	30,063
(Increase) decrease in:
Trade accounts receivable	(15,381)	161,528
Inventories	138,379	4,611
Prepaid expenses, deposits and other	8,112	2,061
Increase (decrease) in:
Accounts payable	147,740	(109,608)
Accrued management salaries	200,048	210,773
Accrued expenses and contracts payable	48,084	(86,144)
Net cash used by operating activities	(1,698,191)	(2,148,458)

Cash flows from investing activities:
Acquisition of property and equipment	(29,835)	(97,962)
Sale of investments	229,374	10,177
Sale of equipment	-	1,400
Net cash provided (used) by investing activities	199,539	(86,385)

Cash flows from financing activities:
Proceeds from sale of stock	7,500	570,000
Proceeds from officer/stockholder advances	10,212	95,000
Proceeds from debt	1,941,167	2,024,950
Debt issuance costs	(247,602)	(217,690)
Account receivable factoring, net	-	(51,229)
Payments on debt	(250,719)	(167,108)
Net cash provided by financing activities	1,460,558	2,253,923

Net increase (decrease) in cash	(38,094)	19,080
Cash, beginning of year	24,260	5,180

Cash (overdraft), end of year	$(13,834)	$24,260

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(continued)

	2006	2005
Supplemental Disclosures of Cash Flow
Information:
Cash paid during the period for interest	$232,706	$254,635
Schedule of non-cash financing transactions:
Settlement of debt/accruals by
issuance of common stock:
Accounts payable	-	11,845
Convertible notes and accrued interest	1,237,162	867,101
Short-term debt and accrued interest due an
officer/stockholder	-	90,000
Acquisition of assets by issuance of common stock:
Equipment	131,800	26,950
GOLD’n GRO Guardian product rights	-	71,500
Warrants issued for debt issuance costs	17,595	12,042
Amounts withheld from proceeds of debt, unrelated:
Prepaid interest	-	90,000
Deferred loan costs	30,000	90,000
Key man life insurance	-	20,000
Short term debt and accrued interest	-	143,800
Accounts payable	28,833	-

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1 - Summary of Significant Accounting Policies:

Company's Activities:

Itronics Inc., through its subsidiaries, (the Company) is involved in photochemical recycling and related silver recovery, liquid fertilizer manufacturing, and mining technical services.

Financial Statement Estimates and Assumptions:

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. For example, the Company estimates the fair value of its derivative instruments using the Black-Scholes option pricing model. As the Company’s stock price is highly volatile, and the underlying debt amounts are relatively large, the valuation of the derivatives is subject to material swings from period to period. The Company measures the silver received in photochemical liquids and estimates the amount, recoverability, and ultimate realizable value of the silver in ending inventory.

Principles of Consolidation:

The consolidated financial statements include the accounts of Itronics Inc. and its subsidiaries:

	2006	2005
	PERCENTAGE	PERCENTAGE
Whitney & Whitney, Inc.	100.00	100.00
Itronics Metallurgical, Inc.	100.00	100.00
Itronics California, Inc.	100.00	100.00
Nevada Hydrometallurgical Project (A Partnership)	92.50	92.50
American Hydromet (A Joint Venture)	82.53	82.53
American Gold & Silver (A Limited Partnership)	47.77	47.77

Whitney & Whitney, Inc. is the general partner for American Gold & Silver. As such, the Company has control over American Gold & Silver and has included it in its consolidation.

American Gold & Silver and Nevada Hydrometallurgical Project possess no material tangible assets or liabilities.

No amount for minority interests is reflected in the consolidated balance sheets as the equity of minority interests in the net losses exceed the carrying value of the minority interests.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

No amount for minority interests is reflected in the consolidated statement of operations since losses applicable to the minority interest in each subsidiary exceed the minority interest in the equity capital of each subsidiary. As a result, losses applicable to the minority interest are charged against the majority interest. When future earnings materialize, the majority interest will be credited to the extent of such losses previously absorbed.

All significant intercompany accounts and transactions have been eliminated in the consolidation.

Revenue recognition:

The Company manufactures fertilizer from used photochemical liquids. Revenues are generated in three distinct areas: (1) fees associated with removing used photochemical liquids from customer sites and sales of photochemical concentrators, (2) sales of fertilizer and (3) sales of silver. Fertilizer and silver sales are recognized when goods are shipped to our customers. Returns and allowances have been nominal. Service fees from photochemical recycling are recorded after the photochemical liquids have been picked up and transported from our customers to our manufacturing facility.

The Company provides consulting services to various entities in the mining industry. Revenue is recognized as services are delivered. When the mining technical services segment of the Company is responsible for the procurement of materials and equipment, property, or subcontracts in its consulting business, it includes such amounts in both revenues and cost of sales. The amount of such pass-through costs included in both mining consulting revenues and cost of revenues for the years ended December 31, 2006 and 2005 were $2,547 and $4,946, respectively. In addition, the Company periodically receives property or other payments on behalf of its clients and disburses the funds to a designated third party. When the Company has little or no risk of loss in the process, such payments are netted and not included in gross revenues or cost of revenues. Such payments amounted to $-0- and $94,592 for the years ended December 31, 2006 and 2005, respectively.

The Company bills its customers for its approximate costs for delivering merchandise sold to the customer. Such amounts are included in revenues. The related shipping costs are included in Delivery and Warehousing expenses in the Operating Expense section of the Consolidated Statements of Operations. Such costs were $108,116 and $85,963 for the years ended December 31, 2006 and 2005, respectively.

Cash and Cash Equivalents:

At present, cash includes only deposits in checking and money market accounts and does not include any cash equivalents.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Accounts Receivable Allowance Account:

The Company uses the allowance method to account for uncollectible accounts receivable.

Marketable Securities:

The Company maintained as of December 31, 2005 investments in marketable securities, received as payment from one technical services customer. All of these equity securities were available for sale and were recorded at fair value. The change in fair value is recorded as an unrealized gain or loss in other comprehensive income. Upon sale of the security, the company recognizes a realized gain or loss, based on specific identification of security sold. Unrealized losses are charged against net earnings when a decline in fair value is determined to be other than temporary. All of such securities were sold during 2006.

Inventories:

Inventory is carried on the balance sheet at the lower of cost or market value using the average cost valuation method and consists primarily of silver bearing materials, raw materials and fertilizer. Because a large part of our inventory is silver and the market price of silver changes daily on the commodities market, we regularly monitor the carrying value of our silver inventory to ensure it is carried at the lower of cost or its current market value. If silver on the open market were less than our carrying value, we would write down the carrying value of our inventory by reducing recorded inventory and increasing cost of sales. If the amount of the write down were material, we would separately include the item in our statement of operations. The raw material and work in progress balances below include $405,631 and $374,042 in silver bearing unprocessed photochemicals or partially processed materials as of December 31, 2006 and 2005, respectively. The Company also evaluates the recoverability of silver contained in the various raw materials and refining byproducts and estimates how long it will take to recover the estimated silver ounces contained in the materials. In 2006, the Company recorded a recoverability reserve of $70,199 and a slow moving reserve of $33,962. The $104,161 reserve expense is included in Cost of Revenues in the Consolidated Statement of Operations.

Following is a summary of finished goods, work in progress, and raw materials inventories as of December 31, 2006 and 2005:

	2006	2005
Finished goods	$19,275	$53,274
Work in progress	340,594	282,373
Raw materials	292,691	256,451
	652,560	592,098
Less: Silver recoverability
and slow moving reserves	104,161	-

Net Inventory	$548,399	$592,098

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Accounts Receivable and Inventory Factoring:

The Company factors some of its receivables and inventory with unrelated third parties. A liability is recorded when cash is received; interest is recorded over the period the liability is outstanding. The liability and accrued interest is repaid within a day or two of when the Company is paid by the customer. Interest rates range from 2 to 3% per month, or 24 to 36% annually. Additionally, while the Company does not have any formal limits on the amounts it can factor, typically no more than $120,000 in assets is factored at any given time. As of December 31, 2006 and 2005 all factoring arrangements were paid in full.

Property and Equipment:

Property and equipment are stated at cost. Costs associated with creating website content and graphics are capitalized under EITF 00-2, “Accounting for Web Site Development Costs.” Depreciation is computed by accelerated and straight-line methods. Depreciation expense was $182,001 and $187,658 for the years ended December 31, 2006 and 2005, respectively. Capital lease equipment is amortized using accelerated and straight-line methods. Amortization expense on capital lease equipment was $46,016 and $61,283 for the years ended December 31, 2006 and 2005, respectively. Accumulated amortization on capital lease equipment is $439,103 and $439,977 at December 31, 2006 and 2005, respectively. Property and equipment is depreciated or amortized over the following periods. Capitalized interest on major capital projects was $28,656 and $-0- in 2006 and 2005, respectively.

Building and improvements	20 - 40 years
Equipment and furniture	3 - 20 years
Vehicles	5 years
Equipment under capital lease-equipment and furniture	5 - 20 years
Equipment under capital lease-vehicles	5 years

Repairs and maintenance, including website maintenance and administration, are charged to operations as incurred.

Intangible Assets:

Intangible assets are amortized as follows:

	METHOD	YEARS
Patents	Straight Line	17
Deferred loan fees	Effective Interest	3-15

Estimated aggregate amortization expense for the succeeding five years is:

2007	$144,401
2008	132,318
2009	38,029
2010	3,255
2011	3,255

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Convertible Debt Derivatives:

The Company has obtained callable secured convertible debt financing (Notes) in 2006 and 2005. The Notes are potentially convertible into an unlimited number of common shares. Accordingly, the Company has accounted for the Notes in accordance with SFAS 133, Accounting for Derivative Instruments, EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, and DIG’s B38 and B39, Embedded Derivatives: Evaluation of Net Settlement with Respect to the Settlement of a Debt Instrument through Exercise of an Embedded Put Option or Call Option and Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor, respectively, which require the beneficial conversion features and the prepayment penalties to be treated as embedded derivatives and recorded as a liability based on their relative estimated fair values. In addition, all non-employee warrants and options that are exercisable during the period that the Notes are outstanding are required to be recorded as liabilities at their fair value. The fair value of the conversion feature and the prepayment penalty are estimated using the Black-Scholes option pricing model and taking a weighted average value based on various probabilities that the debt would be paid off prior to maturity at specified dates and therefore incurring the prepayment penalty. In accordance with SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the derivative instruments to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). These derivatives are more fully discussed in Note 4 below.

Research and Development:

Wages, benefits, rent, and other costs, including costs to plan and populate databases and content on our web site development costs are expensed as incurred as research and development in accordance with SFAS 2 Accounting for Research and Development Costs, and EITF 00-2 Accounting for Web Site Development Costs.

Advertising:

The Company advertises its products in various trade publications and general newspaper supplements. It also promotes the Company in various business publications, television, and internet media. Such advertising costs include the creative process, costs of production, and placement costs of the ads themselves. All advertising costs are expensed as incurred. Total advertising expense was $143,760 and $118,217 for the years ended December 31, 2006 and 2005, respectively.

Income Taxes:

The Company has accounted for income taxes to conform to the requirements of Statements of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have already been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Loss per Common Share:

Loss per common share is calculated based on the consolidated net loss for the period divided by the weighted average number of common shares outstanding during 2006 and 2005. Common stock equivalents are not included, as their effect would be antidilutive.

Following is a reconciliation of Net Income (Loss) and Weighted average number of shares outstanding, in the computation of earnings (loss) per share (EPS) for the years ended December 31, 2006 and 2005.

	2006	2005
Net Loss	$(3,809,885)	$(4,906,612)
Less: Preferred stock dividends	-	-

Basic EPS loss available to
common stockholders	$(3,809,885)	$(4,906,612)

Weighted average number of shares outstanding	235,294,220	190,031,634

Common equivalent shares	-	-

	235,294,220	190,031,634

Per share amount	$(0.016)	$(0.026)

Warrants, options, and shares to be issued, totaling 661,931,877 and 175,399,421 shares as of December 31, 2006 and 2005, respectively, would dilute EPS, and accordingly are not included in the computation of EPS.

Common Stock:

The Company’s common shares have, subject to the provisions of any series of Preferred Stock, certain rights including one vote per share on a non-cumulative basis and a ratable portion of any dividends that may be declared by the Board of Directors. The Company may from time to time issue common shares that are restricted under Rule 144 of the Securities and Exchange Commission. Such restrictions require the shareholder to hold the shares for a minimum of one year before sale. In addition, officers, directors and more than 10% shareholders are further restricted in their ability to sell such shares.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Stock Based Compensation:

The Company adopted the provisions of SFAS 123(R), Share-Based Payments, on January 1, 2006. Accordingly, compensation costs for all share-based awards to employees are measured based on the grant date fair value of those awards and recognized over the period during which the employee is required to perform service in exchange for the award (generally over the vesting period of the award). We have no awards with market or performance conditions. Effective January 1, 2006 and for all periods subsequent to that date, SFAS 123(R) supersedes our previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which provides for certain changes to the method for valuing share-based compensation. The valuation provisions of SFAS 123(R) apply to new awards and to awards that are outstanding at the effective date and subsequently modified or cancelled. Estimated compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Our consolidated financial statements for the year ended December 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, our consolidated financial statements for prior periods were not restated to reflect, and do not include, the impact of SFAS 123(R).

Share-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Share-based compensation expense recognized in our consolidated statement of operations for the year ended December 31, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of, December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123. For share awards granted prior to 2006, expenses are amortized under the straight-line method prescribed by SFAS 123. As share-based compensation expense recognized in the consolidated statements of operations for the year ended December 31, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Based on our evaluation of our present employees with unvested options, we estimated no forfeitures.

Total estimated share-based compensation expense recognized under SFAS 123R for the year ended December 31, 2006 was $4,300 and is included in general and administrative expenses.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Through 2005, we accounted for share-based awards to employees using the intrinsic value method in accordance with APB 25 and related interpretations and provided the required pro forma disclosures of SFAS 123. Pro forma adjustments to our consolidated net loss and loss per share for the year ended December 31, 2005 were as follows:

2005
Net Loss:
As reported	$(4,906,612)
Option compensation expense
As reported	43,379
At fair value	(49,212)

Pro forma Net Loss	$(4,912,445)

Loss per share, basic and diluted
As reported	$(0.026)

Pro forma Loss per share, basic and diluted	$(0.026)

The pro forma amounts were estimated for each quarter using the Black-Scholes option pricing model with the following assumptions for 2006 and 2005:

	2006	2005
Dividend yield	0%	0%
Risk-free interest rate	4.50% to 4.875%	3.75% to 4.375%
Expected life	3-10 years	3-10 years
Expected volatility	82.09% to 102.27%	39.0% to 83.07%
Weighted average exercise
price granted during year	$0.185	$0.103

Additional information about compensatory as well as non-compensatory options and warrants is presented in Note 7 below.

Asset Impairment:

The Company monitors conditions that may affect the carrying value of its long-lived and intangible assets when events and circumstances indicate that the carrying value of the assets may be impaired. The Company determines impairment based on the asset’s ability to generate cash flow greater than the carrying value of the asset. If projected undiscounted cash flows are less than the carrying value of the asset, the asset is adjusted to its fair value.

Non-monetary Transactions:

The Company periodically enters into non-monetary transactions.  These transactions are recorded based on the fair value of the asset, goods or services received or surrendered, whichever is more clearly evident and at such time as the earnings process is complete.  When material non-monetary transactions occur, the Company discloses the transaction and basis for valuing the transaction in the period the transaction occurs. Additionally, pursuant to SFAS No. 95, “Statement of Cash Flows,” the Company discloses non-cash investing and financing activities.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Contingencies:

From time to time, the Company may become party to claims against it. Management evaluates these claims as they arise as probable, reasonably possible and remote. A liability is recorded when management estimates a loss is probable. Potential costs that arise are disclosed when management believes a loss is reasonably possible and that amount can be estimated.

Recent Accounting Pronouncements

  In June 2005 the Derivative Implementation Group issued DIG’s B38 and B39 to specify the accounting treatment of put or call options embedded in hybrid debt instruments. Both DIG’s became effective for the first fiscal quarter beginning after December 15, 2005. These new standards require us to treat the prepayment option included in the terms of our callable secured convertible debt financing (Notes) as an embedded derivative. Under the guidance of FAS 133 and EITF 00-19, if there is more than one embedded derivative in a hybrid debt instrument, the embedded derivatives must be valued as a whole. We adopted this new standard effective for the first fiscal quarter of 2006. The estimated fair value of the conversion feature and the prepayment penalty were estimated using the Black-Scholes option pricing model and taking a weighted average value based on certain probabilities that the debt would be converted and paid off prior to maturity at specified dates.

In December 2006 the FASB staff issued FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements” to specify the accounting treatment of contingent obligations to make future payments or otherwise transfer consideration under a registration payment arrangement. Our callable secured convertible debt includes an obligation for us to file registration statements with the Securities and Exchange Commission (SEC) to register sufficient common shares for the note holders to convert the debt into common stock frames and also obligates us to have the registration statements declared effective by the SEC. This new standard requires us to evaluate the contingent future payments under the criteria of a probable loss under FAS 5. The Company will adopt this new standard effective for the first fiscal quarter of 2007 and it has not yet determined what impact this standard will have on its financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements," which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 with earlier adoption permitted. The Company is currently evaluating the impact of SFAS 157, but does not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material impact on our consolidated financial position, results of operations or cash flows.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 ("SFAS 155"), "Accounting for Certain Hybrid Financial Instruments". SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company will adopt SFAS 155 in the first quarter of 2007. We do not expect the adoption of SFAS 155 to have a material impact on our consolidated financial position, results of operations or cash flows.

NOTE 2 - Reclassification:

The prior year's financial statements have been reclassified, where necessary, to conform with the current year presentation.

NOTE 3 - Long-Term Debt:

Long-term debt at December 31, 2006 and 2005 is comprised of the following (all debt payments are applied to outstanding interest owed at date of payment prior to being applied to the principal balance). The carrying amount approximates fair value. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

	DECEMBER 31,
	2006	2005
Notes due to unrelated parties:
Notes payable secured by vehicles due at varying dates
through 2006. The monthly payments total $1,345,
including interest at 10.5% to 11.0% per annum.	$-	$5,599

Note payable secured by real property due May 2016.
Monthly payment is $6,601, including interest
at 12% per annum.	445,653	469,789

Financing contract secured by equipment due May 2006.
Monthly payment is $806, including interest at 17.99%	14,589	14,589

City of Reno Special Assessment District for road
and access improvements. Payable in 40 equal semi-
annual payments plus interest at 6% percent per annum.	88,954	92,044

Unsecured note payable due in 2006. Monthly payment is
$3,000, including interest at 12% per annum.	-	10,000

Less current portion due within one year	(45,065)	(57,414)

Total long-term liabilities due to unrelated parties	$504,131	$534,607

	DECEMBER 31,
	2006	2005
Convertible Promissory Notes:

Three year convertible promissory notes due at
varying dates through February 2006, including
interest at 9% to 12% per annum. The notes and
accrued interest are convertible into the
Company’s restricted common stock at prices
ranging from $0.10 to $1.18 per share at the
election of the note holders.	$1,637,000	$1,617,000

Accrued interest on convertible promissory notes	1,667,027	1,301,559

Less current portion due within one year	(3,304,027)	(2,918,559)

Total Long Term Convertible Promissory Notes
and Accrued Interest	$-	$-

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Callable Secured Convertible Promissory Notes:

	DECEMBER 31,
	2006	2005
Callable secured convertible promissory notes
(more fully described in Note 4)	$2,983,616	$2,250,000

Less portion included in convertible
debt derivatives	(2,983,616)	(2,250,000)

Long term portion of callable secured
convertible promissory notes	$-	$-

	DECEMBER 31,
	2006	2005
Loans from Stockholders/Related Transactions:

Advances from officer/stockholder. Due on demand,
with interest accruing at 12% per annum.	$161,525	$161,525

Long-term debt matures as follows:

			CALLABLE
			SECURED
	UNRELATED	CONVERTIBLE	CONVERTIBLE
YEAR	PARTIES	NOTES	NOTES	STOCKHOLDERS
2007	$45,065	$3,304,027	$-	$161,525
2008	34,125	-	983,616	-
2009	38,223	-	2,000,000	-
2010	42,828	-	-	-
2011	48,001	-	-	-
2012-2023	340,954	-	-	-

	$549,196	$3,304,027	$2,983,616	$161,525

A financing contract on equipment, with a balance of $14,589, is in default and is included in current liabilities. The lender has referred the loan to an attorney, but no further action has been taken.

All of the convertible notes and accrued interest, totaling $3,304,027, are in default. The Company is formulating a plan to seek extensions of these notes. No collection action has been taken by the note holders.

NOTE 4 - Callable Secured Convertible Debt

In July and August 2005, the Company arranged callable secured convertible debt (Notes) totaling $2,250,000, bearing interest at 8%, with 3,000,000 five year $0.15 warrants. The Notes were accompanied by a Registration Rights Agreement. During 2005, the Company received $1,807,260, net of debt issuance costs of $217,690, and issued 2,076,923 warrants. In January and February 2006 the Company issued $1,000,000 in callable secured convertible debt ($982,500 net of financing costs) and issued 1,423,078 five year warrants exercisable at $0.15 per share.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

In July and November 2006 the Company arranged additional financings in the amount of $500,000 each from the same investor group. The Company received $958,667 ($1,000,000 net of financing costs) and issued 20,000,000 seven year warrants at an exercise price of $0.05 per share and 20,000,000 seven year warrants at an exercise price of $0.04 per share.

The Notes are convertible into common shares at the lesser of $0.10 or 55% of the market price of the Company’s common stock, as defined. Additionally, the Notes are secured by substantially all of the Company’s assets. The Notes are further secured by 14,550,558 Company common shares owned by an officer/stockholder.

The Notes are potentially convertible into an unlimited number of common shares. Accordingly, the Company has accounted for the Notes under SFAS 133, EITF 00-19 and DIG’s B38 and B39 which require the beneficial conversion features and the prepayment penalties of each of the Notes to be treated as embedded derivatives, to be recorded as a collective liability equal to the estimated fair value of the embedded derivatives. As of December 31, 2006 and 2005 the Notes were convertible into 586,181,548 and 112,593,828 common shares, respectively, and the conversion and prepayment features had estimated fair values of $4,876,175 and $3,621,220, respectively. The fair value of the conversion feature and the prepayment penalty were estimated using the Black-Scholes option pricing model and taking a weighted average value based on certain probabilities that the debt would be converted and paid off prior to maturity at specified dates. The estimated fair value of the conversion features and prepayment penalties exceeded the carrying value of the Notes; therefore, the excess was recorded as a loss on derivative instruments in the Consolidated Statements of Operations.

In addition, all non-employee warrants and options that are exercisable during the period that the Notes are outstanding are required to be recorded as liabilities at their fair value. At December 31, 2006 and 2005 non-employee warrants and options to acquire a total of 58,599,501 and 49,542,810 common shares, respectively, were outstanding and had estimated fair values of $380,083 and $134,212, respectively.

Assumptions used to value these instruments included assuming the Notes would be converted to common stock in equal amounts on a monthly basis, beginning May 2007, until the estimated full conversion of each Note, assuming all warrants and options would be exercised on their respective expiration dates, using volatility rates ranging from 87% to 109% for December 31, 2006 and 78% to 100% for December 31, 2005, and using risk free interest rates ranging from 4.625% 4.75% for December 31, 2006 and 4.25% to 4.375% for December 31, 2005.

The fair value of the beneficial conversion option, prepayment penalties, warrants and options will be estimated each reporting period with the change in fair value recorded as gain or loss on derivative instruments. As the Company’s common stock is highly volatile, material gains or losses for the change in estimated fair value are likely to occur in future periods.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

In 2005, the Company entered into a Registration Rights Agreement with the Noteholders that required the Company to use its best efforts to file a registration statement within 120 days of funding. The Agreement required the Company to increase the authorized shares by October 31, 2005 or use its best efforts to do so. The Agreement specifies penalties of 2% per month for failing to register the shares timely and 3% per month for failing to increase the authorized shares. The Company registered 50 million shares in February 2006 and increased the authorized shares in March 2006. Because it used its best efforts, the Company did not incur penalties which would have totaled $90,000 and $135,000 through December 31, 2005. The Company entered into similar Registration Rights Agreements in connection with the two 2006 financings. The Company completed a registration of 75 million shares in October 2006 and currently has a registration pending for 75 million shares. The Company believes it is in compliance with the terms of the various Registration Rights Agreements as of December 31, 2006.

During the period of February 15, 2006 to December 31, 2006, the Investors converted a total of $1,266,384 of the Notes into 111,222,642 common shares. Subsequent to December 31, 2006, the Investors converted a total of $108,807 into 19,103,320 common shares.

NOTE 5 - Major Customers:

Fertilizer sales for the years ended December 31, 2006 and 2005 include $1,239,354 and $997,611, respectively, to one major customer, which represents 95% and 96%, respectively, of fertilizer sales for the years ended December 31, 2006 and 2005. These sales represented 67% and 76% of total GOLD’n GRO Fertilizer segment sales for the years ended December 31, 2006 and 2005, respectively. Receivables from this major customer as of December 31, 2006 and 2005 amounted to $19,442 and $-0-, which represented 52% of GOLD’n GRO fertilizer accounts receivable at December 31, 2006.

Silver sales for 2006 include $258,089, or 62% of silver sales and 14% of the GOLD’n GRO Fertilizer segment sales, to one major customer in the precious metals refining industry. Receivables from this major customer as of December 31, 2006 amounted to $11,387, which represented 32% of GOLD’n GRO fertilizer accounts receivable at December 31, 2006.

Technical services revenues for the years ended December 31, 2006 and 2005 were spread among several customers with relatively small amounts. Revenue from the largest single customer was $19,082 and $15,000 for 2006 and 2005, respectively. The Company's major technical services customers operate within the mining industry, both nationally and internationally. Due to the nature of the Company's operations, the major sources of revenues may change from year to year.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 6 - Income Taxes:

The following is a reconciliation of the federal statutory tax and tax rate to the Company's provision for taxes and its effective tax rate.

	2006		2005
		PERCENT		PERCENT
		OF PRE-TAX		OF PRE-TAX
	AMOUNT	INCOME	AMOUNT	INCOME
Federal tax at statutory rate	$-	-%	$-	-%
Temporary differences,
primarily bad debt and
compensation related expenses	-	-%	-	-%
Non-deductible expenses	-	-%	-	-%
Utilization of NOL	-	-%	-	-%

Total Income Tax Expense	$-	0.0%	$-	0.0%

The Company's consolidated net operating loss available for carry-forward to offset future taxable income and tax liabilities for income tax reporting purposes expire as follows:

Net Operating
Year Ending December 31:	Loss
2007	188,146
2008	113,253
2012	322,525
2018	377,944
2019	1,605,954
2020	3,254,375
2021	2,947,351
2022	2,496,744
2023	2,286,436
2024	2,337,832
2025	2,841,914
2026	2,536,124
$21,308,598

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

The Company's total deferred tax assets and related valuation allowances at December 31, 2006 and 2005 are as follows:

	2006	2005
Total deferred tax assets	$7,650,008	$6,865,693
Less valuation allowance	(7,650,008)	(6,865,693)

Net deferred tax asset	$-	$-

The estimated deferred tax assets and the related 100% valuation allowance increased $784,315 between 2005 and 2006.

NOTE 7 - Stock Option and Purchase Plans:

The following table summarizes warrant and option activity for the period January 1, 2005 through December 31, 2006:

		Convertible	Employee
	Warrants	Debt Options	Options	Total
Under option, December 31, 2004	20,596,809	25,301,659	5,995,000	51,893,468
Granted	10,943,077	118,189,457	165,000	129,297,534
Exercised	(1,200,000)	(8,667,737)	-	(9,867,737)
Expired	(3,026,626)	-	(52,000)	(3,078,626)

Under option, December 31, 2005	27,313,260	134,823,379	6,108,000	168,244,639
Granted	41,496,924	584,810,362	226,000	626,533,286
Exercised	(100,000)	(111,222,642)	-	(111,322,642)
Expired	(10,110,683)	(22,229,551)	(12,000)	(32,352,234)

Under option, December 31, 2006	58,599,501	586,181,548	6,322,000	651,103,049

The average price for all warrants and options granted and exercised was $0.0146 for the year ended December 31, 2006 and $0.0334 for the year ended December 31, 2005.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

The following table summarizes warrants and options outstanding as of December 31, 2006:
			Weighted
			Average
	No. of	Exercise	Exercise
Expiration Dates	Shares	Price	Price
Warrants:
November 2013	20,000,000	$0.040
July 2013	20,000,000	0.050
March 2007 to May 2009	3,000,000	0.100
January to June 2008	5,725,000	0.150
July 2010 to February 2011	3,740,001	0.150
December 2007	1,850,000	0.225
February 2007	360,000	0.238
January to February 2007	1,437,500	0.240
January to February 2007	935,000	0.300
February to May 2007	1,552,000	0.375

Total Warrants	58,599,501		$0.089

			Weighted
			Average
	No. of	Exercise	Exercise
Convertible Debt Options:	Shares	Price	Price
August 2008 to November 2009	586,181,548	$0.0054	$0.0054

Employee Options:
August 2007 to February 2016	380,000	$0.0150
One year after employment ends	1,600,000	0.150
October 2007	250,000	0.200
January 2015 to August 2016	75,000	0.200
One year after employment ends	1,000,000	0.250
One year after employment ends	3,000,000	0.300
October 2012 to October 2013	17,000	0.500

Total Employee Options	6,322,000		$0.241

Total Warrants and Options	651,103,049		$0.015

The 586,181,548 convertible debt options listed above are related to the Notes discussed in Note 4. This debt is convertible into common stock at 55% of a calculated market price. Consequently, the number of shares and the conversion price can vary up or down materially, depending on the market price of the Company’s stock.

The 22,229,551 in expired convertible debt options listed above is related to the 2000 Series Convertible Promissory Notes discussed in Note 3 above. If the Company is successful in negotiating extensions of these notes, the convertible options may be renewed and the eventual number of potential options could be significantly higher than the amount that expired.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 8 - Common Stock to be Issued:

The following summarizes stock transactions commencing prior to December 31, with stock issued or to be issued subsequent to that date:

	2006		2005
	Amount	Shares	Amount	Shares
Payment of salaries (see Note 11)	$529,725	7,620,625	$536,188	6,646,579
Payment of director fees	3,113	207,500	375	7,500
Payment of interest, employees	37,430	500,703	37,430	500,703
Payment of debt conversion	13,600	2,500,000	-	-

	$583,868	10,828,828	$573,993	7,154,782

NOTE 9 - Accrued Expenses:

The following is the composition of accrued expenses as of December 31:

	2006	2005
Accrued vacation	$91,615	$89,025
Federal and state payroll taxes	19,699	25,030
Sales tax	516	5,075
Audit and annual meeting costs	95,000	120,000

	$206,830	$239,130

NOTE 10 - Other Comprehensive Income

The Company held marketable securities that were available for sale, which consisted solely of equity securities. The carrying amount on the balance sheets of these securities is adjusted to fair value at each balance sheet date. The adjustment to fair value is an unrealized holding gain or loss that is reported in Other Comprehensive Income. At present, these unrealized gains or losses are the only component of Accumulated and Other Comprehensive Income. The Company had an Accumulated Unrealized Holding Loss of $-0- and $39,889 at December 31, 2006 and 2005, respectively. The Company realized no gross losses and gross gains of $97,728 on gross proceeds of $229,374 during the twelve months ended December 31, 2006, and no gains were reclassified out of accumulated other comprehensive income into earnings. The Company realized no gross gains and gross losses of $10,116 on gross proceeds of $10,177 during the twelve months ended December 31, 2005, and no gains were reclassified out of accumulated other comprehensive income into earnings. The table below illustrates the amount of unrealized holding gains and losses included in other comprehensive income, net of tax effects of $0. The reclassification adjustment represents unrealized holding gains and losses transferred into earnings as securities are sold. The Company held no marketable securities as of December 31, 2006.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Following are the components of Other Comprehensive Income:

	Year Ended December 31,
	2006	2005
Unrealized holding gains (losses)
arising during the period	$-	$(38,290)

Reclassification adjustment	39,889	7,969

Other Comprehensive Income	$39,889	$(30,321)

NOTE 11 - Related Party Transactions:

Promissory notes are held by an officer/stockholder at December 31, 2006 and 2005 (see Note 3 for terms).

$796,200 and $594,900 of the accrued management salaries as of December 31, 2006 and 2005, respectively, is for salary in arrears due to several officer/stockholders and employee/stockholders. In addition, salary in arrears of $514,800 and $534,800 for 2006 and 2005, respectively, are included in stock to be issued at the respective year ends. These amounts represent the portion of salaries earned but unpaid that the officers/employees/stockholders have agreed to accept in the Company’s common stock. The number of shares to be issued is 6,348,958 and 6,620,900 for 2006 and 2005, respectively. Issuance of the stock is pending sufficient cash available to pay the related federal withholding taxes. Interest expense at 12% per annum on salaries due officer and employee/stockholders amounted to $143,478 and $123,345, respectively, in 2006 and 2005. Of these amounts, $-0- and $58,272 for 2006 and 2005, respectively, were paid (or will be paid) by issuance of -0- and 765,857 shares of restricted common stock.

Interest expense on related party loans amounted to $19,383 and $23,948 for the years ended December 31, 2006 and 2005, respectively. Accrued interest on related party loans and accrued salaries totaled $87,211 and $13,276 at December 31, 2006 and 2005, respectively.

In March 1999 Dr. Whitney personally agreed to acquire up to 10,000,000 common shares of GPXM at $0.10 per share, making him beneficial owner of more than ten percent of GPXM at that time. In March 1999, the Company’s Board of Directors approved a consulting project for WWI to provide technical services to GPXM; payment was to be made in common stock, and cash. WWI completed the project in early 2005. The Company owned 556,107 shares with a market value of $91,758 at December 31, 2005. Total revenue from GPXM for 2005 was $15,000. The Company sold the remaining GPXM shares in 2006 and had no other transactions with GPXM during 2006.

During 2003, WWI’s lease of a vehicle utilized by Dr. Whitney was completed. Dr. Whitney purchased the vehicle by financing it through a commercial lender. The purchase price was $21,741 and the monthly payment for four years is $531. WWI is leasing the vehicle from Dr. Whitney by making the monthly payments to the commercial lender and will acquire ownership of the vehicle when the loan is paid in full.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

For related party transactions subsequent to December 31, 2006, see Note 17.

NOTE 12 - Lease Commitments and Rent Expense:

0perating Leases:

The Company leases its corporate office facility under a non-cancelable agreement which expires June 30, 2007. Monthly payments are $5,222.

A wholly owned subsidiary of the Company, IMI, leases storage facilities on a month-to-month basis and, therefore, no long-term binding contractual obligation exists with regards to minimum lease payments. The monthly rent payment is $1,050.

Future minimum rental commitments at December 31, 2006, under these operating lease agreements are due as follows:

2007	$31,332
2008	-

$31,332

Total rent expense included in the statements of operations for the years ended December 31, 2006 and 2005 is $74,370 and $89,220, respectively.

Capital Leases:

Prior to 2004 the Company had entered into numerous equipment leases, primarily for equipment at the manufacturing facility. The leases were generally for five years, had initial interest rates ranging from 6.7% to 26.3%, with the majority being in the 18% to 21% range, and generally had $1 buyout options at the end of the lease terms. Substantially all of these leases have been renegotiated or been subject to litigation, as discussed in Note 16, such that the original payments terms are no longer applicable. The renegotiated leases now carry interest rates ranging from 6% to 9.25%.

All of the above described leases are secured by the equipment acquired or financed under the lease.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Future minimum lease commitments at December 31, 2006 are due as follows:

	Unrelated	Related
	Parties	Party
2007	$538,386	$3,451
2008	54,000	-
2009	54,000	-
2010	32,625	-
2011	27,000	-
2012	9,000	-

	715,011	3,451
Less: amounts representing interest	(176,446)	(118)

	$538,565	$3,333

NOTE 13 - Business Segments:

The Company and its subsidiaries operate two business segments as identified in Note 1. The following defines business segment activities:

GOLD’n GRO Fertilizer:	Photochemical recycling, Silver recovery, GOLD’n GRO Fertilizer production and Sales

Mining Technical Services:	Mining industry services

The GOLD’n GRO fertilizer segment operates principally in Northern Nevada and California. The primary source of revenue for this segment is from the pick-up and processing of photochemicals, recovery of silver therefrom, and sales of GOLD’n GRO fertilizer products. The customer base is diverse and includes organizations in the photo-processing, printing, x-ray and medical fields. Fertilizer sales are concentrated in the same geographic markets and the customer base is principally in commercial markets, including specialty agriculture which includes vegetables, fruit and nut trees, and wine and table grapes, golf courses, and turf farms.

The mining technical services segment performs its services primarily out of the Company's Reno, Nevada offices, but its source of clients is not limited to organizations based locally; it has served both national and international clients in the past.

The Company measures segment performance based on net income or loss. At present there are no intercompany revenues. Costs benefiting both segments are incurred by both the Company and by Whitney & Whitney, Inc. Such costs are allocated to each segment based on the estimated benefits to the segment. General and administrative costs incurred by the Company that have no other rational basis for allocation are divided evenly between the segments. Cost allocation percentages are reviewed annually and are adjusted based on expected business conditions for the year.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Reconciliation of segment revenues, cost of sales, gross profit (loss), operating income (loss), other income (loss) and net income (loss) to the respective consolidated amounts follows:

	2006	2005
Revenues
GOLD’n GRO Fertilizer	$1,856,074	$1,305,144
Mining Technical Services	28,338	55,843

Consolidated Revenues	$1,884,412	$1,360,987

Cost of Revenues
GOLD’n GRO Fertilizer	$1,760,118	$1,421,826
Mining Technical Services	36,607	69,167

Consolidated Cost of Revenues	$1,796,725	$1,490,993

Gross Profit (Loss)
GOLD’n GRO Fertilizer	$95,956	$(116,682)
Mining Technical Services	(8,269)	(13,324)

Consolidated Gross Profit (Loss)	$87,687	$(130,006)

Operating Income (Loss)
GOLD’n GRO Fertilizer	$(1,669,970)	$(2,107,863)
Mining Technical Services	(542,042)	(507,831)

Consolidated Operating Income (Loss)	$(2,212,012)	$(2,615,694)
Other Income (Expense)
GOLD’n GRO Fertilizer	$(1,700,833)	$(2,281,305)
Mining Technical Services	102,960	(9,613)

Consolidated Other Income (Expense)	$(1,597,873)	$(2,290,918)

Net Income (Loss)
GOLD’n GRO Fertilizer	$(3,370,803)	$(4,389,168)
Mining Technical Services	(439,082)	(517,444)

Consolidated Net Income (Loss) before taxes	$(3,809,885)	$(4,906,612)

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

	2006	2005
Other segment information:
Capital expenditures by business segment:
GOLD’n GRO Fertilizer	$159,383	$185,212
Mining Technical Services	2,252	11,200

Consolidated Capital Expenditures	$161,635	$196,412

Depreciation and amortization expense by business segment:
GOLD’n GRO Fertilizer
Depreciation	$177,754	$178,403
Amortization	41,370	54,884

	219,124	233,287
Mining Technical Services
Depreciation	4,247	9,255
Amortization	4,646	6,583

	8,893	15,838

Consolidated Depreciation and Amortization	$228,017	$249,125

General and administrative expenses of $293,191 and $190,906 incurred by Itronics Inc. were equally divided between the two segments for 2006 and 2005, respectively.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Identifiable assets by business segment (net of accumulated depreciation, accumulated amortization, and allowance for doubtful accounts):

	2006		2005
	PHOTO-	MINING	PHOTO-	MINING
	CHEMICAL	TECHNICAL	CHEMICAL	TECHNICAL
	FERTILIZER	SERVICES	FERTILIZER	SERVICES
ASSET DESCRIPTION
Current Assets
Cash	$-	$-	$19,007	$1,382
Accounts receivable, net	35,102	1,391	5,999	15,165
Marketable securities	-	-	-	91,758
Inventories	548,399	-	590,272	1,826
Prepaid expenses	55,061	2,913	44,042	1,954

	638,562	4,304	659,320	112,085
Property and Equipment, net
Land	215,000	-	215,000	-
Building and improvements	961,473	-	993,914	-
Construction in progress,
manufacturing facility	234,347	-	153,896	-
Equipment and furniture	1,232,796	14,455	1,171,760	18,285
Vehicles	10,391	-	23,349	-
Equipment under capital lease- equipment and furniture	203,044	65,509	349,968	72,877
Equipment under capital lease- Vehicles	-	6,523	-	10,871

	2,857,051	86,487	2,907,887	102,033

Other Assets, net
Intangibles	76,500		76,500	-
Inter-company investments/loans	-	-	-	346,252
Deposits	4,427	3,483	4,427	3,483
Deferred loan fees	30,646	-	33,901	-

	111,573	3,483	114,828	349,735

	$3,607,186	$94,274	$3,682,035	$563,853

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Reconciliation of segment assets to consolidated assets:

	2006	2005
Total Assets:
GOLD’n GRO Fertilizer	$3,607,186	$3,682,035
Mining Technical Services	94,274	563,853

Total Segment Assets	3,701,460	4,245,888

Itronics Inc. assets	27,028,313	25,175,867
Less: inter-company elimination	(26,464,234)	(25,192,138)

Consolidated Assets	$4,265,539	$4,229,617

NOTE 14 - Going Concern:

The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and its subsidiaries have reported recurring losses from operations, including a net loss of $3,809,885 during the year ended December 31, 2006, a negative working capital of $10,139,616, and a stockholders’ deficit balance of $7,429,505 as of December 31, 2006. These factors indicate the Company and its subsidiaries' ability to continue in existence is dependent upon their ability to obtain additional long-term debt and/or equity financing and achieve profitable operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and its subsidiaries be unable to continue in existence.

In order to solve the Company's liquidity problems, management has implemented a plan of financing its operations through the private placements of common shares, convertible debt, conversion of debt to common shares, and payment of consulting and other labor services with common shares. The Company obtained financing of $2 million and $2.25 million in 2006 and 2005, respectively, through the issuance of callable secured convertible debt. During the first quarter of 2007, the Company obtained $1 million from the issuance of callable secured convertible debt. For the immediate future, the Company plans to obtain additional debt financing from this investor group.

We are actively working to establish a longer term financing plan that will identify capital sources for the Company’s financing needs over a three to five year period. Once this plan is established, needs for financing will be adjusted and the plan will be extended annually.

In addition to continuing the above described efforts, development of the technology necessary to manufacture fertilizer from photochemicals has been completed. In March 1998 the Company’s subsidiary, Itronics Metallurgical, Inc., signed a definitive manufacturing and distribution agreement with Western Farm Services, Inc. (WFS). The agreement gives WFS the exclusive license and right to manufacture and market the GOLD’n GRO line of fertilizer products in the states of Arizona, California, Hawaii, Idaho, Oregon and Washington. The agreement is for five years, with five year renewal options. In March 2003, the companies entered the second five year term of the agreement.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 15 - Off-Balance Sheet Risks and Concentration of Credit Risk:

The Company occasionally maintains bank deposits in excess of federally insured limits. The Company’s risk is managed by maintaining its accounts in one of the top five largest banks in the country.

As described in Note 5, substantially all the Company’s fertilizer sales are concentrated with one major fertilizer distribution customer. In addition, substantially all of those sales are in California, primarily in the Central Valley. Having the majority of such sales concentrated in one region makes the Company’s sales more vulnerable to variability caused by weather patterns or economic downturns than if sales were geographically diversified. The Company’s plan is to expand geographically to mitigate such effects in the future. At any point in time, a significant portion of the Company's accounts receivable is concentrated with this fertilizer distribution company. This concentration of credit risk is somewhat mitigated due to the fact that the distribution company is one of the largest fertilizer distribution companies in the country.

Increase or decrease in photochemical recycling service and silver extraction revenues has a direct relationship with federal, state, and local regulations and enforcement of said regulations. Fertilizer revenues are impacted by crop cycles, seasonal variations, and weather patterns.

The ability to recognize a net profit from silver recovery sales is based on the fair market value of silver (London five day average) at the time the photochemicals are obtained versus the fair market value of silver when recovered silver is sold. Most customers are given an 80% silver credit against recycling services based on the content of silver in the photochemicals. If the fair market value of silver declines, our ability to recover our costs could be impacted.

NOTE 16 - Legal Proceedings and Contingencies

As of December 31, 2006 we have accrued for liabilities, including interest, of $589,508 which relate to various lawsuits and claims for the collection of the funds due. These include 15 leases totaling $432,616 (reflected in Capital Lease Obligations) plus $47,235 in additional interest (reflected in Accrued Interest) and two trade payables totaling $87,206 (reflected in Accounts Payable) plus $22,451 in additional interest (reflected in Accrued Interest). The leases are individually secured by specified equipment.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

The accrued interest noted above was recorded based on our assessment of three cases that are seeking $251,522, which we believe are probable. The creditors have received judgments in these cases, but have taken no further collection action. The Company will continue to accrue interest until these cases are settled or paid in full.

The Company has a total of ten cases, that originally sought $471,655, that we deem to have a remote possibility of incurring an additional unrecorded loss. The Company has negotiated payment agreements on these cases and, as of December 31, 2006, the recorded liability for these cases was $230,835. We are current in our payments under the respective settlement agreements. Subsequent to December 31, 2006, all but two of these cases were paid off.

In addition to the above leases that are subject to litigation, there are four leases, with a recorded liability of $200,420, that are in default. As required by U.S. Generally Accepted Accounting Principles, the principal balance of the leases that are in default have been classified as current liabilities.

Successful settlement of the above claims is dependent on future financing.

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. Certain lawsuits have been filed against us for collection of funds due that are delinquent, as described above. Other than as described above, we are currently not aware of any litigation pending or threatened for any reason other than collection of funds due and already recorded nor are we aware of any additional legal proceeding or claims that the Company believes will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

NOTE 17 - Subsequent Events:

In January and March 2007 the Company arranged additional callable secured convertible debt financing in the amount of $500,000 each from the same investor group as discussed in Note 4 above. The notes have a three year term and have interest rates of 6% per annum. The Company received net proceeds of $990,000 from the two financings and issued a total of 40,000,000 seven year warrants at an exercise price of $0.01 per share.

The Company issued 32,165,137 shares of its common stock from January 1, 2007 to April 11, 2007 in exchange for the conversion of debt, services received, and asset acquisition totaling $287,178.

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2007 AND DECEMBER 31, 2006
(UNAUDITED)

ASSETS

	March 31,	December 31,
	2007	2006
CURRENT ASSETS
Cash	$406,790	$-
Accounts receivable, less allowance for
doubtful accounts, 2007, $4,600; 2006, $4,600	119,708	36,493
Marketable securities, available for sale	140,600	-
Inventories	638,491	548,399
Prepaid expenses	292,060	316,872

Total Current Assets	1,597,649	901,764

PROPERTY AND EQUIPMENT
Land	215,000	215,000
Building and improvements	1,312,409	1,167,315
Design and construction in progress,
manufacturing facility	60,703	234,347
Equipment and furniture	2,872,645	2,543,682
Vehicles	200,557	200,557
Equipment under capital lease-equipment and furniture	466,571	692,438
Equipment under capital lease-vehicles	21,741	21,741

	5,149,626	5,075,080
Less: Accumulated depreciation and amortization	2,183,771	2,131,542

Total Property and Equipment	2,965,855	2,943,538

OTHER ASSETS
Intangibles	76,500	76,500
Deferred loan fees, less accumulated amortization 2007,
$373,442; 2006, $328,120	360,307	335,629
Deposits	8,108	8,108

Total Other Assets	444,915	420,237

	$5,008,419	$4,265,539

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	March 31,	December 31,
	2007	2006
CURRENT LIABILITIES
Bank overdraft	$-	$13,834
Accounts payable	450,087	521,188
Accrued management salaries	862,173	799,948
Accrued expenses	201,699	206,830
Insurance contracts payable	29,236	12,597
Interest payable to officer/stockholders	123,732	87,211
Interest payable, long-term debt and lease obligations	203,733	202,366
Current maturities of long-term debt	45,987	45,065
Current maturities of capital lease obligations	353,071	389,032
Advances from stockholder	161,525	161,525
Current maturities of capital lease due stockholder	1,741	3,333
Current maturities of convertible notes and accrued interest	3,399,966	3,304,027
Convertible debt derivatives	4,608,256	4,876,175
Warrant and option liability	1,464,150	380,083
Other	101,891	38,166

Total Current Liabilities	12,007,247	11,041,380

LONG-TERM LIABILITIES
Long-term debt, less current maturities	495,096	504,131
Capital lease obligations, less current maturities	139,797	149,533

Total Long-Term Liabilities	634,893	653,664

Commitments and Contingencies	-	-

Total Liabilities	12,642,140	11,695,044

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share;
authorized 999,500 shares; issued and outstanding
2007, 0 shares; 2006, 0 shares	-	-
Common stock, par value $0.001 per share;
authorized 1,000,000,000 shares; issued and outstanding,
368,705,921 at March 31, 2007; 337,581,957 at December 31,
2006	368,706	337,582
Additional paid-in capital	23,550,792	23,305,788
Accumulated deficit	(32,129,821)	(31,661,456)
Common stock to be issued	568,654	583,868
Accumulated other comprehensive income	2,247	-
Common stock options outstanding, net	5,701	4,713

Total Stockholders’ Equity (Deficit)	(7,633,721)	(7,429,505)

	$5,008,419	$4,265,539

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)

	Three Months Ended March 31,
	2007	2006
REVENUES
Photochemical fertilizer	$531,234	$331,811
Mining technical services	4,953	20,451

Total Revenues	536,187	352,262

COST OF REVENUES (exclusive of depreciation and
amortization shown separately below)
Photochemical fertilizer	511,871	343,218
Mining technical services	8,063	15,809

Total Cost of Revenues	519,934	359,027

Gross Profit (Loss) (exclusive of
depreciation and amortization shown
separately below)	16,253	(6,765)

OPERATING EXPENSES
Depreciation and amortization	52,229	56,514
Research and development	97,282	72,376
Sales and marketing	277,211	186,025
Delivery and warehousing	24,916	17,557
General and administrative	234,652	219,160

Total Operating Expenses	686,290	551,632

Operating Loss	(670,037)	(558,397)

OTHER INCOME (EXPENSE)
Interest	(285,008)	(281,299)
Gain on derivative instruments	142,389	506,269
Gain on sale of investments	344,291	54,231

Total Other Income (Expense)	201,672	279,201

(Loss) before provision for income tax	(468,365)	(279,196)
Provision for income tax	-	-

Net Loss	(468,365)	(279,196)

Other comprehensive income
Unrealized gains (losses) on securities	2,247	87,672

Comprehensive Loss	$(466,118)	$(191,524)

Weighted average number of shares outstanding,
basic and diluted	358,591	198,959

Loss per share, basic and diluted	$(0.001)	$(0.001)

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND THE YEAR ENDED DECEMBER 31, 2006
(UNAUDITED)

	COMMON STOCK
	NUMBER OF SHARES (1,000’s)	AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	COMMON STOCK TO BE ISSUED	ACCUMULATED OTHER COMPREHENSIVE INCOME	COMMON STOCK OPTIONS, NET	TOTAL
Balance, Dec. 31, 2005	197,148	$197,148	$21,646,307	$(27,851,571)	$573,993	$(39,889)	$413	$(5,473,599)
Issue of common stock:
For cash	100	100	7,400	-	-	-	-	7,500
For services	24,350	24,350	412,703	-	(3,725)	-	-	433,328
For debt conversion	108,723	108,723	1,114,839	-	13,600	-	-	1,237,162
For asset acquisition	7,261	7,261	124,539	-	-	-	-	131,800
Net (loss) for the year
ended Dec. 31, 2006	-	-	-	(3,809,885)	-	-	-	(3,809,885)
Other comprehensive
income for the year
ended Dec. 31, 2006	-	-	-	-	-	39,889	-	39,889
Common stock options
outstanding	-	-	-	-	-	-	4,300	4,300

Balance, Dec. 31, 2006	337,582	337,582	23,305,788	(31,661,456)	583,868	-	4,713	(7,429,505)
Issue of common stock
For services	6,614	6,614	100,371	-	(1,614)	-	-	105,371
For debt conversion	21,155	21,155	101,252	-	(13,600)	-	-	108,807
For asset acquisition	3,355	3,355	43,381	-		-	-	46,736
Net (loss) for the three months ended March 31, 2007	-	-	-	(468,365)	-	-	-	(468,365)
Other comprehensive
income for the three
months ended March 31, 2007	-	-	-	-	-	2,247	-	2,247
Common stock options
outstanding	-	-	-	-	-	-	988	988

Balance, Mar. 31, 2007	368,706	$368,706	$23,550,792	$(32,129,821)	$568,654	$2,247	$5,701	$(7,633,721)

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)

	Three Months Ended Mar. 31,
	2007	2006
Cash flows from operating activities
Net loss	$(468,365)	$(279,196)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation and amortization	97,551	116,162
Interest on convertible notes	163,283	139,543
Gain on change in fair value of derivative instruments	(142,389)	(506,269)
Gain on sale of investments	(344,291)	(54,231)
Addition of silver in solution inventory by
offsetting photochemical processing fees	(66,354)	(8,095)
Stock option compensation	988	2,673
Expenses paid with issuance of common stock:
Consulting expenses	84,367	9,735
Director fees	7,388	450
Salaries	72,737	750
(Increase) decrease in:
Trade accounts receivable	(83,215)	(130,099)
Inventories	(23,738)	(89,382)
Prepaid expenses, deposits and other	(34,307)	(16,784)
Increase (decrease) in:
Accounts payable	(71,103)	16,053
Accrued management salaries	62,225	38,294
Accrued expenses and contracts payable	113,121	(48,358)
Net cash used by operating activities	(632,102)	(808,754)

Cash flows from investing activities:
Acquisition of property and equipment	(27,810)	(3,345)
Sale of investments	205,938	144,329
Net cash provided by investing activities	178,128	140,984

Cash flows from financing activities:
Proceeds from sale of stock	-	7,500
Proceeds from officer/stockholder advances	8,000	10,212
Proceeds from debt	990,000	982,500
Debt issuance costs	(60,000)	(118,735)
Payments on debt	(63,402)	(66,300)
Net cash provided by financing activities	874,598	815,177

Net increase in cash	420,624	147,407
Cash, beginning of period	(13,834)	24,260

Cash, end of period	$406,790	$171,667

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)
(continued)

	Three Months Ended Mar. 31,
	2007	2006
Supplemental Disclosures of Cash Flow
Information:
Cash paid during the period for interest	$38,515	$86,703

Non-cash financing and investing activities:
Marketable securities received for sale of investment	138,353	-
Common stock issued to settle:
Convertible notes	108,807	181,686
Acquisition of assets by issuance of common stock:
Equipment	46,736	-
Warrants issued for debt issuance costs	-	17,594
Amounts withheld from proceeds of debt, unrelated:
Deferred loan costs	10,000	17,500

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

1. The unaudited condensed consolidated financial statements presented herein have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and disclosures required by U.S. Generally Accepted Accounting Principles. Therefore, these financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's Form 10-KSB for the year ended December 31, 2006. These financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly state the results for the interim periods reported. Certain amounts from the prior period have been reclassified to be consistent with the current period presentation.

2. The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and its subsidiaries have reported recurring losses from operations, including a net loss of $468,365 during the three months ended March 31, 2007, a working capital deficit of $10,409,598, and a stockholders’ deficit balance of $7,633,721 as of March 31, 2007. These factors indicate the Company and its subsidiaries' ability to continue in existence is dependent upon their ability to obtain additional long-term debt and/or equity financing and achieve profitable operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and its subsidiaries be unable to continue in existence. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results to be expected for the full year.

3.  In January and March 2007 the Company entered into two callable secured convertible debt financings (the “Notes”) for a total of $1,000,000 from the same investors as previous callable secured debt financings in 2005 and 2006. The Notes have a three year term, an interest rate of 6% per annum, and are accompanied by a Registration Rights Agreement. The Company received net proceeds of $990,000 from the Notes and issued a total of 40,000,000 seven year warrants at an exercise price of $0.01 per share.

The Notes are convertible into common stock at the lesser of $0.10 or 55% of the market price of the Company’s common stock, as defined. Additionally, the Notes are secured by substantially all of the Company’s assets and are further secured by 14,550,558 common shares of the Company which are owned by an officer/stockholder. The Notes have an additional provision that the Company may redeem the debt prior to maturity by paying all outstanding balances plus a 50% prepayment penalty.

The face value of all the callable secured convertible notes and accrued interest was $4,150,295 and $3,191,759 as of March 31, 2007 and December 31, 2006, respectively.

The Notes are potentially convertible into an unlimited number of shares of common stock. Accordingly, the Company has accounted for the Notes under SFAS 133, EITF 00-19 and DIG’s B38 and B39 which require the beneficial conversion features and the prepayment penalties of each of the Notes to be treated as embedded derivatives, to be recorded as a collective liability equal to the estimated fair value of the embedded derivatives. The Notes were convertible into 383,694,456 and 586,181,548 common shares at March 31, 2007 and December 31, 2006, respectively, and the conversion and prepayment features had estimated fair values of $4,608,256 and $4,876,175, at March 31, 2007 and December 31, 2006, respectively. The fair value of the conversion features and the prepayment penalties were estimated using the Black-Scholes option pricing model and taking a weighted average value based on certain probabilities that the debt would be converted and paid off prior to maturity at specified dates. The estimated fair value of the conversion features and prepayment penalties exceeded the carrying value of the Notes and the change in this excess amount for each reporting period is recorded as a gain or loss on derivative instruments in the Condensed Consolidated Statements of Operations. As the Company’s common stock is highly volatile, material gains or losses for the change in estimated fair value are likely to occur in future periods.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

In addition, all non-employee warrants and options that are exercisable during the period in which the Notes are outstanding are required to be recorded as liabilities at their fair value. Non-employee warrants and options to acquire a total of 93,697,001 and 58,599,501 common shares were outstanding at March 31, 2007 and December 31, 2006, respectively, and had estimated fair values of $1,464,150 and $380,083 at March 31, 2007 and December 31, 2006, respectively.

Assumptions used to value these instruments included assuming the Notes would be converted to common stock in equal amounts on a monthly basis, beginning July 2007, until the estimated full conversion of each Note, assuming all warrants and options would be exercised on their respective expiration dates, using volatility rates ranging from 91% and 107% for March 31, 2007 and 87% to 109% for December 31, 2006, and using risk free interest rates ranging from 4.54% to 5.07% for March 31, 2007 and 4.625% to 4.75% for December 31, 2006.

During the period of January 1, 2007 to March 31, 2007, the Noteholders converted a total of $108,807 of the Notes into 19.1 million common shares.

In connection with the above described Notes, the Company entered into Registration Rights Agreements (the “Agreements”) with the Noteholders, whereby the Company has agreed to use its best efforts to file, and have declared effective, registration statements with the Securities and Exchange Commission (SEC) within a specified number of days from the date of the Notes. The Company is required under the Agreements to register a number of shares no less than 2 times the number of shares required to convert all the convertible Notes. Each of the Notes have three year terms and the last Notes were issued on March 7, 2007.

These arrangements are classified as registration payment arrangements under FSP EITF 00-19-2. This new standard became effective for the first quarter of 2007 and requires the Company to evaluate the probability of incurring penalties related to non-performance of the requirements of the Agreements. The Agreements provide for a penalty of 2% per month of the outstanding principal balance of the Notes if various provisions of the Agreements are not met, which amounted to $77,496 as of March 31, 2007. The penalties accrue for as long as the terms of the Agreements are not met. At the Company’s election, the penalties may be settled in either cash or in the Company’s common stock priced at the Conversion Price as defined in the Notes. As of March 31, 2007 our evaluation of the Agreements and the penalty provisions determined that the probability of incurring the penalties is remote, and accordingly, no amount for these penalties has been accrued.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

4.   As of March 31, 2007 we have accrued for liabilities, including interest, of $543,125 which relate to various lawsuits and claims for the collection of the funds due. These include 8 leases totaling $381,858 (reflected in Capital Lease Obligations) plus $51,035 in additional interest (reflected in Accrued Interest) and one trade payable totaling $85,801 (reflected in Accounts Payable) plus $24,431 in additional interest (reflected in Accrued Interest). The leases are individually secured by specified equipment.

The accrued interest noted above was recorded based on our assessment of three cases that are seeking $251,522, which we believe are probable. The creditors have received judgments in these cases, but have taken no further collection action. The Company will continue to accrue interest until these cases are settled or paid in full.

The Company has a total of two cases, that originally sought $171,853, that we deem to have a remote possibility of incurring an additional unrecorded loss. The Company has negotiated payment agreements on these cases and, as of March 31, 2007, the recorded liability for these cases was $178,628. We are current in our payments under the respective settlement agreements.

In addition to the above leases that are subject to litigation, there are four leases, with a recorded liability of $198,620, that are in default. As required by U.S. Generally Accepted Accounting Principles, the principal balance of the leases that are in default have been classified as current liabilities.

Successful settlement of the above claims is dependent on future financing.

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. Certain lawsuits have been filed against us for collection of funds due that are delinquent, as described above. We are not aware of any additional legal proceeding or claims that the Company believes will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

5. In the first quarter of 2006 all of the Series 2000 Convertible Promissory Notes became due and are now in default. The total principal and interest due at March 31, 2007 is $3,399,966. The Company is formulating a plan to seek extensions of these notes and has recorded these notes as current liabilities. No collection action has been taken to date.

6. Following is a summary of finished goods, work in progress, and raw materials inventories as of March 31, 2007 and December 31, 2006. The raw material and work in progress balances below include $459,778 and $405,631 in silver bearing unprocessed photochemicals or partially processed materials as of March 31, 2007 and December 31, 2006, respectively.

	Mar. 31,	Dec. 31,
	2007	2006
Finished goods	$51,602	$19,275
Work in progress	367,271	340,594
Raw materials	323,779	292,691
	742,652	652,560
Less: Silver recoverability
and slow moving reserves	104,161	104,161

Net Inventory	$638,491	$548,399

7. The Company has outstanding three categories of warrants and options that may be exercised to acquire common stock; these include warrants, convertible debt options, and employee options. The following table summarizes warrant and option activity for the period January 1, 2006 through March 31, 2007:

		Convertible	Employee
	Warrants	Debt Options	Options	Total
Under option, December 31, 2005	27,313,260	134,823,379	6,108,000	168,244,639
Granted	41,496,924	584,810,362	226,000	626,533,286
Exercised	(100,000)	(111,222,642)	-	(111,322,642)
Expired/Adjusted	(10,110,683)	(22,229,551)	(12,000)	(32,352,234)

Under option, December 31, 2006	58,599,501	586,181,548	6,322,000	651,103,049
Granted	40,000,000	-	80,000	40,080,000
Exercised	-	(19,103,320)	-	(19,103,320)
Expired/Adjusted	(4,902,500)	(183,383,772)	-	(188,286,272)

Under option, March 31, 2007	93,697,001	383,694,456	6,402,000	483,793,457

The average price for all warrants and options granted and exercised was $0.0088 for the three months ended March 31, 2007 and $0.0146 for the year ended December 31, 2006.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

The 183,383,772 in expired/adjusted convertible debt options in 2007 listed above is related to the callable secured convertible debt discussed in Note 3 above. This number of shares represents a net reduction in the total number of shares needed to convert all of the callable secured convertible debt and accrued interest into common stock due to an increase in the calculated conversion price of our stock at March 31, 2007 compared to the price at December 31, 2006. As the Company’s common stock is highly volatile, the number of shares needed to convert the debt can vary materially up or down depending on the Company’s stock price at any point in time.

The 22,229,551 in expired/adjusted convertible debt options in 2006 listed above is related to the 2000 Series Convertible Promissory Notes discussed in Note 5 above. If the Company is successful in negotiating extensions of these notes, the convertible options may be renewed and the eventual number of potential options could be significantly higher than the amount that was adjusted.

The following table summarizes the warrants and options outstanding as of March 31, 2007:

			Weighted
			Average
	No. of	Exercise	Exercise
Expiration Dates	Shares	Price	Price
Warrants:
January to March 2014	40,000,000	$0.010
November 2013	20,000,000	0.040
July 2013	20,000,000	0.050
March 2010	1,000,000	0.100
June 2008	100,000	0.150
July 2010 to February 2011	3,740,001	0.150
January to March 2008	5,625,000	0.225
April to December 2007	3,232,000	0.375

Total Warrants	93,697,001		$0.0571

Convertible Debt Options:
August 2008 to March 2010	383,694,456	$0.0108	$0.0108

Employee Options:
August 2007 to February 2017	435,000	$0.150
One year after employment ends	1,600,000	0.150
October 2007	250,000	0.200
January 2015 to February 2017	100,000	0.200
One year after employment ends	1,000,000	0.250
One year after employment ends	3,000,000	0.300
October 2012 to October 2013	17,000	0.500

Total Employee Options	6,402,000		$0.2396

Total Warrants and Options	483,793,457		$0.0228

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

The 383,694,456 convertible debt options listed above relate to the callable secured convertible debt discussed in Note 3 above. As of March 31, 2007 $4,150,295 of principal and accrued interest were convertible into common stock at the lower of $0.10 per share or 55% of a calculated market price. Consequently, the number of shares and the conversion price can vary up or down materially, depending on the Company’s stock price at any point in time.

8. Loss per Common Share:

Loss per common share is calculated based on the consolidated net loss for the period divided by the weighted average number of common shares outstanding during the three months ended March 31, 2007 and 2006. For purposes of computing diluted income per share, common stock equivalents are excluded for periods with net losses as their effect would be antidilutive.

Following is a reconciliation of Net Income (Loss) and Weighted average number of shares outstanding, in the computation of earnings (loss) per share (EPS) for the three months ended March 31, 2007 and 2006.

	Three months Ended March 31,
	2007	2006
Net Loss	$(468,365)	$(279,196)
Less: Preferred stock dividends	-	-

Basic and diluted EPS loss available to common
stockholders	$(468,365)	$(468,365)

Weighted average number of shares outstanding (1,000’s)	358,591	198,959

Common equivalent shares (1,000’s)	N/A	N/A

Diluted average number of shares outstanding (1,000’s)	358,591	198,959

Loss Per share amount -basic	$(0.001)	$(0.001)

Loss Per share amount- diluted	$(0.001)	$(0.001)

Warrants, options, and shares to be issued, totaling 491,740,285 and 181,321,159 shares as of March 31, 2007 and 2006, respectively, would dilute EPS, and accordingly are not included in the computation of EPS.

9. The Company adopted the provisions of SFAS 123R, Share-Based Payments, on January 1, 2006. Accordingly, compensation costs for all share-based awards to employees are measured based on the grant date fair value of those awards and recognized over the period during which the employee is required to perform service in exchange for the award (generally over the vesting period of the award). We have no awards with market or performance conditions. Effective January 1, 2006 and for all periods subsequent to that date, SFAS 123R supersedes our previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123R. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Total estimated share-based compensation expense recognized under SFAS 123R for the three months ended March 31, 2007 and 2006 was $988 and $2,673, respectively, and is included in general and administrative expenses.

10.  Following is financial information for each of the Company’s segments. No changes have occurred in the basis of segmentation since December 31, 2006.

Reconciliation of segment revenues, gross profit (loss), operating income (loss), other income (expense), and net income (loss) before taxes to the respective consolidated amounts follows:

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

	Three Months Ended March 31,
	2007	2006

Revenues:
Photochemical Fertilizer	$531,234	$331,811
Mining Technical Services	4,953	20,451

Consolidated Revenues	$536,187	$352,262

Gross Profit (Loss):
Photochemical Fertilizer	$19,363	$(11,407)
Mining Technical Services	(3,110)	4,642

Consolidated Gross Profit (Loss)	$16,253	$(6,765)

Operating Loss:
Photochemical Fertilizer	$(490,069)	$(443,638)
Mining Technical Services	(179,968)	(114,759)

Consolidated Operating Loss	$(670,037)	$(558,397)

Other Income (Expense):
Photochemical Fertilizer	$63,319	$224,970
Mining Technical Services	138,353	54,231

Consolidated Other Income (Expense)	$201,672	$279,201

Net Loss before taxes:
Photochemical Fertilizer	$(426,750)	$(218,668)
Mining Technical Services	(41,615)	(60,528)

Consolidated Net Loss
Before Taxes	$(468,365)	$(279,196)

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Identifiable assets by business segment for the major asset classifications and reconciliation to total consolidated assets are as follows:

	March 31,	December 31,
	2007	2006

Current Assets:
GOLD’n GRO Fertilizer	$1,230,107	$638,562
Mining Technical Services	133,716	4,304

	1,363,823	642,866

Property and Equipment, net:
GOLD’n GRO Fertilizer	2,873,398	2,857,051
Mining Technical Services	92,457	86,487

	2,965,855	2,943,538

Other Assets, net:
GOLD’n GRO Fertilizer	110,760	111,573
Mining Technical Services	3,483	3,483

	114,243	115,056

Total Assets:
GOLD’n GRO Fertilizer	4,214,265	3,607,186
Mining Technical Services	229,656	94,274

Total Segment Assets	4,443,921	3,701,460

Itronics Inc. assets	27,894,598	27,028,313
Less: inter-company elimination	(27,330,100)	(26,464,234)

Consolidated Assets	$5,008,419	$4,265,539

11. The Company holds marketable securities that are available for sale, which consist solely of equity securities. The carrying amount on the balance sheets of these securities is adjusted to fair value at each balance sheet date. The adjustment to fair value is an unrealized holding gain or loss that is reported in Other Comprehensive Income. At present, these unrealized gains or losses are the only component of Accumulated and Other Comprehensive Income. The Company had Accumulated Unrealized Holding Gains of $2,247 at March 31, 2007 and $-0- at December 31, 2006. No gains were reclassified out of accumulated other comprehensive income into earnings during the three months ended March 31, 2006. The table below illustrates the amount of unrealized holding gains and losses included in other comprehensive income, net of tax effects of $0. The reclassification adjustment listed in the below table represents unrealized holding gains and losses transferred into earnings as securities are sold.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Following are the components of Other Comprehensive Income:

	Three Months Ended Mar. 31,
	2007	2006

Unrealized holding gains
arising during the period	$2,247	$58,623

Reclassification adjustment	-	29,049

Other Comprehensive Income	$2,247	$87,672

Following is a summary of gross proceeds and gains and losses from sales of available for sale marketable securities:

	Three Months Ended
	March 31,
	2007	2006
Gross proceeds from sale of securities	$-	$144,329

Gross gains from sale of securities	$-	$54,231
Gross losses from sale of securities	-	-

Net Gains from Sale of Securities	$-	$54,231

12. In February 2007 the Company exchanged its membership interest in its worker’s compensation mutual insurance company for $205,938 cash and $138,353 in marketable securities of a New York Stock Exchange traded stock insurance company. The total of $344,291 is reported as a gain on sale of investments in the Condensed Consolidated Statements of Operations.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

UP TO 75,000,000 SHARES

OF OUR

OF COMMON STOCK

 Itronics Inc.

PROSPECTUS

__________ __   , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Texas law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$152.47
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	45,000.00	*
Miscellaneous	3,000.00	*
TOTAL	$58,152.47

 *Estimated and previously paid.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period April 1, 2004 through May 30, 2007.

During the second quarter of 2004, we issued an aggregate of 2,844,000 shares of common stock to six accredited investors at $0.125 per share for a total of $355,500. In addition, we issued to these investors three year warrants to purchase 1,422,000 shares of common stock at an exercise price of $0.125 per share during the first year, $0.25 per share during the second year, and $0.375 per share during the third year.

During the second quarter of 2004, we issued an aggregate of 4,738,962 shares of common stock to fifteen accredited investors who converted $707,812 in convertible promissory notes, including principal and accrued interest, into common stock at prices ranging from $0.125 to $0.15 per share.

In April 2004, we issued an aggregate of 62,500 shares of common stock to Paul H. Durckel, our Director, at $0.08 per share for a total of $5,000 upon the exercise of a warrant for cash.

In April 2004, we issued an aggregate of 2,500 shares of common stock valued at $475 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the first quarter of 2004.

In April 2004, we issued shares of common stock to the following management employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

John W. Whitney, President	54,269 shares valued at $9,912
Michael C. Horsley, Controller	17,236 shares valued at $3,150
Duane H. Rasmussen, Vice President	42,926 shares valued at $7,845

In April 2004 we issued an aggregate of 5,909 shares of common stock, valued at $1,081, to one employee for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In June 2004, we issued an aggregate of 47,768 shares of common stock to Paul H. Durckel, our Director, upon his conversion of $7,165 in convertible promissory notes, including principal and accrued interest at a conversion price of $0.15 per share.

In June 2004, we issued an aggregate of 200,000 restricted common shares valued at $21,000 to Westport Strategic Partners, Inc. for professional consulting services.

In July 2004, we issued an aggregate of 200,000 shares of common stock to John. W. Whitney, our President, at $0.08 per share for a total of $16,000. Mr. Whitney exercised a warrant by converting that amount of accrued interest on short term loans into common stock.

In August 2004, we issued an aggregate of 950,000 shares of common stock to John. W. Whitney at $0.08 per share for a total of $76,000 upon his exercise of warrants for cash.

In August 2004, we issued an aggregate of 2,500 shares of common stock valued at $300 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the second quarter of 2004.

In August 2004, we issued shares of common stock to the following management employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

John W. Whitney, President	93,541 shares valued at $10,851
Michael C. Horsley, Controller	27,078 shares valued at $3,150
Duane H. Rasmussen, Vice President	67,439 shares valued at $7,845

In August 2004, we issued an aggregate of 8,350 shares of common stock, valued at $977, to one employee for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In September 2004, we issued an aggregate of 400,461 shares of common stock to John. W. Whitney, our President, at $0.08 per share for a total of $32,037 upon his exercise of warrants for cash.

In September 2004, we issued an aggregate of 1,875,000 shares of common stock to John. W. Whitney, our President, at $0.08 per share for a total of $150,000 upon his exercise of warrants. The $150,000 consists of $20,971 paid in cash and $129,029 in short term loans and accrued interest.

In September 2004, we issued an aggregate of 83,627 shares of common stock to one accredited investor who converted $12,544 in convertible promissory notes, including principal and accrued interest into common stock at a conversion price of $0.15 per share.

During the fourth quarter of 2004, we issued an aggregate of 3,300,000 shares of common stock to eight accredited investors at $0.05 per share for a total of $165,000. In addition, we issued to these investors three year warrants to purchase an aggregate of 1,650,000 shares of common stock at an exercise price of $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

During the fourth quarter of 2004, we issued an aggregate of 7,757,236 shares of common stock to four accredited investors who converted $798,094 in convertible promissory notes, including principal and accrued interest at conversion prices ranging from $0.10 to $0.15 per share.

In October 2004, we issued an aggregate of 250,000 shares of common stock to John W. Whitney, our President, at $0.8 per share for a total of $20,000 upon the exercise of a warrant for cash.

In October 2004, we issued an aggregate of 200,000 shares of common stock valued at $13,700 to Sussex Avenue Partners LLC for professional consulting services performed on our behalf.

In November 2004, we issued an aggregate of 350,000 shares of common stock valued at $24,850 to Ken Weiner for professional consulting services performed on our behalf.

In November 2004, we issued an aggregate of 2,500 shares of common stock valued at $200 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the third quarter of 2004.

In November 2004, we issued an aggregate of 141,515 shares of common stock valued at $11,787 to John W. Whitney, our President, for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In November 2004, we issued an aggregate of 250,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $20,000 upon the exercise of a warrant for cash.

In May 2004 we granted options to certain management and employees as compensation for services performed on behalf of our company. The options are exercisable at $0.15 per share and expire one year after the employment of the respective employee is terminated. The number of common shares underlying the options by employee follows:

John W. Whitney, President	550,000
Duane H. Rasmussen, Vice President	425,000
Michael C. Horsley, Controller	200,000
Four other employees	425,000

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller on August 1 and November 1, 2004 as compensation for services performed on behalf of our company. The options are exercisable at $0.15 per share and expire three years after grant.

Five other employees were granted options to purchase an aggregate of 57,000 shares of common stock during 2004 as compensation for services performed on behalf of our company. The options are exercisable at $0.15 per share and expire in three to ten years from grant.

During the year ended December 31, 2004, the accrued interest on the 2000 through 2002 Series Convertible Promissory Notes resulted our issuance of additional options to purchase an aggregate of 3,784,086 shares of common stock. The options are exercisable at prices ranging from $0.10 to $1.18.

During the first quarter of 2005, we issued an aggregate of 11,850,000 shares of common stock to forty accredited investors at $0.05 per share for a total of $592,500. In addition, we issued to these investors three year warrants to purchase an aggregate of 5,925,000 shares of common stock at an exercise price of $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

During the first quarter of 2005, we issued an aggregate of 8,193,081 shares of common stock to twenty-two accredited investors who converted $835,230 in convertible promissory notes, including principal and accrued interest into common stock at conversion prices ranging from $0.10 to $0.15 per share.

In January 2005, we issued an aggregate of 2,400,000 shares of common stock at $0.05 per share to John W. Whitney, our President, for a total of $120,000. Mr. Whitney converted short term loans. In addition, we issued to Mr. Whitney warrants to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

In January 2005, we issued an aggregate of 625,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $50,000 upon the exercise of a warrant. Mr. Whitney exercised the warrant by converting $50,000 in short term loans into common stock.

In February 2005, we issued an aggregate of 2,500 shares of common stock valued at $175 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the fourth quarter of 2004.

In February 2005, we issued an aggregate of 191,864 shares of common stock valued at $12,726 to John W. Whitney, our President, for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In March 2005, we issued an aggregate of 41,667 shares of common stock valued at $3,750 to Cervelle Group LLC as compensation for consulting services performed on our behalf.

In March 2005, we issued an aggregate of 200,000 shares of common stock valued at $16,200 to Sussex Avenue Partners, LLC as compensation for consulting services performed on our behalf. In addition, we issued to Sussex Avenue Partners, LLC a two year warrant to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.10 per share.

In June 2005, we issued an aggregate of 200,000 shares of common stock to one accredited investor at $0.05 per share for a total of $10,000. In addition, we issued to this investor a three year warrant to purchase an aggregate of 100,000 shares of common stock at an exercise price $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

During the second quarter of 2005, we issued an aggregate of 474,660 shares of common stock to three accredited investors who converted $47,466 in convertible promissory notes and accrued interest into common stock at a conversion price of $0.10 per share.

In May 2005, we issued an aggregate of 1,000,000 shares of common stock valued at $71,500 to Howland S. Green, our Director, for the purchase of his product rights in the GOLD’n GRO Guardian fertilizers. In addition, we issued to Mr. Green also a warrant to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $0.10 per share. The first 500,000 shares of the warrant will vest when the Federal EPA accepts the registration application for the GOLD’n GRO Guardian and the second 500,000 shares of the warrant will vest when the Federal EPA issues the registration for the GOLD’n GRO Guardian. The entire warrant is exercisable for two years after the EPA registration is received.

In May 2005, we issued an aggregate of 2,500 shares of common stock valued at $250 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the first quarter of 2005.

In June 2005, we issued an aggregate of 62,500 shares of common stock valued at $3,750 to Cervelle Group LLC as compensation for consulting services performed on our behalf.

Unpaid salary due one management employee in the amount of $36,800 is to be paid with an aggregate of 373,958 shares of common stock. These shares were earned as part of the employee savings plan during the period July 1, 2003 through June 30, 2005 and will be issued when sufficient cash is available to pay the required payroll tax withholding. The number of shares are calculated each month for all employees participating in the plan by using the weighted average of the closing bid prices for the respective month. The amounts and related number of shares earned by quarter for the employee follows:

Michael C. Horsley, Controller	Amount	Shares
3 rd Quarter 2003	$3,200	18,677
4 th Quarter 2003	4,800	32,572
1 st Quarter 2004	4,800	26,264
2 nd Quarter 2004	4,800	41,263
3 rd Quarter 2004	4,800	57,629
4 th Quarter 2004	4,800	72,297
1 st Quarter 2005	4,800	49,641
2 nd Quarter 2005	4,800	75,615
	$36,800	373,958

Interest earned by Duane H. Rasmussen, our Vice President, on his unpaid salary during the period July 1, 2004 through June 30, 2005 amounted to $37,430 and will be paid with 500,703 restricted common shares. The shares remain unissued due to income tax considerations.

In August 2005, we issued an aggregate of 2,500 shares of common stock valued at $150 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the second quarter of 2005.

In August 2005, we issued shares of common stock to the following management employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

John W. Whitney, President	371,232 shares valued at $28,263
Michael C. Horsley, Controller	212,538 shares valued at $15,890

In August 2005, we issued an aggregate of 21,444 shares of common stock, valued at $1,664, to one employee for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In August 2005, we issued an aggregate of 1,200,000 shares of common stock to John W. Whitney, our President, at $0.075 per share for a total of $90,000 upon the exercise of warrants. Mr. Whitney exercised the warrant by converting $90,000 in short term loans into common stock.

In December 2005, we issued an aggregate of 2,500 shares of common stock valued at $175 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the third quarter of 2005.

In December 2005, we issued an aggregate of 72,036 shares of common stock valued at $6,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our company for the third quarter of 2004.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller on February 1, May 1, August 1, November 1 , 2005, and February 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 129,000 shares of common stock to seven of our employees during 2005. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

During the twelve months ended December 31, 2005, the accrued interest on the 2000 through 2002 Series Convertible Promissory Notes resulted in the granting of additional options to purchase an aggregate of 5,595,629 shares of common stock. The options are exercisable at prices ranging from $0.10 to $1.18.

In February 2006, we issued an aggregate of 100,000 shares of common stock to one accredited investor who exercised a warrant at $0.075 per common share by payment of $7,500.

In March 2006, we issued an aggregate of 2,500 shares of common stock valued at $125 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the fourth quarter of 2005.

In March 2006, we issued an aggregate of 90,373 shares of common stock valued at $6,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our company for the fourth quarter of 2004.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on February 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 71,000 shares of common stock to six of our employees in January and February 2006. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

In May 2006, we issued an aggregate of 2,500 shares of common stock valued at $150 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the first quarter of 2006.

In May 2006, we issued an aggregate of 60,061 shares of common stock valued at $6,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our company for the first quarter of 2005.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on May 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 21,000 shares of common stock to four of our employees in May 2006. The options are exercisable at $0.15 per share and expire in three years from grant.

In July 2006 we issued an aggregate of 2,500 shares of common stock valued at $88 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our Company for the second quarter of 2006.

On July 15, 2005, we entered into a Securities Purchase Agreement with four accredited investors (the ”Investors”) for an aggregate amount of (i) $3,250,000 in secured convertible notes, and (ii) warrants to purchase 3,000,000 shares of our common stock (the “Financing”). The Financing was completed in four separate closings. The first closing consisted of gross proceeds of $1,250,000 less financing costs and payment of existing debt totaling $383,800 for net proceeds of $866,200. The second closing of the Financing took place after we filed the registration statement required to be filed pursuant to a certain concurrent Registration Rights Agreement. Upon filing of the registration statement, we received gross proceeds of $1,000,000 less financing costs of $140,000 for net proceeds of $860,000. The third and fourth closings of the Financing occurred in January to February 2006 and we received gross proceeds of $1,000,000 less financing costs of $97,500 for net proceeds of $902,500.

The Investors received three year convertible notes (the “Notes”) bearing simple interest at 8% per annum. The Notes are convertible into our common stock at a price equal to the lesser of (i) $0.10 or (ii) 55% of the average of the lowest 3 intraday trading prices during the 20 trading day period ending one trading day before the conversion date. Further, the Investors received five year warrants to purchase a total of 3,500,000 shares of our common stock at an exercise price of $0.15 per share.

As part of a finder’s fee, the Placement Agent for the above Financing, Confin International, was granted a five year warrant to purchase a total of 240,000 shares of our common stock at an exercise price of $0.15 per share.

 On July 31, 2006, we entered into a Securities Purchase Agreement with the same four accredited investors as discussed above (the ”Investors”) for an aggregate amount of (i) $500,000 in secured convertible notes, and (ii) warrants to purchase 20,000,000 shares of our common stock (the “Financing”). We received gross proceeds of $500,000 less financing and other costs of $36,333 for net proceeds of $463,667.

The Investors received three year convertible notes (the “Notes”) bearing simple interest at 6% per annum. The Notes are convertible into our common stock at a price equal to the lesser of (i) $0.10 or (ii) 55% of the average of the lowest 3 intraday trading prices during the 20 trading day period ending one trading day before the conversion date. Further, the Investors received seven year warrants to purchase a total of 20,000,000 shares of our common stock at an exercise price of $0.05 per share.

In August 2006 we issued an aggregate 2,481,642 shares of common stock to the four Investors discussed above upon the conversion of $15,907 in callable secured convertible notes.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on August 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 46,000 shares of common stock to five of our employees in August 2006. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

In October 2006 we issued an aggregate of 2,500 shares of common stock valued at $50 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our Company for the third quarter of 2006.

In October 2006, we issued an aggregate of 119,518 shares of common stock valued at $8,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our company in part for the second quarter of 2005 and in part for periods in 2003 and prior.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on November 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 21,000 shares of common stock to four of our employees in November 2006. The options are exercisable at $0.15 per share and expire in three years after grant.

In November 2006, we entered into a Securities Purchase Agreement with four accredited investors (the ”Investors”) for an aggregate amount of (i) $500,000 in secured convertible notes, and (ii) warrants to purchase 20,000,000 shares of our common stock (the “Financing”). We received gross proceeds of $500,000 less financing costs of $5,000 for net proceeds of $495,000.

The Investors received three year convertible notes (the “Notes”) bearing simple interest at 6% per annum. The Notes are convertible into our common stock at a price equal to the lesser of (i) $0.10 or (ii) 55% of the average of the lowest 3 intraday trading prices during the 20 trading day period ending one trading day before the conversion date. Further, the Investors received seven year warrants to purchase a total of 20,000,000 shares of our common stock at an exercise price of $0.04 per share.

In December 2006, we issued an aggregate of 15,000,000 shares of common stock valued at $250,000 to Wallstreet Direct Inc. for corporate marketing services to be performed in 2007.

In February 2007, we issued an aggregate of 2,500 shares of common stock valued at $38 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our Company for the fourth quarter of 2006.

In February 2007, we issued an aggregate of 37,500 shares of common stock valued at $3,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our Company for periods in 2003 and prior.

In February 2007, we issued an aggregate of 16,667 shares of common stock valued at $250 to one of our employees as compensation for services performed on our behalf in his capacity as an employee of our Company for the fourth quarter of 2006.

In January and March 2007, we entered into Securities Purchase Agreements with four accredited investors (the ”Investors”) for an aggregate amount of (i) $500,000 each in secured convertible notes, and (ii) warrants to purchase 20,000,000 shares each of our common stock (the “Financing”).

The Investors received three year convertible notes (the “Notes”) bearing simple interest at 6% per annum. The Notes are convertible into our common stock at a price equal to the lesser of (i) $0.10 or (ii) 55% of the average of the lowest 3 intraday trading prices during the 20 trading day period ending one trading day before the conversion date. Further, the Investors received seven year warrants to purchase a total of 40,000,000 shares of our common stock at an exercise price of $0.01 per share.

In March 2007, we issued an aggregate 3,603,320 shares of common stock to the four Investors discussed above upon the conversion of $24,142 in callable secured convertible notes.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on February 1, 2007. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 71,000 shares of common stock to six of our employees in January and February 2007. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

In April 2007, we issued an aggregate of 97,500 shares of common stock valued at $1,463 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our Company for the fourth quarter of 2006.

In April 2007, we issued an aggregate of 93,750 shares of common stock valued at $1,500 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our Company for the first quarter of 2007.

In April 2007, we issued an aggregate of 62,500 shares of common stock valued at $5,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our Company for periods in 2003 and prior.

In April 2007, we issued an aggregate of 46,667 shares of common stock valued at $747 to two of our employees as compensation for services performed on our behalf as employees of our Company for the first quarter of 2007.

In April 2007, we issued an aggregate of 2,000,000 shares of common stock valued at $46,000 to Newport Capital Consultants, Inc. for corporate marketing services to be performed in 2007 and 2008.

In May 2007, we issued an aggregate of 300,000 shares of common stock valued at $7,200 to J.H. Darbie & Co., Inc. for corporate marketing services to be performed in 2007.

Unpaid salary due three management employees for salary earned from 2001 to 2003 was converted to common stock by the employees in 2003. The shares will be issued when sufficient cash is available to pay the related withholding taxes. The amounts and related number of shares earned by the employees as of May 30, 2007 follows:

	Amount	Shares
John W. Whitney, President	$260,000	3,250,000
Duane H. Rasmussen, Vice President	$160,000	2,000,000
Michael C. Horsley, Controller	$50,000	625,000

On April 24, 2007, John W. Whitney, our President, converted $220,000 of unpaid salary into 10,000,000 shares of common stock. The shares will be issued when sufficient cash is available to pay the related withholding taxes.

On May 30, 2007, John W. Whitney, our President, converted $26,000 of unpaid salary into 2,000,000 shares of common stock. The shares will be issued when sufficient cash is available to pay the related withholding taxes.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on May 1, 2007. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 46,000 shares of common stock to five of our employees in May 2007. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Itronics Inc., a Texas corporation.

Exhibit No.	Description

3.1	Articles of Incorporation of Itronics, Inc.(2)

3.2	Bylaws of Itronics, Inc.(4)

5.1	Gersten Savage LLP Opinion and Consent (Filed herewith.)

10.1	Securities Purchase Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)

10.2	Callable Secured Convertible Note dated July 15, 2005. (1)

10.3	Callable Secured Convertible Note dated July 15, 2005. (1)

10.4	Callable Secured Convertible Note dated July 15, 2005. (1)

10.5	Callable Secured Convertible Note dated July 15, 2005. (1)

10.6	Stock Purchase Warrant dated July 15, 2005. (1)

10.7	Stock Purchase Warrant dated July 15, 2005. (1)

10.8	Stock Purchase Warrant dated July 15, 2005. (1)

10.9	Stock Purchase Warrant dated July 15, 2005. (1)

10.10	Registration Rights Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)

10.11	Guaranty and Pledge Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)

10.12	Security Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)

10.13	Intellectual Property Security Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)

10.14	Manufacturing Agreement dated as of March 6, 1998 by and between Itronics Inc. and Western Farm Service, Inc. (4)

10.15	Securities Purchase Agreement dated July 31, 2006 (3)

10.16
Letter Agreement, dated August 28, 2006 by and among Itronics Inc. (the “Company”), AJW Qualified Partners, LLC (“Qualified”), New Millennium Capital Partners II, LLC (“NMC”), AJW Offshore, Ltd. (“Offshore”), and AJW Partners, LLC (“AJW”, and together with Qualified, NMC and Offshore, the “Investors”), amending the Registration Rights Agreements dated July 15, 2005, August 29, 2005, January 26, 2006, February 17, 2006, and July 31, 2006 respectively by and among the Company and the Investors. (filed herewith)

10.17	Callable Secured Convertible Note dated July 31, 2006. (3)

10.18	Callable Secured Convertible Note dated July 31, 2006. (3)

10.19	Callable Secured Convertible Note dated July 31, 2006. (3)

10.20	Callable Secured Convertible Note dated July 31, 2006. (3)

10.21	Stock Purchase Warrant dated July 31, 2006. (3)

10.22	Stock Purchase Warrant dated July 31, 2006. (3)

10.23	Stock Purchase Warrant dated July 31, 2006. (3)

10.24	Stock Purchase Warrant dated July 31, 2006. (3)

10.25	Registration Rights Agreement dated July 31, 2006 (3)

10.26	Security Agreement dated July 31, 2006(3)

10.27	Intellectual Property Agreement, dated July 31, 2006 (3)

10.28	Securities Purchase Agreement dated November 3, 2006 (5)

10.29	Callable Secured Convertible Note dated November 3, 2006. (5)

10.30	Callable Secured Convertible Note dated November 3, 2006. (5)

10.31	Callable Secured Convertible Note dated November 3, 2006. (5)

10.32	Callable Secured Convertible Note dated November 3, 2006. (5)

10.33	Stock Purchase Warrant dated November 3, 2006. (5)

10.34	Stock Purchase Warrant dated November 3, 2006. (5)

10.35	Stock Purchase Warrant dated November 3, 2006. (5)

10.36	Stock Purchase Warrant dated November 3, 2006. (5)

10.37	Registration Rights Agreement dated November 3, 2006. (5)

10.38	Securities Purchase Agreement dated January 11, 2007 (6)

10.39	Callable Secured Convertible Note dated January 11, 2007 (6)

10.40	Callable Secured Convertible Note dated January 11, 2007 (6)

10.41	Callable Secured Convertible Note dated January 11, 2007 (6)

10.42	Callable Secured Convertible Note dated January 11, 2007 (6)

10.43	Stock Purchase Warrant dated January 11, 2007 (6)

10.44	Stock Purchase Warrant dated January 11, 2007 (6)

10.45	Stock Purchase Warrant dated January 11, 2007 (6)

10.46	Stock Purchase Warrant dated January 11, 2007 (6)

10.47	Registration Rights Agreement dated January 11, 2007 (6)

10.48	Securities Purchase Agreement dated March 7, 2007 (7)

10.49	Callable Secured Convertible Note dated March 7, 2007 (7)

10.50	Callable Secured Convertible Note dated March 7, 2007 (7)

10.51	Callable Secured Convertible Note dated March 7, 2007 (7)

10.52	Callable Secured Convertible Note dated March 7, 2007 (7)

10.53	Stock Purchase Warrant dated March 7, 2007 (7)

10.54	Stock Purchase Warrant dated March 7, 2007 (7)

10.55	Stock Purchase Warrant dated March 7, 2007 (7)

10.56	Stock Purchase Warrant dated March 7, 2007 (7)

10.57	Registration Rights Agreement dated March 7, 2007 (7)

23.1	Cacciamatta Accountancy Corporation (filed herewith).

23.2	Consent of legal counsel (filed herewith).

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 20, 2005.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB filed on August 14, 2006.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 3, 2006.

(4)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on February 14, 2006.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 9, 2006.

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 18, 2007.

(7)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 12, 2007.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
 (iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A,   shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Itronics Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on the 7th day of June 2007.

ITRONICS INC.

Name:	/s/ John W. Whitney John W. Whitney

Title:	President, Treasurer and Director
(Principal Executive and Financial Officer)

Name:	/s/ Michael C. Horsley
Michael C. Horsley

Title:	Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE		TITLE	DATE

By:	/s/ John W. Whitney	President, Treasurer	June 7, 2007
	John W. Whitney	and Director
(Principal Executive and
Financial Officer)

By:	/s/ Howland S. Green	Director	June 7, 2007
Howland S. Green